FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-227784-06

March 5, 2020 FREE WRITING PROSPECTUS COLLATERAL TERM SHEET $788,330,279 (Approximate Total Mortgage Pool Balance) UBS 2020-C19 UBS Commercial Mortgage Securitization Corp. Depositor UBS AG German American Capital Corporation LMF Commercial, LLC (f/k/a Rialto Mortgage Finance, LLC) CIBC Inc. Rialto Real Estate Fund IV – Debt, LP Sponsors and Mortgage Loan Sellers UBS Securities LLC Deutsche Bank Securities Co-Lead Managers and Joint Bookrunners CIBC World Markets Academy Securities Bancroft Capital, LLC Brean Capital Drexel Hamilton Co-Managers The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-227784) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-877-713-1030 (8 a.m. – 5 p.m. EST). The offered certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale and ultimately by the final prospectus relating to the offered certificates. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward- looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of the offered certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the offered certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of UBS Securities LLC, Deutsche Bank Securities Inc., CIBC World Markets Corp., Academy Securities, Inc., Bancroft Capital, LLC, Brean Capital, LLC or Drexel Hamilton, LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the offered certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The offered certificates described herein are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with such class of certificates. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of such certificates. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the certificates. Potential investors are advised and encouraged to review the Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered certificates described in this free writing prospectus.

This free writing prospectus is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this free writing prospectus may not pertain to any securities that will actually be sold. The information contained in this free writing prospectus may be based on assumptions regarding market conditions and other matters as reflected in this free writing prospectus. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this free writing prospectus should not be relied upon for such purposes. The underwriters and their respective affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this free writing prospectus may, from time to time, have long or short positions in, and buy or sell, the offered certificates mentioned in this free writing prospectus or derivatives thereof (including options). Information contained in this free writing prospectus is current as of the date appearing on this free writing prospectus only. None of UBS Securities LLC, Deutsche Bank Securities Inc., CIBC World Markets Corp., Academy Securities, Inc., Bancroft Capital, LLC, Brean Capital, LLC or Drexel Hamilton, LLC provides accounting, tax or legal advice.

The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk

Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Prospectus). See also “Legal Investment” in the Prospectus.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

UBS 2020-C19

Capitalized terms used but not defined herein have the meanings assigned to them in the preliminary prospectus expected to be dated March 10, 2020 relating to the offered certificates (hereinafter referred to as the “Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	UBS Securities LLC Deutsche Bank Securities Inc.
Co-Managers:	CIBC World Markets Corp. Academy Securities, Inc. Bancroft Capital, LLC Brean Capital, LLC Drexel Hamilton, LLC
Mortgage Loan Sellers:	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) (31.3%), LMF Commercial, LLC (f/k/a Rialto Mortgage Finance, LLC) (“LMF”) (23.6%), CIBC Inc. (“CIBC”) (22.7%), Rialto Real Estate Fund IV – Debt, LP (“RREF”) (11.7%), and German American Capital Corporation ("GACC", an indirect wholly owned subsidiary of Deutsche Bank AG) (10.7%)
Master Servicer:	Wells Fargo Bank, National Association
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
Special Servicer:	Rialto Capital Advisors, LLC
Trustee:	Wilmington Trust, National Association
Certificate Administrator:	Wells Fargo Bank, National Association
Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and S&P Global Ratings, acting through Standard & Poor's Financial Services LLC
U.S. Credit Risk Retention:

RREF, the retaining sponsor, intends to satisfy the U.S. credit risk retention requirement through the purchase by one or more “majority-owned affiliates” (as defined in the credit risk retention rules), from the underwriters and initial purchasers, on the Closing Date, of an “eligible vertical residual interest” and an “eligible horizontal residual interest”. The aggregate value of the “eligible vertical residual interest” and the “eligible horizontal residual interest” will collectively satisfy the credit risk retention rules.

As RREF is retaining its right to sell the “eligible horizontal residual interest” to a subsequent third party purchaser in accordance with the provisions of the credit risk retention rules, the pooling and servicing agreement will include the required provisions applicable to an operating advisor necessary for the securitization to comply with the credit risk retention rules utilizing the “third party purchaser” option.

For further discussion on the manner in which the U.S. credit risk retention requirements will be satisfied see “Credit Risk Retention” in the Prospectus.

EU Credit Risk Retention:	None of the sponsors, the depositor, the issuing entity, the underwriters or any other person is required or intends to retain a material net economic interest in the securitization constituted by the issue of the Offered Certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the European Union’s Securitization Regulation (Regulation (EU) 2017/2402). In particular, no person undertakes to take any action which may be required by any investor for the purposes of their compliance with such regulations or similar requirements.
Closing Date:	On or about March 30, 2020
Clean-up Call:	1.0%

Distribution of Collateral by Property Type

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2020-C19

TRANSACTION HIGHLIGHTS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)
UBS AG	19	73	$246,481,477	31.3%
LMF Commercial, LLC	13	13	$186,342,320	23.6%
CIBC Inc.	19	22	$178,674,376	22.7%
Rialto Real Estate Fund IV – Debt, LP(2)	13	17	$92,382,106	11.7%
German American Capital Corporation	2	2	$84,450,000	10.7%
Total	66	127	$788,330,279	100.0%

Pooled Collateral Facts:
Initial Outstanding Pool Balance:	$788,330,279
Number of Mortgage Loans:	66
Number of Mortgaged Properties:	127
Average Mortgage Loan Cut-off Date Balance:	$11,944,398
Average Mortgaged Property Cut-off Date Balance:	$6,207,325
Weighted Average Mortgage Rate:	3.969%
Weighted Average Mortgage Loan Original Term to Maturity Date or ARD (months)(3):	118
Weighted Average Mortgage Loan Remaining Term to Maturity Date or ARD (months)(3):	116
Weighted Average Mortgage Loan Seasoning (months):	1
% of Mortgage Loans Secured by a Property or a Portfolio of Mortgaged Properties Leased to a Single Tenant:	13.7%

Credit Statistics
Weighted Average Mortgage Loan U/W NCF DSCR(4):	2.21x
Weighted Average Mortgage Loan Cut-off Date LTV(4)(5):	59.3%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(3)(4)(5):	52.7%
Weighted Average U/W NOI Debt Yield(4)(5):	11.1%

Amortization Overview
% Mortgage Loans which pay Interest Only through Maturity Date or ARD(3):	40.4%
% Mortgage Loans with Amortization through Maturity Date:	39.5%
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date:	20.1%
Weighted Average Remaining Amortization Term (months)(6):	348

Loan Structural Features
% Mortgage Loans with Upfront or Ongoing Tax Reserves:	73.7%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(7):	77.6%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:	72.5%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(8):	61.9%
% Mortgage Loans with Upfront Engineering Reserves:	26.6%
% Mortgage Loans with Upfront or Ongoing Other Reserves:	42.0%
% Mortgage Loans with In Place Hard Lockboxes:	32.2%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.05x:	89.1%
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:	84.8%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge Only After a Lockout Period and Prior to an Open Period:	10.6%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge or Defeasance After a Lockout Period and Prior to an Open Period:	4.4%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge or Defeasance After a Prepayment with a Yield Maintenance Charge Period Prior to an Open Period:	0.2%

Please see footnotes on the following page.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2020-C19

TRANSACTION HIGHLIGHTS

(1)	Unless otherwise indicated, all references to “% of Initial Outstanding Pool Balance” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to March 2020.

(2)	Rialto Real Estate Fund IV – Debt, LP acquired each of the mortgage loans it is selling to the depositor from BSPRT CMBS Finance, LLC or Ladder Capital Finance LLC. Such mortgage loans were re-underwritten pursuant to Rialto Real Estate Fund IV – Debt, LP’s underwriting guidelines.

(3)	For any mortgage loan with an anticipated repayment date, calculated to or as of, as applicable, that anticipated repayment date.

(4)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Prospectus and Annex A-1 to the Prospectus.

(5)	The Cut-off Date LTV and Maturity Date or ARD LTV for the following mortgage loans are based on an appraised value for one or more mortgaged properties that is not an “As-Is” appraised value.

With respect to the mortgage loan secured by the mortgaged properties identified on Annex A-1 to the Prospectus as Phoenix Industrial Portfolio IV, an achievement reserve in the amount of $4,000,000 was escrowed at origination. The lender will release the funds in the achievement reserve upon borrower request, provided that, at such time, among other things, the occupancy at the Edgerton mortgaged property is not less than 90.0%. The Cut-off Date LTV Ratio is calculated net of such $4,000,000 achievement reserve. The Cut-off Date LTV Ratio based on the Whole Loan Cut-off Date Balance 79.9%, respectively. The U/W NOI Debt Yield and U/W NCF Debt Yield is calculated net of such $4,000,000 achievement reserve. The U/W NOI Debt Yield and U/W NCF Debt Yield based on the Whole Loan Cut-off Date Balance is 9.9% and 8.9%, respectively.

With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Prospectus as Wyndham National Hotel Portfolio, the Cut-off Date LTV, Maturity Date or ARD LTV, and appraised value are based on the aggregate sum of the available "As-Is" and “As-Complete” appraised value of $215,000,000, as of August 1, 2019, which assumes the completion of all renovations for which the lender reserved for at origination. The sum of the “As-Is” appraised values on a stand-alone basis is $209,500,000. The Cut-off Date LTV and Maturity Date or ARD LTV based on the appraised value representing the sum of the “As-Is” appraised values are 68.8% and 47.9%, respectively.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Prospectus as 570 Taxter Road, an achievement reserve in the amount of $1,275,000 was escrowed at origination. The lender will release the funds in the achievement reserve upon borrower request, provided that, at such time, among other things, the occupancy is not less than 93.0% and the NOI Debt Yield is no less than 9.1%. The Cut-off Date LTV Ratio is calculated net of such $1,275,000 achievement reserve. The Cut-off Date LTV Ratio based on the Whole Loan Cut-off Date Balance is 77.4%, respectively. The U/W NOI Debt Yield and U/W NCF Debt Yield are calculated net of such $1,275,000 achievement reserve. The U/W NOI Debt Yield and U/W NCF Debt Yield based on the Whole Loan Cut-off Date Balance are 9.8% and 8.8%, respectively.

With respect to the mortgage loan identified on Annex A-1 to the Prospectus as Hampton Inn Columbus Dublin, the Cut-off Date LTV, Maturity Date or ARD LTV are based with respect to the Mortgage Loan are based on the "As-Complete" Appraised Value of $11,000,000 as of October 1, 2020, which assumes that capital improvements of $2,028,789 will be completed in a competent and timely manner. The “As-Is” Appraised Value for the Mortgaged Property is $8,400,000 as of September 20, 2019. At origination, the borrower deposited $2,231,668 into a PIP reserve. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD assuming the “As-Is” Appraised Value for the Mortgaged Property are 86.9% and 73.1%, respectively.

(6)	Excludes mortgage loans that are interest-only for the full loan term to maturity or the related anticipated repayment date.

(7)	Includes FF&E Reserves.

(8)	Represents the percent of the allocated aggregate principal balance of the mortgage pool as of the Cut-off Date of only the office, retail, industrial, mixed use properties and the mortgage loan identified on Annex A-1 to the Prospectus as Vernon Tower and 1st & Pine, and the mortgaged properties identified on Annex A-1 to the Prospectus as Northwood Duplexes and Carmel Drive Patio Homes, which are both part of the mortgage loan identified on Annex A-1 to the Prospectus as Central California Portfolio.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2020-C19

TRANSACTION HIGHLIGHTS

Class A-2 Principal Paydown(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Dates Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio	U/W NCF DSCR	U/W NOI Debt Yield
A-2	UBS AG	225 Bush	Office	$30,000,000	56	34.6%	3.85x	13.4%

(1)	This table reflects the mortgage loan whose balloon payment will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments (prior to maturity or anticipated repayment date, as applicable), defaults or losses, (ii) there are no extensions of maturity dates or anticipated repayment dates, as applicable and (iii) each mortgage loan is paid in full on its stated maturity date. See “Yield and Maturity Considerations—Yield Considerations” in the Prospectus.

Class A-3 Principal Paydown(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Dates Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio	U/W NCF DSCR	U/W NOI Debt Yield
A-3	UBS AG	Norbrook Arms Apartments	Multifamily	$2,831,000	83	64.3%	1.53x	10.6%

(1)	This table reflects the mortgage loan whose balloon payment will be applied to pay down the Class A-3 certificates, assuming (i) that none of the mortgage loans experience prepayments (prior to maturity or anticipated repayment date, as applicable), defaults or losses, (ii) there are no extensions of maturity dates or anticipated repayment dates, as applicable and (iii) each mortgage loan is paid in full on its stated maturity date. See “Yield and Maturity Considerations—Yield Considerations” in the Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2020-C19

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances
						Weighted Averages(1)
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(3)		Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV Ratio(2)(3)(4)
$875,000	-	$3,500,000	10	$22,309,864	2.8%	4.496%	114	1.74	x	63.3%	56.5%
$3,500,001	-	$8,500,000	23	$135,321,222	17.2%	4.167%	119	2.10	x	61.6%	52.3%
$8,500,001	-	$13,500,000	14	$144,674,089	18.4%	4.149%	119	1.80	x	64.2%	53.2%
$13,500,001	-	$18,500,000	8	$130,844,726	16.6%	4.053%	118	2.09	x	61.9%	54.7%
$18,500,001	-	$23,500,000	3	$64,350,000	8.2%	4.046%	119	2.22	x	65.1%	65.1%
$23,500,001	-	$28,500,000	3	$77,454,376	9.8%	3.833%	119	2.21	x	60.9%	53.7%
$28,500,001	-	$33,500,000	1	$30,000,000	3.8%	3.303%	56	3.85	x	34.6%	34.6%
$33,500,001	-	$38,500,000	1	$34,450,000	4.4%	2.950%	117	3.54	x	39.4%	39.4%
$38,500,001	-	$48,500,000	1	$46,000,000	5.8%	3.840%	120	1.59	x	72.9%	68.8%
$48,500,001	-	$52,926,002	2	$102,926,002	13.1%	3.880%	118	2.53	x	48.4%	43.2%
Total/Weighted Average			66	$788,330,279	100.0%	3.969%	116	2.21	x	59.3%	52.7%

Distribution of Mortgage Rates
						Weighted Averages(1)
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(3)		Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV Ratio(2)(3)(4)
2.9500%	-	3.5000%	5	$142,275,000	18.0%	3.141%	105	3.63	x	43.6%	43.6%
3.5001%	-	3.7000%	5	$81,275,000	10.3%	3.591%	119	2.58	x	61.4%	58.9%
3.7001%	-	3.9000%	7	$112,954,376	14.3%	3.838%	120	1.95	x	66.6%	58.8%
3.9001%	-	4.1000%	15	$139,366,696	17.7%	3.988%	119	1.95	x	62.2%	54.8%
4.1001%	-	4.3000%	9	$97,117,672	12.3%	4.177%	119	1.68	x	63.1%	54.0%
4.3001%	-	4.5000%	10	$61,327,593	7.8%	4.378%	119	1.80	x	62.8%	52.5%
4.5001%	-	4.7000%	8	$65,731,797	8.3%	4.616%	120	1.74	x	64.2%	55.7%
4.7001%	-	5.0900%	7	$88,282,146	11.2%	4.792%	117	1.55	x	58.9%	46.9%
Total/Weighted Average			66	$788,330,279	100.0%	3.969%	116	2.21	x	59.3%	52.7%

Property Type Distribution(1)
					Weighted Averages(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Initial Outstanding Pool Balance(1)	Number of Units/Rooms/ Pads/ NRA/Beds/Acres	Cut-off Date Balance per Unit/Room/Pad/Acres/ NRA(3)	Mortgage Rate	Stated Remaining Term (Mos.)(2)	Occupancy	U/W NCF DSCR(3)		Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV Ratio(2)(3)(4)
Retail	24	$180,374,979	22.9%	1,634,799	$153	3.941%	119	94.9%	2.23	x	61.7%	54.8%
Anchored	9	$107,627,546	13.7%	943,815	$164	3.800%	119	96.8%	2.44	x	60.9%	54.8%
Unanchored	7	$29,202,838	3.7%	340,787	$133	4.226%	119	94.1%	1.76	x	61.2%	49.2%
Shadow Anchored	4	$23,443,946	3.0%	146,189	$170	3.773%	119	82.6%	2.44	x	63.1%	61.4%
Single Tenant	4	$20,100,650	2.5%	204,008	$103	4.482%	119	100.0%	1.55	x	64.7%	55.1%
Office	14	$174,979,628	22.2%	5,225,088	$346	3.395%	107	95.1%	3.12	x	48.1%	44.7%
CBD	3	$114,450,000	14.5%	4,572,711	$461	3.060%	101	97.9%	3.75	x	39.1%	39.1%
Suburban	8	$54,192,628	6.9%	627,077	$114	3.981%	119	88.4%	1.93	x	65.5%	54.9%
Medical	3	$6,337,000	0.8%	25,300	$252	4.444%	119	100.0%	1.77	x	60.7%	57.2%
Multifamily	17	$166,961,700	21.2%	1,996	$131,257	4.027%	118	94.3%	1.91	x	63.2%	58.3%
Garden	13	$125,441,700	15.9%	1,776	$76,183	4.014%	118	93.5%	1.94	x	63.8%	57.6%
Mid Rise	3	$36,070,000	4.6%	190	$315,173	4.093%	118	96.9%	1.74	x	60.9%	59.8%
Age Restricted Housing	1	$5,450,000	0.7%	30	$181,667	3.900%	120	96.7%	2.34	x	64.9%	64.9%
Hospitality	53	$111,505,358	14.1%	4,707	$128,216	4.360%	119	78.1%	2.11	x	62.3%	48.2%
Limited Service	50	$76,231,936	9.7%	4,380	$134,493	4.397%	118	78.3%	2.17	x	61.5%	46.6%
Extended Stay	2	$25,973,422	3.3%	212	$126,743	4.158%	119	80.9%	2.04	x	64.0%	51.1%
Full Service	1	$9,300,000	1.2%	115	$80,870	4.620%	120	69.0%	1.85	x	64.1%	52.1%
Industrial	7	$105,426,002	13.4%	2,826,905	$59	4.288%	119	90.4%	1.52	x	62.3%	55.4%
Warehouse	4	$88,426,002	11.2%	2,139,491	$59	4.367%	119	90.8%	1.41	x	62.0%	54.3%
Flex	2	$10,100,000	1.3%	121,761	$81	3.911%	120	100.0%	2.41	x	57.5%	56.0%
Manufacturing	1	$6,900,000	0.9%	565,653	$21	3.840%	120	72.0%	1.59	x	72.9%	68.8%
Other	5	$21,350,000	2.7%	414,802	$51	4.650%	120	95.9%	1.57	x	66.6%	66.6%
Leased Fee	5	$21,350,000	2.7%	414,802	$51	4.650%	120	95.9%	1.57	x	66.6%	66.6%
Manufactured Housing Community	3	$13,739,496	1.7%	432	$35,869	4.048%	119	95.5%	1.66	x	60.7%	50.8%
Self Storage	2	$7,163,116	0.9%	84,423	$2,598	4.324%	118	90.9%	1.56	x	66.9%	56.4%
Mixed Use	2	$6,830,000	0.9%	75,220	$91	3.970%	119	95.3%	1.86	x	63.3%	53.3%
Office/Retail/Multifamily	1	$4,330,000	0.5%	54,963	$91	3.970%	119	95.4%	1.86	x	63.3%	53.3%
Retail/Office	1	$2,500,000	0.3%	20,257	$91	3.970%	119	95.1%	1.86	x	63.3%	53.3%
Total/Weighted Average	127	$788,330,279	100.0%			3.969%	116	91.8%	2.21	x	59.3%	52.7%

Please see footnotes on page 11.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2020-C19

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Geographic Distribution(1)
				Weighted Averages(1)
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(3)		Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV Ratio(2)(3)(4)
New York	7	$130,447,204	16.5%	3.301%	118	3.12	x	48.7%	48.2%
New York City(5)	6	$130,300,000	16.5%	3.299%	118	3.12	x	48.7%	48.2%
California	12	$120,004,583	15.2%	3.638%	103	2.83	x	55.4%	51.6%
California – Northern(5)	4	$61,357,441	7.8%	3.585%	88	3.10	x	47.3%	41.4%
California – Southern(5)	8	$58,647,142	7.4%	3.694%	119	2.55	x	63.8%	62.2%
Texas	16	$98,033,340	12.4%	4.223%	119	1.75	x	60.8%	52.3%
New Jersey	3	$71,676,002	9.1%	4.468%	119	1.41	x	56.9%	45.7%
Washington	3	$45,135,312	5.7%	4.149%	119	1.95	x	60.9%	52.3%
South Carolina	3	$41,175,494	5.2%	3.783%	119	2.30	x	61.8%	56.5%
Other	83	$281,858,343	35.8%	4.201%	119	1.91	x	65.4%	56.7%
Total/Weighted Average	127	$788,330,279	100.0%	3.969%	116	2.21	x	59.3%	52.7%

Distribution of Cut-off Date LTV Ratios(3)(4)
						Weighted Averages(1)
Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(3)		Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV Ratio(2)(3)(4)
34.6%	-	45.0%	3	$114,450,000	14.5%	3.060%	101	3.75	x	39.1%	39.1%
45.1%	-	50.0%	3	$16,591,471	2.1%	3.975%	120	2.38	x	47.8%	41.9%
50.1%	-	55.0%	6	$78,568,124	10.0%	4.577%	119	1.62	x	54.1%	44.9%
55.1%	-	60.0%	10	$127,604,668	16.2%	3.884%	119	2.25	x	57.9%	50.4%
60.1%	-	65.0%	21	$232,652,065	29.5%	4.041%	119	2.05	x	63.5%	56.1%
65.1%	-	70.0%	16	$131,348,009	16.7%	4.374%	119	1.84	x	67.1%	59.4%
70.1%	-	75.0%	7	$87,115,942	11.1%	3.934%	119	1.63	x	72.1%	63.9%
Total/Weighted Average			66	$788,330,279	100.0%	3.969%	116	2.21	x	59.3%	52.7%

Distribution of Maturity Date or ARD LTV Ratios(2)(3)(4)
						Weighted Averages(1)
Range of LTV Ratios at Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(3)		Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV Ratio(2)(3)(4)
34.6%	-	40.0%	6	$84,133,593	10.7%	3.386%	96	3.30	x	40.3%	37.5%
40.1%	-	50.0%	14	$243,695,430	30.9%	3.995%	118	2.26	x	55.1%	44.8%
50.1%	-	55.0%	14	$109,363,601	13.9%	4.329%	119	1.81	x	62.8%	52.4%
55.1%	-	60.0%	13	$125,598,656	15.9%	4.073%	118	2.06	x	63.3%	56.6%
60.1%	-	65.0%	13	$129,290,000	16.4%	3.811%	119	2.21	x	65.6%	63.1%
65.1%	-	70.0%	6	$96,249,000	12.2%	4.077%	120	1.78	x	69.3%	67.3%
Total/Weighted Average			66	$788,330,279	100.0%	3.969%	116	2.21	x	59.3%	52.7%

Distribution of Underwritten NCF Debt Service Coverage Ratios(3)
						Weighted Averages(1)
Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(3)		Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV Ratio(2)(3)(4)
1.29x	-	1.45x	5	$91,746,002	11.6%	4.481%	119	1.35	x	59.9%	50.5%
1.46x	-	1.55x	5	$33,055,765	4.2%	4.518%	116	1.49	x	64.0%	53.2%
1.56x	-	1.65x	7	$108,170,656	13.7%	4.096%	120	1.59	x	69.9%	64.8%
1.66x	-	1.75x	7	$46,690,230	5.9%	4.179%	118	1.73	x	62.5%	51.1%
1.76x	-	1.85x	11	$95,295,353	12.1%	4.088%	119	1.81	x	61.8%	52.6%
1.86x	-	1.95x	5	$49,926,144	6.3%	4.375%	119	1.90	x	61.7%	47.0%
1.96x	-	2.05x	5	$49,727,434	6.3%	4.309%	119	2.02	x	62.1%	49.2%
2.06x	-	2.25x	4	$22,566,294	2.9%	4.494%	117	2.21	x	60.8%	49.5%
2.26x	-	2.45x	6	$67,002,402	8.5%	3.908%	119	2.35	x	61.6%	55.3%
2.46x	-	2.65x	1	$16,750,000	2.1%	3.630%	119	2.62	x	63.0%	63.0%
2.66x	-	4.01x	10	$207,400,000	26.3%	3.296%	109	3.36	x	48.5%	48.5%
Total/Weighted Average			66	$788,330,279	100.0%	3.969%	116	2.21	x	59.3%	52.7%

Please see footnotes on page 11.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2020-C19

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Original Terms to Maturity or ARD(2)
				Weighted Averages(1)
Original Terms to Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(3)		Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV Ratio(2)(3)(4)
60	1	$30,000,000	3.8%	3.303%	56	3.85	x	34.6%	34.6%
84	1	$2,831,000	0.4%	4.880%	83	1.53	x	64.3%	59.2%
120	64	$755,499,279	95.8%	3.992%	119	2.15	x	60.3%	53.4%
Total/Weighted Average	66	$788,330,279	100.0%	3.969%	116	2.21	x	59.3%	52.7%

Distribution of Remaining Terms to Maturity or ARD(2)
						Weighted Averages(1)
Range of Remaining Terms to Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(3)		Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV Ratio(2)(3)(4)
56	-	61	1	$30,000,000	3.8%	3.303%	56	3.85	x	34.6%	34.6%
81	-	84	1	$2,831,000	0.4%	4.880%	83	1.53	x	64.3%	59.2%
116	-	120	64	$755,499,279	95.8%	3.992%	119	2.15	x	60.3%	53.4%
Total/Weighted Average			66	$788,330,279	100.0%	3.969%	116	2.21	x	59.3%	52.7%

Distribution of Underwritten NOI Debt Yields(3)(4)
						Weighted Averages(1)
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(3)		Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV Ratio(2)(3)(4)
7.4%	-	9.0%	11	$150,795,002	19.1%	4.426%	119	1.50	x	60.6%	54.9%
9.1%	-	9.5%	5	$47,774,765	6.1%	4.214%	119	1.94	x	65.0%	59.8%
9.6%	-	10.0%	5	$67,570,000	8.6%	3.812%	119	2.25	x	62.3%	58.9%
10.1%	-	10.5%	7	$51,043,471	6.5%	3.871%	119	2.26	x	61.3%	58.1%
10.6%	-	11.0%	9	$151,952,356	19.3%	3.669%	118	2.28	x	61.0%	56.2%
11.1%	-	11.5%	3	$25,065,942	3.2%	3.968%	119	1.71	x	66.4%	56.5%
11.6%	-	12.0%	6	$86,996,292	11.0%	3.408%	118	3.06	x	49.9%	44.8%
12.1%	-	12.5%	1	$14,161,890	1.8%	4.405%	118	1.98	x	64.4%	52.0%
12.6%	-	13.0%	4	$45,488,913	5.8%	4.085%	119	1.91	x	62.4%	47.8%
13.1%	-	13.5%	2	$38,476,686	4.9%	3.519%	70	3.37	x	42.0%	39.1%
13.6%	-	14.0%	1	$9,000,000	1.1%	4.550%	120	2.04	x	68.2%	55.2%
14.1%	-	16.4%	12	$100,004,961	12.7%	4.268%	118	2.37	x	59.4%	46.9%
Total/Weighted Average			66	$788,330,279	100.0%	3.969%	116	2.21	x	59.3%	52.7%

Amortization Types
				Weighted Averages(1)
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(3)		Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV Ratio(2)(3)(4)
Full IO	19	$316,807,000	40.2%	3.580%	112	2.90	x	53.4%	53.4%
Amortizing	29	$311,148,279	39.5%	4.296%	119	1.81	x	61.0%	47.7%
Partial IO	16	$158,576,000	20.1%	4.096%	119	1.60	x	67.8%	60.8%
Full IO, ARD	2	$1,799,000	0.2%	4.760%	120	1.80	x	70.0%	70.0%
Total/Weighted Average	66	$788,330,279	100.0%	3.969%	116	2.21	x	59.3%	52.7%

Loan Purposes
				Weighted Averages(1)
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(3)		Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV Ratio(2)(3)(4)
Refinance	44	$612,555,006	77.7%	3.961%	116	2.16	x	59.4%	52.8%
Acquisition	19	$130,733,803	16.6%	4.257%	117	2.12	x	64.8%	56.1%
Recapitalization	3	$45,041,471	5.7%	3.237%	118	3.13	x	41.9%	40.8%
Total/Weighted Average	66	$788,330,279	100.0%	3.969%	116	2.21	x	59.3%	52.7%

Please see footnotes on page 11.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2020-C19

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

(1)	Unless otherwise indicated, all references to “% of Initial Outstanding Pool Balance” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to March 2020.

(2)	For any mortgage loan with an anticipated repayment date, calculated to or as of, as applicable, that anticipated repayment date.

(3)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Prospectus and Annex A-1 to the Prospectus.

(4)	The Cut-off Date LTV and Maturity Date or ARD LTV for the following mortgage loans are based on an appraised value for one or more mortgaged properties that is not an “As-Is” appraised value.

With respect to the mortgage loan secured by the mortgaged properties identified on Annex A-1 to the Prospectus as Phoenix Industrial Portfolio IV, an achievement reserve in the amount of $4,000,000 was escrowed at origination. The lender will release the funds in the achievement reserve upon borrower request, provided that, at such time, among other things, the occupancy at the Edgerton mortgaged property is not less than 90.0%. The Cut-off Date LTV Ratio is calculated net of such $4,000,000 achievement reserve. The Cut-off Date LTV Ratio based on the Whole Loan Cut-off Date Balance 79.9%, respectively. The U/W NOI Debt Yield and U/W NCF Debt Yield is calculated net of such $4,000,000 achievement reserve. The U/W NOI Debt Yield and U/W NCF Debt Yield based on the Whole Loan Cut-off Date Balance is 9.9% and 8.9%, respectively.

With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Prospectus as Wyndham National Hotel Portfolio, the Cut-off Date LTV, Maturity Date or ARD LTV, and appraised value are based on the aggregate sum of the available "As-Is" and “As-Complete” appraised value of $215,000,000, as of August 1, 2019, which assumes the completion of all renovations for which the lender reserved for at origination. The sum of the “As-Is” appraised values on a stand-alone basis is $209,500,000. The Cut-off Date LTV and Maturity Date or ARD LTV based on the appraised value representing the sum of the “As-Is” appraised values are 68.8% and 47.9%, respectively.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Prospectus as 570 Taxter Road, an achievement reserve in the amount of $1,275,000 was escrowed at origination. The lender will release the funds in the achievement reserve upon borrower request, provided that, at such time, among other things, the occupancy is not less than 93.0% and the NOI Debt Yield is no less than 9.1%. The Cut-off Date LTV Ratio is calculated net of such $1,275,000 achievement reserve. The Cut-off Date LTV Ratio based on the Whole Loan Cut-off Date Balance is 77.4%, respectively. The U/W NOI Debt Yield and U/W NCF Debt Yield are calculated net of such $1,275,000 achievement reserve. The U/W NOI Debt Yield and U/W NCF Debt Yield based on the Whole Loan Cut-off Date Balance are 9.8% and 8.8%, respectively.

With respect to the mortgage loan identified on Annex A-1 to the Prospectus as Hampton Inn Columbus Dublin, the Cut-off Date LTV, Maturity Date or ARD LTV are based with respect to the Mortgage Loan are based on the "As-Complete" Appraised Value of $11,000,000 as of October 1, 2020, which assumes that capital improvements of $2,028,789 will be completed in a competent and timely manner. The “As-Is” Appraised Value for the Mortgaged Property is $8,400,000 as of September 20, 2019. At origination, the borrower deposited $2,231,668 into a PIP reserve. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD assuming the “As-Is” Appraised Value for the Mortgaged Property are 86.9% and 73.1%, respectively.

(5)	“California—Northern” includes zip codes above 93600, and “California—Southern” includes zip codes at or below 93600. “New York City” includes zip codes at 10001 through 11697.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2020-C19

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per Room/NRA(1)	Cut-off Date LTV Ratio(1)	U/W NCF DSCR(1)	U/W NOI Debt Yield(1)
Supor Industrial Portfolio	LMF	Harrison, NJ	Industrial	$52,926,002	6.7%	$85	54.7%	1.29x	8.0%
1633 Broadway	GACC	New York, NY	Office	$50,000,000	6.3%	$391	41.7%	3.84x	11.9%
Phoenix Industrial Portfolio IV(2)	UBS AG	Various, Various	Industrial	$46,000,000	5.8%	$21	72.9%	1.59x	10.8%
55 Hudson Yards	GACC	New York, NY	Office	$34,450,000	4.4%	$660	39.4%	3.54x	11.0%
225 Bush	UBS AG	San Francisco, CA	Office	$30,000,000	3.8%	$351	34.6%	3.85x	13.4%
SpringHill Suites Monterey Beach	CIBC	Marina, CA	Hospitality	$28,454,376	3.6%	$268,438	59.8%	2.41x	14.6%
Coligny Plaza	CIBC	Hilton Head Island, SC	Retail	$25,000,000	3.2%	$274	58.3%	2.72x	10.0%
Upland Park Townhomes	LMF	Houston, TX	Multifamily	$24,000,000	3.0%	$84,211	65.0%	1.45x	8.8%
Lafayette Gardens	UBS AG	Lafayette, LA	Multifamily	$22,000,000	2.8%	$91,667	65.1%	2.26x	9.4%
Shabsels Fee Portfolio II	UBS AG	Various, Various	Other	$21,350,000	2.7%	$51	66.6%	1.57x	7.4%
Total/Weighted Average				$334,180,379	42.4%		54.8%	2.47x	10.6%
(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV Ratio, U/W NCF DSCR, Debt Yield and Balance per Room/NRA calculations in this Term Sheet include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable. Additionally, LTV Ratio, U/W NCF DSCR, Debt Yield and Balance per Room/NRA figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)	With respect to the mortgage loan secured by the mortgaged properties identified on Annex A-1 to the Prospectus as Phoenix Industrial Portfolio IV, an achievement reserve in the amount of $4,000,000 was escrowed at origination. The lender will release the funds in the achievement reserve upon borrower request, provided that, at such time, among other things, the occupancy at the Edgerton mortgaged property is not less than 90.0%. The Cut-off Date LTV Ratio is calculated net of such $4,000,000 achievement reserve. The Cut-off Date LTV Ratio based on the Whole Loan Cut-off Date Balance 79.9%, respectively. The U/W NOI Debt Yield and U/W NCF Debt Yield is calculated net of such $4,000,000 achievement reserve. The U/W NOI Debt Yield and U/W NCF Debt Yield based on the Whole Loan Cut-off Date Balance is 9.9% and 8.9%, respectively.

Subordinate Debt Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Mortgage Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV Ratio	Total Mortgage Debt Cut-off Date LTV Ratio(1)	Trust U/W NOI Debt Yield	Total Mortgage Debt U/W NOI Debt Yield(1)
1633 Broadway	$50,000,000	$951,000,000	$249,000,000	3.84x	3.08x	41.7%	52.1%	11.9%	9.5%
55 Hudson Yards	$34,450,000	$910,550,000	$300,000,000	3.54x	2.69x	39.4%	51.9%	11.0%	8.3%
225 Bush	$30,000,000	$173,600,000	$146,400,000	3.85x	2.24x	34.6%	59.4%	13.4%	7.8%

(1)	Total Mortgage Debt U/W NCF DSCR, Total Mortgage Debt Cut-off Date LTV Ratio and Total Mortgage Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), and related subordinate companion loan(s) and excludes related mezzanine loan(s), if any.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2020-C19

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Pari Passu Companion Loan Summary

Mortgage Loan	Note(s)	Original Balance	Holder of Note(1)	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
1633 Broadway	A-2-C-2	$50,000,000	UBS 2020-C19	No	KeyBank National Association	Situs Holdings, LLC
	A-3-C-1-A, A-3-C-3, A-3-C-4, A-3-C-7	$127,850,000	JPMorgan Chase Bank, National Association	No
	A-3-C-5, A-3-C-6	$50,000,000	BMARK 2020-B17(2)	No
	A-1-C-3, A-1-C-4, A-1-C-6, A-1-C-7	$122,500,000	Goldman Sachs Bank USA	No
	A-2-C-3-A, A-2-C-4, A-2-C-6, A-2-C-7	$120,000,000	DBR Investments Co. Limited	No
	A-1-C-1 (controlling), A-1-C-5,A-2-C-1-A	$110,000,000	CGCMT 2020-GC46	No
	A-4-C-1, A-4-C-2	$100,000,000	BANK 2020-BNK25	No
	A-4-C-3	$40,000,000	Wells Fargo Bank, National Association	No
	A-4-C-6, A-4-C-7	$40,000,000	BANK 2020-BNK26(3)	No
	A-4-C-4, A-4-C-5	$70,000,000	WFCM 2020-C55	No
	A-2-C-3-B, A-3-C-2	$64,650,000	BMARK 2020-IG1	No
	A-1-C-2, A-2-C-5	$60,000,000	GSMS 2020-GC45	No
	A-2-C-1-B, A-3-C-1-B	$45,000,000	BMARK 2020-B16	No
	A-1-S-1, A-2-S-1, A-3-S-1, A-4-S-1	$1,000,000	BWAY 2019-1633	No
	B-1, B-2, B-3, B-4(4)	$249,000,000	BWAY 2019-1633	Yes
	Total	$1,250,000,000
55 Hudson Yards	A-2-C4, A-2-C6	$34,450,000	UBS 2020-C19	No	Wells Fargo Bank, National Association	CWCapital Asset Management, LLC
	A-1-S1 (controlling), A-1-C1, A-1-S2, A-1-C2, A-1-S3, A-1-C8, A-2-S1, A-2-C1, A-2-S2, A-2-C2, A-2-S3, A-2-C8, A-3-S1, A-3-C1, A-3-S2, A-3-C2, A-3-S3, A-3-C8	$510,500,000	Hudson Yards 2019-55HY	No
	A-1-C3, A-1-C4	$56,700,000	BANK 2020-BNK26(2)	No
	A-1-C7	$54,000,000	Wells Fargo Bank, National Association	No
	A-1-C5, A-3-C5	$100,000,000	BANK 2019-BNK24	No
	A-1-C6, A-3-C6	$100,000,000	BANK 2020-BNK25	No
	A-2-C3, A-2-C5, A-2-C7	$52,450,000	BMARK 2020-IG1	No

	A-3-C3, A-3-C4, A-3-C7	$36,900,000	MSC 2020-L4	No
	B-1, B-2, B-3(4)	$300,000,000	Hudson Yards 2019-55HY	Yes
	Total	$1,245,000,000
225 Bush	A-3	$30,000,000	UBS 2020-C19	No	Midland Loan Services, a Division of PNC Bank, National Association.	Midland Loan Services, a Division of PNC Bank, National Association.
	A-1 (controlling), A-6	$60,000,000	BMARK 2019-B14	No
	A-2	$50,000,000	COMM 2019-GC44	No
	A-4	$35,000,000	UBS 2019-C18	No
	A-5	$28,600,000	CF 2019-CF3	No
	B(4)	$146,400,000	BMARK 2019-B14	Yes
	Total	$350,000,000
Coligny Plaza	A-1 (controlling)	$25,000,000	UBS 2020-C19	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	A-2	$11,000,000	CIBC	No
	Total	$36,000,000
Vernon Tower	A-2	$16,800,000	UBS 2020-C19	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	A-1 (controlling)	$26,450,000	WFCM 2020-C55	Yes
	Total	$43,250,000
Wyndham National Hotel Portfolio	A-2	$16,800,000	UBS 2020-C19	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	A-1 (controlling), A-8	$35,000,000	UBS 2019-C18	Yes
	A-3, A-4, A-5, A-6, A-7, A-9, A-10, A-11, A-12	$93,200,000	UBS AG	No
	Total	$145,000,000

Please see footnotes below:

(1)	Identifies the expected holder as of the Closing Date.

(2)	The BMARK 2020-B17 securitization transaction is expected to close on or about March 24, 2020

(3)	The BANK 2020-BNK26 securitization transaction is expected to close on or about March 12, 2020.

(4)	The related whole loan will be serviced pursuant to the indicated pooling and servicing agreement or trust and servicing agreement, as applicable. However, so long as no “control appraisal period” (or similar term) has occurred and is continuing, the holder of the related subordinate companion loan will be the controlling noteholder and will have the right to approve certain modifications and consent to certain actions taken with respect to the related whole loan. If a control appraisal period has occurred and is continuing, the holder of the note indicated as the “controlling” note will be the controlling noteholder.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2020-C19

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Previous Securitization History(1)
Mortgaged Property	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Previous Securitization(s)
Supor Industrial Portfolio	LMF	Harrison, NJ	Industrial	$52,926,002	6.7%	LNCR 2018-CRE1; LNCR 2019-CRE2
225 Bush	UBS AG	San Francisco, CA	Office	$30,000,000	3.8%	GSMS 2016-GS4; GSMS 2017-GS5
Upland Park Townhomes	LMF	Houston, TX	Multifamily	$24,000,000	3.0%	BANC 2016-CRE 1
Lafayette Gardens	UBS AG	Lafayette, LA	Multifamily	$22,000,000	2.8%	FNA 2012-M5; FNA 2012-M3
Oakridge Terrace Apartments	CIBC	Lancaster, CA	Multifamily	$21,000,000	2.7%	CGCMT 2014-GC19
Vernon Tower	RREF	Astoria, NY	Multifamily	$16,800,000	2.1%	WFCM 2020-C55
ShopRite Warwick	CIBC	Warwick, NY	Retail	$16,750,000	2.1%	WFRBS 2011-C2
Twilley Center	LMF	Salisbury, MD	Retail	$9,286,292	1.2%	M360 2018-CRE1
3445 Causeway	UBS AG	Metairie, LA	Office	$6,000,000	0.8%	JPMBB 2014-C26
American Water - Pensacola	UBS AG	Pensacola, FL	Office	$5,965,942	0.8%	JPMBB 2014-C26
Shoppes at Citiside	UBS AG	Charlotte, NC	Retail	$4,600,000	0.6%	LBUBS 2007-C6
Ranch at Cooper River Apartments	RREF	Moncks Corner, SC	Multifamily	$3,394,839	0.4%	FRESB 2015-SB2
Norbrook Arms Apartments	UBS AG	Louisville, KY	Multifamily	$2,831,000	0.4%	FNA 2017-M11
(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in one or more conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

500 Supor Boulevard and 505 Manor Avenue Harrison, NJ 07029	Collateral Asset Summary – Loan No. 1 Supor Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$52,926,002 54.7% 1.29x 8.0%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

500 Supor Boulevard and 505 Manor Avenue Harrison, NJ 07029	Collateral Asset Summary – Loan No. 1 Supor Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$52,926,002 54.7% 1.29x 8.0%

Supor Industrial Portfolio
505 Manor Avenue & 500 Supor Boulevard
Harrison, NJ 07029
Harrison
Kearny
East Newark
HUDSON COUNTY
ESSEX COUNTY
NEWARK
Downtown
North Ironbound
Ironbound District
South Ironbound
East Ferry
Forest Hill
Mt. Pleasant/ Lower Broadway
University Heights
Branch Brook Park
Branch Brook Lake
West Hudson Park
Riverfront Park
Independence Park
Passaic River
Newark Bay
Red Bull Arena
Kearny Plaza Shopping Center
Walmart Connection Center
Newark Penn Station
New Jersey Institute of Technology
Rutgers University-Newark
Essex County College
NJ Performing Arts Center
Seton Hall Univ. School of Law
Prudential Center
Ironbound Recreation Center
Newark Symphony Hall
Newark Liberty International Airport
New Jersey Turnpike
New Jersey Tpke
NJ TRANSIT
PATH
Harrison Ave
Newark Tpke
Central Ave
Raymond Blvd
Market St
Ferry St
Frontage Rd
Jersey City 4 miles
N.Y. City 10 miles
NEW JERSEY
NEW YORK CITY
MANHATTAN
BROOKLYN
QUEENS
STATEN ISLAND
PATERSON
YONKERS
Atlantic Ocean

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

500 Supor Boulevard and 505 Manor Avenue Harrison, NJ 07029	Collateral Asset Summary – Loan No. 1 Supor Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$52,926,002 54.7% 1.29x 8.0%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	LMF			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Location:	Harrison, NJ 07029
				General Property Type:	Industrial
Original Balance:	$53,000,000			Detailed Property Type:	Warehouse
Cut-off Date Balance:	$52,926,002			Title Vesting:	Fee Simple
% of Initial Pool Balance:	6.7%			Year Built/Renovated:	1930/N/A
Loan Purpose:	Refinance			Size:	626,134 SF
Borrower Sponsor(1):	Joseph Supor III			Cut-off Date Balance per SF:	$85
Mortgage Rate:	4.72000%			Maturity Date Balance per SF:	$69
Note Date:	1/31/2020			Property Manager:	Supor Properties Management LLC (borrower-related)
First Payment Date:	3/6/2020
Maturity Date:	2/6/2030
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI(4):	$4,250,000
Seasoning:	1 month			UW NOI Debt Yield:	8.0%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity:	9.8%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.29x
Additional Debt Type:	N/A			Most Recent NOI(5):	$6,511,347 (12/31/2019)
Additional Debt Balance:	N/A			2nd Most Recent NOI(5):	$3,172,953 (12/31/2018)
Future Debt Permitted (Type)(2):	Yes (Mezzanine)			3rd Most Recent NOI(5):	$4,300,264 (12/31/2017)
Reserves(3)				Most Recent Occupancy(6):	100.0% (12/31/2019)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	N/A
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$96,800,000 (12/20/2019)
Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio:	54.7%
Operating Tenant TI/LC:	$0	Springing	N/A	Maturity Date LTV Ratio:	44.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$53,000,000	100.0%	Loan Payoff:	$45,233,020	85.3%
			Closing Costs:	$1,525,786	2.9%
			Return of Equity:	$6,241,194	11.8%
Total Sources:	$53,000,000	100.0%	Total Uses:	$53,000,000	100.0%

(1)	Borrower Sponsor includes Joseph Supor III and Joseph Supor III as trustee of the Marital Trust under the last will and testament of Joseph Supor, Jr.

(2)	See “Mezzanine Loans and Preferred Equity” below for further discussion of additional permitted debt.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	The Supor Industrial Portfolio Property (as defined below) is structured with a 20-year, absolute net operating lease agreement between the Supor Industrial Portfolio Borrowers (as defined below) and two borrower-affiliated entities as the direct tenants. These direct tenants enter into subleases and contracts at the Supor Industrial Portfolio Property with end user tenants. UW NOI reflects the contractual rent due from borrower-affiliated tenants under the operating lease, such rent is due regardless of the amount of rents collected from end-user tenants.

(5)	The Most Recent NOI, 2nd Most Recent NOI, and 3rd Most Recent NOI reflect the look-through to the Supor Industrial Portfolio Property operating on a multi-tenant level. At origination, an operating lease was put in place.

(6)	Most Recent Occupancy reflects the operating lease between the Supor Industrial Portfolio Borrowers and the borrower-affiliated tenants.

The Mortgage Loan. The largest mortgage loan (the “Supor Industrial Portfolio Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $53,000,000, which is secured by a first priority fee mortgage encumbering a 626,134 SF industrial warehouse complex property located in Harrison, New Jersey (the “Supor Industrial Portfolio Property”). The proceeds of the Supor Industrial Portfolio Mortgage Loan were used to refinance existing debt on the Supor Industrial Portfolio Property, pay closing costs, and return equity to the borrower sponsor.

The Borrowers and the Borrower Sponsor. The borrowers are J. Supor Realty Group LLC and Supor Manor Realty Group LLC (collectively, the “Supor Industrial Portfolio Borrowers”), each a Delaware limited liability company structured to be bankruptcy remote, with two independent directors. Legal counsel to the Supor Industrial Portfolio Borrowers delivered a non-consolidation opinion in connection with the origination of the Supor Industrial Portfolio Mortgage Loan. The borrower sponsor and non-recourse guarantor of the Supor Industrial Portfolio Mortgage Loan is Joseph Supor III, individually, and Joseph Supor III as trustee of the Martial Trust Under the Last Will and Testament of Joseph Supor, Jr.

Joseph Supor III is the principal owner, CEO, and Chairman of J. Supor & Son, a privately held company founded in 1948 and a family owned and operated company for 60 years with its headquarters in Kearny, New Jersey. J. Supor & Son specializes in heavy hauling, transportation, rigging, storage and recovery of substantial projects and provides import/export shipping expertise using its indoor/outdoor, industrial grade equipment. J. Supor & Son services include, but are not limited to the rigging, transportation, permitting, logistics and storage of large and sophisticated industrial cargo, using specially trained operators and heavy machinery. These services span across North America and select international markets.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

500 Supor Boulevard and 505 Manor Avenue Harrison, NJ 07029	Collateral Asset Summary – Loan No. 1 Supor Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$52,926,002 54.7% 1.29x 8.0%

The Property. The Supor Industrial Portfolio Property is comprised of a 626,134 SF industrial warehouse complex with separate parcels located at 500 Supor Boulevard and 505 Manor Avenue, Harrison, New Jersey, approximately 0.2 miles from each other. The Supor Industrial Portfolio Property is utilized as an industrial storage and staging space for tenants traditionally involved in large manufacturing or infrastructure projects in Manhattan and the greater Tri-state area. The Supor Industrial Portfolio Property is structured with a 20-year, absolute net operating lease agreement (the “Supor Operating Lease”) between the Supor Industrial Portfolio Borrowers and J. Supor Realty LLC and Supor Manor Realty LLC, which are borrower-affiliated entities, as direct tenants (collectively, the “Operating Tenant”), which in turn enter into subleases and contracts at the Supor Industrial Portfolio Property with end user tenants. The Supor Operating Lease provides for initial annual triple net rent of $4.25 million subject to a 2.0% rent escalation every five years, beginning in January 2025, and has four, five-year lease extensions. Payments under the Supor Operating Lease are not contingent upon any underlying sub-leases, and the Supor Operating Lease is guaranteed by Joseph Supor III and Joseph Supor III as trustee of the Martial Trust Under the Last Will and Testament of Joseph Supor, Jr.

The Supor Industrial Portfolio Property is located approximately 12.9 miles from the Port of New York & New Jersey, and 10.8 miles west of Manhattan. The Supor Industrial Portfolio Property is a staging location for tenants involved in large infrastructure projects such as the LaGuardia and Newark Airport terminal renovations, Hudson Yards, Grand Central, Port Authority, and the American Dream Mall. Over the past 12 months, the Supor Industrial Portfolio Property has been rented to and utilized by over 80 companies; the three largest sub-tenants at the Supor Industrial Portfolio Property by rent, Public Service Enterprise Group, Inc. (Fitch/Moody’s/S&P: BBB+/Baa1/BBB+), Con Edison (Fitch/Moody’s/S&P: BBB+/Baa1/A-) and Siemens (Fitch/Moody’s/S&P: A/A1/A+), have been at the Supor Industrial Portfolio Property for over 15 years and represent approximately 36% of the third party rent generated as of the fiscal year ending December 2019.

The 500 Supor Boulevard building is used for the storage of heavy equipment and machinery with 16 overhead cranes used for the movement of bulk goods. The 500 Supor Boulevard building is situated on a 21.5-acre site. The improvement consists of one, single-story building developed in 1930, which includes 307,907 SF of ground level space and an additional 144,763 SF of useable mezzanine space. The 500 Supor Boulevard building has variable ceiling heights that ranges from 22 to 80 feet, along with eight grade level doors. Additionally, the 500 Supor Boulevard building includes eight, 160’ x 72’ outdoor storage tents that are anchored into four square foot concrete blocks which add an additional 92,160 SF of covered storage and staging space, which are excluded from the net rentable area.

The 505 Manor Avenue building is used for the storage of heavy equipment and machinery with four overhead cranes to assist with the movement of items in and out of the building. The 505 Manor Avenue building is situated on a 5.7-acre site improved with 173,464 SF of warehouse space.

The following table presents certain information relating to the Supor Operating Lease at the Supor Industrial Portfolio Property:

Operating Tenant Summary(1)
Operating Tenant Name	Credit Rating (Fitch/Moody's/S&P)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
J Supor Realty LLC & Supor Manor Realty LLC(2)	NR/NR/NR	626,134	100.0%(3)	$4,250,000	100.0%	$6.79	1/31/2040
Subtotal/Wtd. Avg.		626,134	100.0%	$4,250,000	100.0%	$6.79
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		626,134	100.0%	$4,250,000	100.0%	$6.79

(1)	Information is based on the underwritten rent roll for the Supor Operating Lease.

(2)	J Supor Realty LLC & Supor Manor Realty LLC are affiliates of the Supor Industrial Portfolio Borrowers.

(3)	Approximate % of SF reflects solely the Supor Operating Lease. For information on the sub-tenants see the table below.

The following table presents certain information relating to the top 10 sub-tenant accounts/end users at the Supor Industrial Portfolio Property:

Top 10 Sub-Tenant Accounts
Customer	Rental Revenue	% of Rental Revenue(1)	Subtenant Start Date(2)
PSE&G Company	$1,860,279	19.5%	2005
Con Edison (Supor Trucking LLC)	$894,122	9.4%	2004
Siemens Energy Inc.	$703,049	7.4%	2005
Permasteelisa N.A.	$622,620	6.5%	2005
Williams-Transco	$616,400	6.5%	2017
Machinery Values(3)	$573,000	6.0%	1994
Harrison Warehouse	$540,000	5.7%	1994
SC Group, LLC	$361,574	3.8%	2018
Owen Steel Company	$295,002	3.1%	2018
Elicc Americas Corp	$259,215	2.7%	2013
Total	$6,725,260	70.6%

Source: Borrower Customer Rent Roll

(1)	% of Rental Revenue is based on the trailing 12-month period ending December 31, 2019 and includes rental income, storage and handling charges totaling $9,526,681.

(2)	Sub-tenant Start Date refers to the year the related sub-tenant began leasing space at the Supor Industrial Portfolio Property.

(3)	A portion of the space leased to Machinery Values is included in the Release Parcel (as defined below). See “Release of Property” below.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

500 Supor Boulevard and 505 Manor Avenue Harrison, NJ 07029	Collateral Asset Summary – Loan No. 1 Supor Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$52,926,002 54.7% 1.29x 8.0%

The following table presents certain information relating to the lease rollover schedule at the Supor Industrial Portfolio Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total UW Base Rent Rolling	Approx. Cumulative % of Total UW Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2028	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2029	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2030	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2031 & Beyond	1	626,134	100.0%	100.0%	$6.79	$4,250,000	100.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	626,134	100.0%		$6.79	$4,250,000	100.0%

(1)	Information is based on the underwritten Supor Operating Lease rent roll.

The Market. The Supor Industrial Portfolio Property is located in Harrison, Hudson County, New Jersey, within the New York-Newark-Jersey City, NY-NJ-PA metropolitan statistical area (the “New York MSA”). The New York MSA is the most populated area within the United States, according to the appraisal. Harrison County is bordered by the Hudson River and the Upper New York Bay to the east, Kill Van Kull Newark Bay, the Hackensack River and the Passaic River to the west. According to the appraisal, the New York MSA had a 2019 total population of 20.0 million and experienced an annual growth rate of 0.3%.

The Supor Industrial Portfolio Property is located approximately 9.4 miles west of the New York central business district. Primary access to the region is provided by Interstate 280 and Interstate 95. The Supor Industrial Portfolio Property neighborhood is developed primarily for industrial/warehouse use along major arterials that are interspersed with multi-family complexes and single-family residential development removed from arterials. Other notable developments in the neighborhood include the Red Bull soccer stadium, the new Harrison Port Authority Trans-Hudson (“PATH”) station, Rutgers University at Newark and the New Jersey Institute of Technology. In June 2019, PATH opened the new eastbound PATH station in Harrison, completing the second phase of a comprehensive, $256 million redevelopment project that will improve travel for the riders who use the facility daily. This four phase redevelopment program also includes the new westbound station house that opened in October 2018 and the renovation of the two existing buildings while creating other amenities and services in the station and vicinity. Additionally, Newark Liberty International Airport is located approximately 5.3 miles southwest of the Supor Industrial Portfolio Property. According to a third party market research report, the 2019 population within a one-, three-and five-mile-radius of the Supor Industrial Portfolio Property was 34,405, 256,433 and 758,393, respectively. The 2019 average household income within a one-, three-and five-mile radius of the Supor Industrial Portfolio Property was $75,821, $61,473 and $70,795.

According to a third party market report, the Supor Industrial Portfolio Property is located in the Northern New Jersey industrial market and the Lyndhurst/Harrison industrial submarket. As of the third quarter 2019, the Northern New Jersey industrial market consisted of 216.9 million SF of industrial space. The Northern New Jersey industrial market reported a vacancy rate of 3.8% and asking rents of $8.11 PSF. As of the third quarter 2019, there was 134,576 SF under construction and positive net absorption of 939,603 SF. The Lyndhurst/Harrison industrial submarket consisted of 22.0 million SF of industrial space. The Lyndhurst/Harrison industrial submarket reported a vacancy rate of 2.0% and asking rents of $10.42 PSF. As of the third quarter 2019, there was no new construction and positive net absorption of 117,529 SF.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

500 Supor Boulevard and 505 Manor Avenue Harrison, NJ 07029	Collateral Asset Summary – Loan No. 1 Supor Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$52,926,002 54.7% 1.29x 8.0%

The following table presents comparable sales with respect to the Supor Industrial Portfolio Property:

Comparable Property Sale Summary
Property Name/Location	Sale Date	Year Built/ Renovated	Total NRA (SF)	Total Occupancy	Sale Price	Unadjusted Sale Price PSF
505 Manor Avenue & 500 Supor Boulevard Harrison, NJ	N/A	1930/N/A	626,134(1)	100.0%(1)	$96,800,000(2)	$155(2)
1000-1108 Jefferson Avenue and 2-38 Pershing Avenue Elizabeth, NJ	May 2019	1980/N/A	190,000	100.0%	$24,808,700	$131
21 Caven Point Avenue Jersey City, NJ	April 2019	1960/N/A	134,500	100.0%	$16,750,000	$125
101 Railroad Avenue Ridgefield, NJ	Sep. 2019	1965/N/A	330,199	0.0%	$45,750,000	$139
75 Mill Road Edison, NJ	Nov. 2018	2013/N/A	570,100	100.0%	$83,000,000	$146
18 Van Veghten Drive Bridgewater, NJ	Oct. 2019	1940/N/A	220,929	100.0%	$28,000,000	$127
350 Starke Road Carlstardt, NJ	Oct. 2018	2004/N/A	368,175	100.0%	$60,200,000	$164

Source: Appraisal

(1)	Based on the underwritten Supor Operating Lease rent roll. Total Occupancy reflects solely the Supor Operating Lease and does not reflect any look-through sub-tenants.

(2)	Based on the concluded appraised value.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Supor Industrial Portfolio Property:

Cash Flow Analysis(1)
	2017	2018	2019	UW	UW PSF
Gross Potential Rent(2)	$6,824,224	$6,557,044	$9,526,681	$4,250,000	$6.79
Total Recoveries	$0	$0	$0	$2,910,749	$4.65
Other Income	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0.00
Effective Gross Income	$6,824,224	$6,557,044	$9,526,681	$7,160,749	$11.44
Total Operating Expenses	$2,523,960	$2,844,091	$3,015,334	$2,910,749	$4.65
Net Operating Income	$4,300,264	$3,712,953	$6,511,347	$4,250,000	$6.79
TI/LC	$0	$0	$0	$0	$0.00
Capital Expenditures	$0	$0	$0	$0	$0.00
Net Cash Flow	$4,300,264	$3,712,953	$6,511,347	$4,250,000	$6.79

Occupancy %(3)	N/A	N/A	N/A	100.0%
NOI DSCR	1.30x	1.12x	1.97x	1.29x
NCF DSCR	1.30x	1.12x	1.97x	1.29x
NOI Debt Yield	8.1%	7.0%	12.3%	8.0%
NCF Debt Yield	8.1%	7.0%	12.3%	8.0%

(1)	The historical operating history reflects the look-through to the Supor Industrial Portfolio Property operating on a multi-tenant level. At origination, the Supor Operating Lease was put in place.

(2)	UW Gross Potential Rent reflects the contractual rent due from the borrower-affiliated tenants under the Supor Operating Lease, which rent is due regardless of the amount of rents collected from sub-tenants.

(3)	UW Occupancy % reflects the Supor Operating Lease.

Escrows and Reserves. The Supor Industrial Portfolio Borrowers are required to escrow monthly (i) 1/12 of the annual estimated tax payments, (ii) 1/12 of the annual estimated insurance premiums and (iii) $5,147 for replacement reserves. Notwithstanding the foregoing, for so long as (1) the Tax Waiver Conditions and/or Insurance Waiver Conditions (each as defined below) are satisfied, the amount of the monthly tax deposit and/or monthly insurance deposit, as applicable, will be reduced by the percentage of taxes or insurance premiums, as applicable, that Operating Tenant is obligated to directly pay under the Supor Operating Lease during the next ensuing 12 month period, and (2) the Replacement Reserve Waiver Conditions (as defined below) is satisfied, the Supor Industrial Portfolio Borrowers will not be required to make monthly payments under clause (iii) above.

“Tax Waiver Conditions” will be satisfied upon (i) no event of default has occurred or is continuing, (ii) the Operating Tenant being obligated to directly pay all or a portion of the taxes to the government authority or other applicable person prior to the due date, (iii) the Supor Operating Lease being in full force and effect, (iv) the Operating Tenant paying (or causes to be paid) all taxes prior to the due date, (v) the Supor Industrial Portfolio Borrowers providing (or causes to be provided) to the lender paid receipts (or other reasonable evidence of payment) for the payment of taxes and (vi) no Operating Tenant Trigger Event (as defined below) has occurred or is continuing.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

500 Supor Boulevard and 505 Manor Avenue Harrison, NJ 07029	Collateral Asset Summary – Loan No. 1 Supor Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$52,926,002 54.7% 1.29x 8.0%

“Insurance Waiver Conditions” will be satisfied upon (i) no event of default has occurred or is continuing, (ii) the Operating Tenant being obligated to directly pay all or a portion of the insurance premiums prior to the expiration of the policies, (iii) the Supor Operating Lease being in full force and effect, (iv) the Operating Tenant paying (or causes to be paid) all insurance premiums prior to the expiration of the polices, (v) the Supor Industrial Portfolio Borrowers providing (or cause to be provided) to the lender evidence that all insurance premiums and (vi) no Operating Tenant Trigger Event has occurred or is continuing.

“Replacement Reserves Waiver Conditions” will be satisfied upon (i) no event of default has occurred or is continuing, (ii) the Operating Tenant being obligated to directly make and pay for all replacement reserves as required under the Supor Operating Lease, (iii) the Supor Operating Lease being in full force and effect, (iv) the Operating Tenant making (or causes to be made) and paying (or causes to be paid) for all replacement reserves within the timeframe as set forth within the Supor Operating Lease, (v) the Supor Industrial Portfolio Borrowers providing (or causes to be provided) to the lender that the replacement reserves have been performed and all costs associated with the replacement reserves have been paid and (vi) no Operating Tenant Trigger Event has occurred or is continuing.

Lockbox and Cash Management. The Supor Industrial Portfolio Mortgage Loan has a springing lockbox with springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), the Supor Industrial Portfolio Borrowers are required to instruct the Operating Tenant to deposit rents and other amounts due into the lockbox account and funds in the lockbox account are required to be transferred to the cash management account within two business days. All funds in the cash management account are required to be applied on each monthly payment date in accordance with the related mortgage loan documents. Pursuant to the related mortgage loan documents, all excess funds on deposit (after payment of monthly reserve deposits, debt service payment and cash management bank fees) will be applied as follows: (a) to the extent a Cash Sweep Event (as defined below) does not exist, to the Supor Industrial Portfolio Borrowers, (b) if a Cash Sweep Event is in effect due to the existence of an Operating Tenant Trigger Event to the Operating Tenant Trigger TI/LC reserve account until the applicable Operating Tenant Trigger Event cure has occurred and (c) if a Cash Sweep Event is in effect, but an Operating Tenant Trigger Event is not in effect, then to the lender controlled excess cash flow account.

A “Cash Management Trigger Event” will occur upon (i) an event of default under the related mortgage loan documents, (ii) any bankruptcy action of the Supor Industrial Portfolio Borrowers or guarantors, (iii) at any time the Supor Industrial Portfolio Property is being managed by the property manager, any bankruptcy action of the property manager; provided that, a Cash Management Trigger Event will not occur if the Supor Industrial Portfolio Borrowers replaces the property manager with a qualified manager in accordance with the related mortgage loan documents within 30 days of the filing of a bankruptcy filing against the property manager, (iv) the trailing 12-month period debt service coverage ratio falling below 1.25x or (v) an Operating Tenant Trigger Event. A Cash Management Trigger Event will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, the filing is discharged, stayed or dismissed within 60 days of such filing among other conditions for the Supor Industrial Portfolio Borrowers and guarantors, in regard to clause (iii) above, the filing is discharged, stayed or dismissed within 120 days of such filing among other conditions for the property manager (and the Supor Industrial Portfolio Borrowers have replaced the property manager with a qualified property manager acceptable to the lender), in regard to clause (iv) above, the trailing 12-month debt service coverage ratio is at least 1.25x for two consecutive calendar quarters, in regard to clause (v) above, the cure of such Operating Tenant Trigger Event.

A “Cash Sweep Event” will occur upon (i) an event of default under the related mortgage loan documents, (ii) any bankruptcy action of the Supor Industrial Portfolio Borrowers, the guarantors or the property manager, provided that, the Supor Industrial Portfolio Property is being managed by the property manager, (iii) the trailing 12-month period debt service coverage ratio falling below 1.15x or (iv) an Operating Tenant Trigger Event. A Cash Sweep Event will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, the filing is discharged, stayed or dismissed within 60 days of such filing among other conditions for the Supor Industrial Portfolio Borrowers or the guarantors, and within 120 days for the property manager (or, solely with respect to the bankruptcy of the property manager, when the Supor Industrial Portfolio Borrowers have replaced the property manager with a qualified property manager acceptable to the lender), in regard to clause (iii) above, the trailing 12-month debt service coverage ratio is at least 1.15x for two consecutive calendar quarters, in regard to clause (iv) above, the cure of such Operating Tenant Trigger Event.

An “Operating Tenant Trigger Event” will occur upon any of the following with respect to the Operating Tenant and the Supor Operating Lease (i) the applicable Supor Operating Lease is terminated, (ii) an event of default occurs under the Supor Operating Lease, (iii) a bankruptcy action of the related Operating Tenant or any guarantors of the Supor Operating Lease occurs or (iv) the related Operating Tenant discontinues its normal business operations at its leased premises (other than a temporary cessation of business operations for permitted renovations or necessary repairs). A Operating Tenant Trigger Event will end (a) with respect to clause (i) above, the date an Operating Tenant Space Re-Tenanting Event (as defined below) has occurred, (b) with respect to clause (ii) above, the cure of the applicable event of default under the related Supor Operating Lease as determined by the lender, (c) with respect to clause (iii) above, the affirmation of the related Supor Operating Lease in the applicable bankruptcy proceeding, provided that the Operating Tenant is paying all rents and other amounts due under its lease or (d) with respect to clause (iv) above, the related Operating Tenant re-commences its normal business operation at its leased premises or an Operating Tenant Space Re-Tenanting Event has occurred.

An “Operating Tenant Space Re-Tenanting Event” will occur on the date each of the following conditions have been satisfied: (i) the Operating Tenant space has been leased to one or more replacement tenants (or the Operating Tenant) for a term of at least twenty (20) years on terms and conditions that acceptable to the lender, (ii) all tenant improvement costs, leasing commissions and other material costs and expensed related to the re-letting of the Operating Tenant space, if any, have been paid in full and (iii) the replacement tenant(s) have accepted the Operating Tenant Space and are paying full contractual rent as evidenced by a tenant estoppel certificate(s).

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loans and Preferred Equity. The owners of the direct or indirect equity interest in the Supor Industrial Portfolio Borrowers are permitted to incur mezzanine financing, upon satisfaction of certain terms and conditions including, among others (i) no event of default has occurred and is continuing, (ii) the mezzanine loan must be junior and subordinate to the Supor Industrial Portfolio Mortgage Loan, (iii) the term of the mezzanine loan is coterminous with the Supor Industrial Portfolio Mortgage Loan, (iv) the mezzanine loan is a fixed rate loan, (v) the combined loan-to-value ratio does not exceed 55%, (vi) the combined debt service coverage ratio is not less than 1.29x and (vii) the debt service on the mezzanine loan is payable solely from excess cash flow remaining after required payments under the related mortgage loan documents, (viii) the mezzanine lender has entered into an intercreditor agreement acceptable to the lender and (ix) the mezzanine lender delivers a rating agency confirmation to the lender.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

500 Supor Boulevard and 505 Manor Avenue Harrison, NJ 07029	Collateral Asset Summary – Loan No. 1 Supor Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$52,926,002 54.7% 1.29x 8.0%

Release of Property. The Supor Industrial Portfolio Borrowers may obtain the free release of a 4.9-acre parcel, which is described in the related mortgage loan documents (the “Release Parcel”), in connection with the transfer of the Release Parcel to an affiliate of the Supor Industrial Portfolio Borrowers provided that, among other conditions, (i) the Supor Industrial Portfolio Borrowers deliver evidence to the lender immediately following the release that the remaining portion of the Supor Industrial Portfolio Property that is not subject to the release (a) complies with all applicable legal requirements, (b) constitutes one or more separate tax lots, which does not include any portion of the Release Parcel to be released, (c) is legally subdivided and (d) has parking spaces equal to or in excess of any minimum parking ratio or the minimum number of parking spaces required by the leases, (ii) the Supor Industrial Portfolio Borrowers provide evidence reasonably satisfactory to the lender that the lease between J. Supor LLC and Machinery Values, Inc. (“Machinery Values”) has been amended to exclude the premises within the Release Parcel demised to Machinery Values and to revise rent in accordance with the reduced demised space in a manner reasonably acceptable to the Supor Industrial Portfolio Borrowers and lender, (iii) the Supor Industrial Portfolio Borrowers deliver evidence reasonably satisfactory to the lender that the transfer of the Release Parcel will comply with all legal requirements, including the New Jersey Industrial Site Recovery Act, and (iv) to the extent required by lender, the Supor Industrial Portfolio Borrowers enter into and recorded in the appropriate land records office, easement and similar agreements regarding ingress, egress, access, pedestrian walkways, parking, traffic flow, utilities, services, maintenance and community facilities shared by the Release Parcel and the remaining property, which may be required by legal requirements and/or for the operation of the Supor Industrial Portfolio Property, which will be in form and substance acceptable to the lender. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Prospectus.

Terrorism Insurance. The Supor Industrial Portfolio Borrowers are required to obtain and maintain property insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1633 Broadway New York, NY 10019	Collateral Asset Summary – Loan No. 2 1633 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 41.7% 3.84x 11.9%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1633 Broadway New York, NY 10019	Collateral Asset Summary – Loan No. 2 1633 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 41.7% 3.84x 11.9%

Vacant

Floor	Tenant
48	New Mountain Capital, LLC
47	New Mountain Capital, LLC
46	Allianz Asset Management of America L.P.
45	Allianz Asset Management of America L.P.
44	Allianz Asset Management of America L.P.
43	Allianz Asset Management of America L.P.
42	Allianz Asset Management of America L.P.
41	Allianz Asset Management of America L.P.
40	Charter Communications Holding
39	Charter Communications Holding
38	MongoDB, Inc
37	MongoDB, Inc
36	Travel Leaders Group, LLC
35	Travel Leaders Group, LLC
34	Mechanical
33	Morgan Stanley & Co
32	Sullivan & Worcester LLP
31	Vedder Price PC
30	Morgan Stanley & Co
29	Morgan Stanley & Co
28	Industrial and Commercial Bank of China
27	Morgan Stanley & Co
26	Morgan Stanley & Co
25	Gannett Co., Inc.
24	Assured Guaranty Municipal
23	Assured Guaranty Municipal
22	Kasowitz Benson Torres
21	Kasowitz Benson Torres
20	Kasowitz Benson Torres
19	Kasowitz Benson Torres
18	Paramount Group, Inc. Industrial and Commercial Bank of China
17	Showtime Networks Inc.
16	Showtime Networks Inc.
15	Showtime Networks Inc.
14	Showtime Networks Inc.
13	Showtime Networks Inc.
12	Mechanical
11	WMG Acquisition Corp
10	WMG Acquisition Corp
9	WMG Acquisition Corp
8	WMG Acquisition Corp
7	WMG Acquisition Corp
6	Extreme Reach Inc
5	Extreme Reach Inc
4	WMG Acquisition Corp
3	Bleacher Report
2	Bleacher Report
Ground	Princi Bakery TD Bank Azalea Restaurant Equinox Gateway News Property Management Office
Concourse Theater	U T Associates Thespian Theatre Inc.
Storage	
Parking

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1633 Broadway New York, NY 10019	Collateral Asset Summary – Loan No. 2 1633 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 41.7% 3.84x 11.9%

1633 Broadway
1633 Broadway
New York, NY 10019
MANHATTAN
Upper West Side
West Side
Hell's Kitchen
Midtown
Theater District
CENTRAL PARK
Heckscher Playground
The Pond
Central Park South
COLUMBUS CIRCLE
TIMES SQUARE
ROCKEFELLER CENTER
Bryant Park
Broadway
Amsterdam Ave.
Columbus Ave.
Central Park West
10th Ave.
9th Ave.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
W. 64th St.
W. 63rd St.
W. 62nd St.
W. 61st St.
W. 60th St.
W. 58th St.
W. 57th St.
W. 56th St.
W. 55th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 40th St.
W. 39th St.
W. 38th St.
Metropolitan Opera House
Avery Fisher Hall
Damrosch Park
David H. Koch Theater
Quinn Library
Fordham Univ. School of Law
NYIT Auditorium on Broadway
Leon Lowenstein Center
Church of St. Paul the Apostle
John Jay College of Criminal Justice
Mt. Sinai Hospital West
Gerald W. Lynch Theater
Time Warner Center/ Shops at Columbus Ctr.
Museum of Arts & Design
222 Central Park South
JW Marriott Essex House
The Ritz-Carlton New York
Plaza Hotel
Park Lane Hotel
Grand Army Plaza
One57
9 West 57th
CBS Broadcast Center
CBS News
Hotel The Watson
Alvin Ailey American Dance Theater
Hearst Tower
Carnegie Hall
Viceroy Central Park
The Modern Hotel
Park Central Hotel NY
Wellington Hotel
Hilton Garden Inn Central Park South
The London NYC
Warwick New York
The Peninsula
Ed Sullivan Theater
New York Hilton Midtown
Museum of Modern Art
Ensemble Studio Theatre
Broadway Theater
Sheraton NY Times Sq.
Baccarat
666 Fifth Avenue
Irish Cultural Center
Hampton Inn Manhattan-Times Sq North
UBS
AXA Center
75 Rockefeller Plaza
Gershwin Theatre
The Michelangelo
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
Nomura Securities
Ambassador Theatre
Barclays
Exxon Building
Holiday Inn Express Midtown West
Comfort Inn Midtown West
Eugene O'Neill Theater
Crowne Plaza Times Sq.
Carolines on Broadway
McGraw-Hill Building
GE Building
1 Rockefeller Plaza
Union Hall
Longacre Theatre
Morgan Stanley Global HQ
News Corp. Building
Cranky Cabaret
Riu Plaza
DoubleTree Hilton NY-Times Sq.
Kimpton Muse Hotel
Richard Rogers Theatre
Imperial Theatre
NY Marriott Marquis
Lyceum Theatre
Hyatt Centric Times Square
Al Hirschfeld Theatre
Jacobs Theatre
Row NYC
Majestic Theatre
Viacom Intl.
Millennium
Belasco Theatre
Paramount Building
Casablanca Hotel
Conde Nast Bldg (4 Times Sq.)
Bank of America Tower
SUNY College of Optometry
The Westin Times Square
Port Authority Bus Terminal
Hilton Times Sq.
New Amsterdam Theatre
The Knickerbocker
Salesforce Tower
New York Public Library
New York Times Building
452 5th Ave
GO Studios
Bricken Arcade Bldg.
The Dairy
Central Park Zoo
Wollman Rink
West Drive
Center Drive
East Drive
59TH ST/ COLUMBUS CIRCLE
5TH AVE/ 59TH ST
57TH ST
7TH AVE/ 53RD ST
50TH ST
49TH ST
ROCKEFELLER CTR.
TIMES SQ. SHUTTLE
42ND ST/ PORT AUTHORITY
42ND ST/ TIMES SQ.
BRYANT PARK
5TH AVE
Upper West Side
Upper East Side
Central Park
West New York
North Bergen
Weehawken
QUEENS
Astoria
Long Island City
West Side
East Side
Midtown
Union City
Chelsea
MANHATTAN
Greenpoint
Williamsburg
HUDSON COUNTY
Hoboken
Hudson River
East River
Greenwich Village
SoHo
Little Italy
Tribeca
Lower East Side
Chinatown
NEW JERSEY
JERSEY CITY
Financial District
BROOKLYN
Downtown Brooklyn
Brooklyn Heights
Park Slope
Liberty State Park

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1633 Broadway New York, NY 10019	Collateral Asset Summary – Loan No. 2 1633 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 41.7% 3.84x 11.9%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller(1):	GACC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	BBB-/A/BBB			Location:	New York, NY 10019
				General Property Type:	Office
Original Balance(2):	$50,000,000			Detailed Property Type:	CBD
Cut-off Date Balance(2):	$50,000,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	6.3%			Year Built/Renovated:	1972/2013
Loan Purpose:	Refinance			Size:	2,561,512 SF
Borrower Sponsor(3):	Paramount Group Operating Partnership LP			Cut-off Date Balance per SF(2):	$391
Mortgage Rate:	2.9900%			Maturity Date Balance per SF(2):	$391
Note Date:	11/25/2019			Property Manager:	Paramount Group Property-Asset Management LLC (borrower-related)
First Payment Date:	1/6/2020
Maturity Date:	12/6/2029
Original Term to Maturity	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	3 months			UW NOI:	$119,150,163
Prepayment Provisions(4):	LO (27); DEF (86); O (7)			UW NOI Debt Yield(2):	11.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(2):	11.9%
Additional Debt Type(2):	Pari Passu / Subordinate Debt			UW NCF DSCR(2):	3.84x
Additional Debt Balance(2):	$951,000,000 / $249,000,000			Most Recent NOI:	$110,809,315 (9/30/2019 TTM)
Future Debt Permitted (Type):	Yes (Mezzanine / Preferred Equity)			2nd Most Recent NOI:	$109,098,450 (12/31/2018)
Reserves(5)				3rd Most Recent NOI:	$94,190,007 (12/31/2017)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	98.4% (10/31/2019)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	95.4% (12/31/2018)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	95.4% (12/31/2017)
Replacements:	$0	Springing	$1,024,605	Appraised Value (as of):	$2,400,000,000 (10/24/2019)
TI/LC:	$0	Springing	$5,123,024	Cut-off Date LTV Ratio(2):	41.7%
Unfunded Obligations:	$36,389,727	$0	N/A	Maturity Date LTV Ratio(2):	41.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$1,250,000,000	100.0%	Loan Payoff:	$1,052,884,467	84.2%
			Reserves:	$36,389,727	2.9%
			Closing Costs:	$20,840,154	1.7%
			Return of Equity:	$139,885,652	11.2%
Total Sources:	$1,250,000,000	100.0%	Total Uses:	$1,250,000,000	100.0%

(1)	The 1633 Broadway Whole Loan (as defined below) was co-originated by DBR Investments Co. Limited (“DBRI”), JPMorgan Chase Bank, National Association (“JPMCB”), Goldman Sachs Bank USA (“GS Bank”) and Wells Fargo Bank, National Association (“WFCM”). GACC subsequently acquired from DBRI and is selling Note A-2-C-2 with an original principal balance of $50,000,000.

(2)	The 1633 Broadway Mortgage Loan (as defined below) is part of the 1633 Broadway Whole Loan, which is comprised of 35 senior pari passu promissory notes with an aggregate original principal balance of $1,001,000,000 and four pari passu subordinate companion notes with an aggregate original principal balance of $249,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the 1633 Broadway Senior Notes (as defined below). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the 1633 Broadway Whole Loan are $488, $488, 9.5%, 9.5%, 3.08x, 52.1% and 52.1%, respectively.

(3)	There is no non-recourse carveout guarantor or separate environmental indemnitor for the 1633 Broadway Whole Loan.

(4)	Defeasance of the 1633 Broadway Whole Loan is permitted at any time after the earlier of (a) the end of the two-year period commencing on the closing date of the securitization of the last 1633 Broadway Whole Loan promissory note to be securitized and (b) November 25, 2022. The assumed defeasance lockout period of 27 payments is based on the expected closing date of the UBS 2020-C19 securitization in March 2020.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The second largest mortgage loan (the “1633 Broadway Mortgage Loan”) is part of a whole loan (the “1633 Broadway Whole Loan”) evidenced by 35 senior pari passu promissory notes with an aggregate original principal balance of $1,001,000,000 (collectively, the “1633 Broadway Senior Notes”) and four pari passu subordinate companion notes with an aggregate original principal balance of $249,000,000 (collectively, the “1633 Broadway Subordinate Notes”). The 1633 Broadway Whole Loan is secured by a first priority fee mortgage encumbering a 2,561,512 SF office building located in New York, New York (the “1633 Broadway Property”). Promissory Note A-2-C-2, with an original principal balance of $50,000,000, represents the 1633 Broadway Mortgage Loan, and will be contributed to the UBS 2020-C19 Trust. The below table summarizes the 1633 Broadway Whole Loan, including the remaining promissory notes, which are currently held by the entities listed below or are expected to be contributed to one or more future securitization transactions and may otherwise be transferred at any time. The mortgage loan seller provides no assurances that the non-securitized notes will not be split further. The 1633 Broadway Whole Loan is serviced pursuant to the trust and servicing agreement for the BWAY 2019-1633 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—1633 Broadway Whole Loan” and “Pooling and Servicing Agreement” in the Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1633 Broadway New York, NY 10019	Collateral Asset Summary – Loan No. 2 1633 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 41.7% 3.84x 11.9%

1633 Broadway Whole Loan Summary
Notes	Original Principal Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
A-1-S-1, A-2-S-1, A-3-S-1, A-4-S-1	$1,000,000	$1,000,000	BWAY 2019-1633	No
A-1-C-3, A-1-C-4, A-1-C-6, A-1-C-7	$122,500,000	$122,500,000	GS Bank	No
A-1-C-1, A-1-C-5, A-2-C-1-A	$110,000,000	$110,000,000	CGCMT 2020-GC46	No(1)
A-1-C-2, A-2-C-5	$60,000,000	$60,000,000	GSMS 2020-GC45	No
A-2-C-1-B, A-3-C-1-B	$45,000,000	$45,000,000	Benchmark 2020-B16	No
A-2-C-2	$50,000,000	$50,000,000	UBS 2020-C19	No
A-2-C-3-A, A-2-C-4, A-2-C-6, A-2-C-7	$120,000,000	$120,000,000	DBRI	No
A-3-C-2, A-2-C-3-B	$64,650,000	$64,650,000	BMARK 2020-IG1	No
A-3-C-1-A, A-3-C-3, A-3-C-4, A-3-C-7	$127,850,000	$127,850,000	JPMCB	No
A-3-C-5, A-3-C-6	$50,000,000	$50,000,000	BMARK 2020-B17(2)	No
A-4-C-1, A-4-C-2	$100,000,000	$100,000,000	BANK 2020-BNK25	No
A-4-C-4, A-4-C-5	$70,000,000	$70,000,000	WFCM 2020-C55	No
A-4-C-3	$40,000,000	$40,000,000	WFB	No
A-4-C-6, A-4-C-7	$40,000,000	$40,000,000	BANK 2020-BNK26(3)	No
B-1, B-2, B-3, B-4	$249,000,000	$249,000,000	BWAY 2019-1633	Yes(1)
Total	$1,250,000,000	$1,250,000,000

(1)	During the continuance of a control shift event relating to the BWAY 2019-1633 securitization transaction (i.e., when the most senior class of certificates in such transaction have been control appraised out), Note A-1-C-1 will be the controlling piece; provided, however, that the 1633 Broadway Whole Loan will continue to be serviced pursuant to the trust and servicing agreement for the BWAY 2019-1633 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—1633 Broadway Whole Loan” in the Prospectus.

(2)	Promissory Notes A-3-C-5 and A-3-C-6 are currently held by JPMCB, or an affiliated entity, and are expected to be contributed to the BMARK 2020-B17 securitization transaction, which is expected to close on or about March 24, 2020.

(3)	Promissory Notes A-4-C-6 and A-4-C-7 are currently held by WFB, or an affiliated entity, and are expected to be contributed to the BANK 2020-BNK26 securitization transaction, which is expected to close on or about March 12, 2020.

The Borrowers and the Borrower Sponsor. The borrowers are PGREF I 1633 Broadway Tower, L.P. and PGREF I 1633 Broadway Land, L.P. (collectively, the “1633 Broadway Borrowers”), each a Delaware limited partnership. PGREF I 1633 Broadway Land, L.P. owns the 1633 Broadway Property entirely in fee and also ground leases the 1633 Broadway Property to PGREF I 1633 Broadway Tower, L.P. (i.e., both landlord and tenant interests in the ground lease are pledged as collateral, in addition to the fee interest in the 1633 Broadway Property). Legal counsel to the 1633 Broadway Borrowers delivered a non-consolidation opinion in connection with the origination of the 1633 Broadway Whole Loan.

The borrower sponsor is Paramount Group Operating Partnership LP, which indirectly owns and controls the 1633 Broadway Borrowers. Paramount Group, Inc. (NYSE: PGRE), an approximately 91.0% general partner of the borrower sponsor, is a real estate investment trust that currently owns and/or manages a 13.4 million SF portfolio of 18 Class A office and retail buildings in New York, Washington, D.C., and San Francisco. Paramount Group, Inc. has a New York portfolio that includes: 1633 Broadway, 1301 Avenue of the Americas, 1325 Avenue of the Americas, 31 West 52nd Street, 900 Third Avenue, 712 Fifth Avenue, 60 Wall Street, 745 Fifth Avenue, 718 Fifth Avenue, and 0 Bond Street. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 1633 Broadway Whole Loan.

The 1633 Broadway Borrowers have presented for the lenders’ consideration an elimination of the ground lease (such that collateral for the 1633 Broadway Whole Loan would consist entirely of the fee interest in the 1633 Broadway Property) and an intended transfer of the 1633 Broadway Property in accordance with the related whole loan documents to successor borrowers that would own the 1633 Broadway Property as tenants-in-common, which could result in a change of the ultimate ownership of the 1633 Broadway Borrowers. We cannot assure you that the management skills, quality or judgment of any successor borrower or their equityholders would be equivalent to that of the current 1633 Broadway Borrowers and their equityholders and that the value of the 1633 Broadway Property will be maintained at the same level by any successor borrower.

The Property. The 1633 Broadway Property is an approximately 2.6 million SF, 48-story office tower that is situated with a full block of Broadway frontage between 50th and 51st Streets in Midtown Manhattan. The 1633 Broadway Property contains views of the Hudson River, Central Park, and Midtown from above the 36th floor. In addition to the office space, the 1633 Broadway Property includes retail space (anchored by Equinox), a parking garage across three levels below grade, two theaters comprising a total of 145,192 SF (the Gershwin Theatre and Circle in the Square Theatre) and storage space comprising 18,384 SF.

The 1633 Broadway Property is located on a 90,400 SF parcel comprising the entire western block front of Broadway between West 50th and West 51st Streets within the Westside office submarket of Midtown. The 1633 Broadway Property was constructed in 1972 and was most recently renovated in 2013. Since 2010, the borrower sponsor has invested a total of approximately $41.6 million in lobby renovations, plaza redevelopment, and retail renovations. In addition, the borrower sponsor has invested approximately $230 million in tenant improvements and leasing commissions since 2010. Going forward, the borrower sponsor provided a 10-year renovation budget which totals approximately $55.98 million; the renovation budget is anticipated to be utilized for items including a roof replacement, structural upgrades, fire alarm system upgrades, Gershwin Theatre upgrades, completion of the terrace on the 47th and 48th floors, and development of the Retail Cube. Such renovations are not required by the related whole loan documents, and have not been reserved for. We cannot assure you that such renovation will proceed as expected or at all.

The 1633 Broadway Property comprises 2,561,512 SF and was 98.4% leased as of October 31, 2019. The 1633 Broadway Property benefits from a strong office component, which is currently 100.0% leased to 17 tenants. The retail space within the 1633 Broadway Property totals approximately 80,000 SF of net rentable area and is anchored by Equinox (25,458 SF) through February 2040. Approximately 94.3% of the underwritten rent is from office tenants.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1633 Broadway New York, NY 10019	Collateral Asset Summary – Loan No. 2 1633 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 41.7% 3.84x 11.9%

The 1633 Broadway Property features two theatres that comprise 5.7% of the total net rentable area and account for 1.2% of the underwritten rental revenue. The larger of the two theatres is the U. T. Associates of the Gershwin Theatre (“Gershwin Theatre”), which is notable for hosting Wicked since 2003. The Gershwin Theatre contains three, five-year renewal options that could potentially extend the term through May 2042. The 1633 Broadway Property contains an additional theatre known as the Circle in the Square, which comprises approximately 800 seats and 34,570 SF and currently hosts the show OKLAHOMA! The 1633 Broadway Property also houses the Circle in the Square Theatre School, the only accredited training conservatory associated with a Broadway theatre, which offers two, two-year training programs, in acting and musical theatre. The tenant currently pays a total contract rent of $864,250 or $25.00 PSF through September 2021.

The parking component within the 1633 Broadway Property consists of 250-space parking garage across three levels below grade and comprises 64,158 SF. The parking area is currently leased to ABM Parking Services, Inc., a parking garage operator, which is expected to occupy the space through July 2026. The parking garage operator is responsible for contract rent of approximately $2.39 million, or $10,167 per space, which will increase by 1.50% per annum throughout the remainder of its lease.

Major Tenants.

Allianz Asset Management of America L.P. (320,911 SF, 12.5% of NRA, 15.7% of underwritten base rent). Allianz Asset Management of America L.P. (“Allianz”) is an asset manager with over 800 investment professionals in 25 offices worldwide and manages assets for individuals, families and institutions. The 1633 Broadway Property serves as the United States headquarters for Allianz. Allianz occupies six suites with leases expiring in January 2031.

Morgan Stanley & Co (260,829 SF, 10.2% of NRA, 11.1% of underwritten base rent). Morgan Stanley & Co (“Morgan Stanley”) is a financial holding company that provides various financial products and services to corporations, governments, financial institutions and individuals in the Americas, Europe, the Middle East, Africa and Asia. Morgan Stanley operates through three segments: Institutional Securities, Wealth Management and Investment Management. Morgan Stanley occupies five suites with leases expiring in March 2032.

WMG Acquisition Corp (293,888 SF, 11.5% of NRA, 10.4% of underwritten base rent). WMG Acquisition Corp (“Warner Music Group”) is an American multinational entertainment and record label conglomerate. It is one of the “Big Three” recording companies and the third largest in the global music industry, next to Universal Music Group and Sony Music Entertainment. Warner Music Group is headquartered at the 1633 Broadway Property.

The following table presents certain information relating to the tenancy at the 1633 Broadway Property based on underwritten base rent:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF(3)	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Allianz(4)	AA-/Aa3/AA	320,911	12.5%	$26,527,064	15.7%	$82.66	1/31/2031
Morgan Stanley(5)	A/A3/BBB+	260,829	10.2%	$18,677,050	11.1%	$71.61	3/31/2032
WMG Acquisition Corp(6)	NR/NR/NR	293,888	11.5%	$17,520,179	10.4%	$59.62	7/31/2029
Showtime Networks Inc	BBB/Baa2/BBB	261,196	10.2%	$14,438,861	8.6%	$55.28	1/31/2026
Kasowitz Benson Torres(7)	NR/NR/NR	203,394	7.9%	$13,830,452	8.2%	$68.00	3/31/2037
New Mountain Capital, LLC(8)	NR/NR/NR	108,374	4.2%	$9,320,164	5.5%	$86.00	10/15/2035
Charter Communications Holding	NR/Ba2/BB+	106,176	4.1%	$8,918,784	5.3%	$84.00	12/15/2025
MongoDB, Inc.	NR/NR/NR	106,230	4.1%	$8,073,480	4.8%	$76.00	12/31/2029
Travel Leaders Group, LLC	NR/NR/B+	107,205	4.2%	$7,994,846	4.7%	$74.58	12/31/2033
Assured Guaranty Municipal	NR/NR/A	103,838	4.1%	$7,256,550	4.3%	$69.88	2/28/2032
Total Major Tenants		1,872,041	73.1%	$132,557,430	78.5%	$70.81

Other Tenants		649,710	25.4%	$36,213,171	21.5%	$55.74
Vacant		39,761	1.6%	$0	0.0%	$0.00
Total/Wtd. Avg.		2,561,512	100.0%	$168,770,601	100.0%	$66.93

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Allianz subleases 20,600 SF of suite 4600 (totaling 54,118 SF) to Triumph Hospitality at a base rent of $46.80 PSF through December 30, 2030. Triumph Hospitality further subleases 3,000 SF of suite 4600 to Stein Adler Dabah & Zelkowitz at a base rent of $41.33 PSF through July 31, 2022. Annual UW Base Rent is based on the contractual rent under the prime lease.

(5)	Morgan Stanley has the option to terminate its lease as to all or any portion (but not less than one full floor) of its space at any time after April 1, 2027, upon 18 months’ notice and payment of a termination fee.

(6)	WMG Acquisition Corp subleases 3,815 SF of suite 0400 (totaling 36,854 SF) to Cooper Investment Partners LLC at a base rent of $58.37 PSF on a month-to-month basis. Annual UW Base Rent is based on the contractual rent under the prime lease.

(7)	Kasowitz Benson Torres subleases a collective 32,487 SF of Suite 2200 (totaling 50,718 SF) to three tenants. Delcath Systems, Inc. subleases 6,877 SF and pays a rent of $68.50 PSF through February 28, 2021; Avalonbay Communities subleases 12,145 SF through October 31, 2026 and pays a current rent of $74.00 PSF; Cresa New York subleases 13,195 SF and pays a rent of $65.00 PSF through April 30, 2021. Kasowitz Benson Torres has the right to terminate all or a portion of one full floor of the premises located on the uppermost or lowermost floors (provided that the terminated space must be in a commercially reasonable configuration), effective as of March 31, 2024, upon notice by March 31, 2023. Annual UW Base Rent is based on the contractual rent under the prime lease and payment of a termination fee.

(8)	New Mountain Capital, LLC has executed a lease but has not yet taken occupancy or begun paying rent. We cannot assure you that it will take occupancy or begin paying rent as expected or at all.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1633 Broadway New York, NY 10019	Collateral Asset Summary – Loan No. 2 1633 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 41.7% 3.84x 11.9%

The following table presents certain information relating to the lease rollover at the 1633 Broadway Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total UW Base Rent Rolling	Approx. Cumulative % of Total UW Base Rent Rolling
MTM	10	9,482	0.4%	0.4%	$67.30	$638,145	0.4%	0.4%
2020	2	960	0.0%	0.4%	$30.00	$28,800	0.0%	0.4%
2021	3	86,460	3.4%	3.8%	$55.01	$4,756,000	2.8%	3.2%
2022	4	116,337	4.5%	8.3%	$24.18	$2,813,374	1.7%	4.9%
2023	2	38,550	1.5%	9.8%	$33.72	$1,299,854	0.8%	5.7%
2024	1	51,276	2.0%	11.8%	$91.00	$4,666,116	2.8%	8.4%
2025	1	106,176	4.1%	16.0%	$84.00	$8,918,784	5.3%	13.7%
2026	3	383,584	15.0%	31.0%	$53.18	$20,397,741	12.1%	25.8%
2027	2	55,247	2.2%	33.1%	$82.98	$4,584,436	2.7%	28.5%
2028	2	90,001	3.5%	36.6%	$67.15	$6,043,229	3.6%	32.1%
2029	3	399,717	15.6%	52.2%	$63.99	$25,579,624	15.2%	47.2%
2030	0	0	0.0%	52.2%	$0.00	$0	0.0%	47.2%
2031 & Beyond	10	1,183,961	46.2%	98.4%	$75.21	$89,044,498	52.8%	100.0%
Vacant	0	39,761	1.6%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	43	2,561,512	100.0%		$66.93	$168,770,601	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease, which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The 1633 Broadway Property is located in the Times Square neighborhood of Midtown Manhattan, a high traffic commercial corridor that produces 15% of New York City’s economic output. The neighborhood is bounded by 41st Street to the south and 52nd Street to the north between Avenue of the Americas and Eighth Avenue. The 1633 Broadway Property is located within one block of the 50th Street/Broadway, 50th Street and 49th Street subway stations, which serve the 1, 2, C, E, N, R and W lines.

According to the appraisal, the 1633 Broadway Property is located within the Westside office submarket of Midtown within the Manhattan market. Historically, the submarket has benefitted from the office space located around the boundaries of Central Park along major corridors such as West 57th Street, Broadway and Seventh Avenue, which consist primarily of Class A office product that take advantage of protected Central Park views. The area’s proximity to these locations has assisted with the historically low vacancy and availability rates exhibited by this submarket since 2010. As of the third quarter of 2019, the Westside office submarket had an existing inventory of approximately 25.7 million SF, a vacancy rate of 5.4% and an average asking rent of $66.21 PSF. As of the third quarter of 2019, the Manhattan office market had an existing inventory of approximately 456.1 million SF, a vacancy rate of 5.9% and an average asking rent of $79.25 PSF.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1633 Broadway New York, NY 10019	Collateral Asset Summary – Loan No. 2 1633 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 41.7% 3.84x 11.9%

The following table presents certain information relating to comparable office leases for the 1633 Broadway Property:

Comparable Leases Summary
Property Name	Total GLA (SF)	Tenant Name	Lease Date	Lease Term (mos.)	Lease Size (SF)	Monthly Base Rent PSF	Lease Type
1633 Broadway	2,561,512	Various	Various	Various	Various	Various	Various
1155 Avenue of the Americas	752,996	BKD, LLC	Sep-19	162	20,899	$77.00	MG
1 Rockefeller Plaza	603,397	Veteran Advisers, Inc.	Sep-19	92	2,552	$83.50	MG
1675 Broadway	878,321	Davis & Gilbert LLP	Aug-19	192	85,852	$72.00	MG
142 West 57th Street	255,586	Wedbush Securities Inc.	Aug-19	130	15,626	$65.00	MG
1251 Avenue of the Americas	2,364,000	IHI Americas, Inc	Jul-19	124	9,438	$70.50	MG
1345 Avenue of the Americas	1,998,994	Global Infrastructure Partners	Jun-19	204	84,856	$89.50	MG
810 Seventh Avenue	765,000	Colonial Consulting LLC	May-19	150	17,320	$71.00	MG
1271 Avenue of the Americas	2,100,000	Greenhill & Company	May-19	183	77,622	$91.00	MG
1271 Avenue of the Americas	2,100,000	AIG - American International Group, Inc.	Apr-19	198	320,237	$97.13	MG
1700 Broadway	625,000	Excel Sports Management, LLC	Apr-19	91	17,078	$79.00	MG
1325 Avenue of the Americas	808,998	Dominus Capital, L.P.	Mar-19	126	9,361	$75.00	MG
1290 Avenue of the Americas	2,113,000	Linklaters, LLP	Mar-19	193	90,508	$84.00	MG
1177 Avenue of the Americas	1,000,000	Mill Point Capital	Jan-19	126	11,644	$87.00	MG
1700 Broadway	625,000	M. Arthur Gensler, Jr. & Associates, Inc.	Jan-19	119	13,237	$71.00	MG
114 West 47th Street	658,000	IFM Investments	Oct-18	180	18,000	$68.00	MG

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 1633 Broadway Property:

Cash Flow Analysis(1)
	2016	2017	2018	9/30/2019 TTM	UW	UW PSF
Base Rent(2)	$141,156,682	$143,219,431	$160,621,035	$161,646,240	$168,770,601	$65.89
Credit Tenant Rent Steps(3)	$0	$0	$0	$0	$7,558,579	$2.95
Vacant Space	$0	$0	$0	$0	$2,879,875	$1.12
Reimbursements	$9,150,315	$11,228,307	$13,952,510	$16,874,074	$15,267,588	$5.96
Gross Potential Rent	$150,306,997	$154,447,738	$174,573,545	$178,520,314	$194,476,643	$75.92
Other Income(4)	$5,692,549	$5,017,065	$4,645,691	$4,240,034	$4,279,853	$1.67
Concessions	$0	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	($309,756)	$0	$0	$0	($8,170,549)	($3.19)
Effective Gross Income	$155,689,790	$159,464,803	$179,219,236	$182,760,348	$190,585,947	$74.40
Real Estate Taxes	$35,413,254	$38,391,946	$41,366,170	$43,693,114	$45,478,153	$17.75
Insurance	$1,061,417	$908,564	$1,009,544	$1,082,131	$1,069,190	$0.42
Management Fee	$2,507,162	$2,981,306	$3,149,432	$3,287,347	$1,000,000	$0.39
Other Operating Expenses	$22,886,571	$22,992,980	$24,595,640	$23,888,441	$23,888,441	$9.33
Total Operating Expenses	$61,868,404	$65,274,796	$70,120,786	$71,951,033	$71,435,784	$27.89
Net Operating Income	$93,821,386	$94,190,007	$109,098,450	$110,809,315	$119,150,163	$46.52
Capital Expenditures	$0	$0	$0	$0	$461,072	$0.18
TI/LC	$0	$0	$0	$0	$2,011,364	$0.79
Net Cash Flow	$93,821,386	$94,190,007	$109,098,450	$110,809,315	$116,677,727	$45.55

Occupancy %(5)	86.3%	95.4%	95.4%	98.4%	95.9%
NOI DSCR(6)	3.09x	3.10x	3.60x	3.65x	3.93x
NCF DSCR(6)	3.09x	3.10x	3.60x	3.65x	3.84x
NOI Debt Yield(6)	9.4%	9.4%	10.9%	11.1%	11.9%
NCF Debt Yield(6)	9.4%	9.4%	10.9%	11.1%	11.7%

(1)	Non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	UW Base Rent reflects annualized in-place rents as of October 31, 2019 ($167,497,806), with contractual rent steps through November 30, 2020 ($1,272,795).

(3)	Reflects the net present value of contractual rent step increments over the lease term using a discount rate of 7.0% (for investment grade tenants).

(4)	Other Income consists of overage rent, storage income, parking income, lease termination income, tenant work order income and other miscellaneous income.

(5)	The underwritten economic vacancy is 4.1%. The 1633 Broadway Property was 98.4% leased as of October 31, 2019.

(6)	Debt service coverage ratios and debt yields are based on the 1633 Broadway Senior Notes and exclude the 1633 Broadway Subordinate Notes.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1633 Broadway New York, NY 10019	Collateral Asset Summary – Loan No. 2 1633 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 41.7% 3.84x 11.9%

Escrows and Reserves. At origination of the 1633 Broadway Whole Loan, the 1633 Broadway Borrowers provided a guaranty from Paramount Group Operating Partnership LP of up to $4,000,000 and funded a reserve of approximately $36,389,727 with respect to unfunded tenant improvements, tenant allowance and leasing commissions and free rent obligations consisting of (a) $24,105,228 for certain outstanding tenant improvements, (b) $804,393 for certain outstanding leasing commissions and (c) $15,480,107 for certain outstanding free rent. Subsequently, the 1633 Broadway Borrowers substituted a letter of credit for the cash on reserve in such reserve account.

On each due date during the continuance of a 1633 Broadway Trigger Period (as defined below), the 1633 Broadway Borrowers are required to fund (i) a tax and insurance reserve in an amount equal to 1/12 of the taxes and insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months unless, in the case of insurance premiums, the 1633 Broadway Borrowers are maintaining a blanket policy in accordance with the related whole loan documents, (ii) a tenant improvement and leasing commission reserve in an amount equal to $213,459 (capped at $5,123,024) and (iii) a capital expenditure reserve in an amount equal to $42,692 (capped at $1,024,605).

Lockbox and Cash Management. The 1633 Broadway Whole Loan is structured with a hard lockbox and springing cash management. The 1633 Broadway Borrowers are required to direct each tenant at the 1633 Broadway Property to deposit rents directly into a lender-controlled lockbox account. In addition, the 1633 Broadway Borrowers are required to cause all cash revenues relating to the 1633 Broadway Property and all other money received by the 1633 Broadway Borrowers or the property manager with respect to the 1633 Broadway Property (other than tenant security deposits) to be deposited into the lockbox account or a lender-controlled cash management account within one business day of receipt. On each business day during the continuance of a 1633 Broadway Trigger Period or an event of default under the related whole loan documents, all amounts in the lockbox account are required to be remitted to the cash management account. On each business day that no 1633 Broadway Trigger Period or event of default under the related whole loan documents is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account.

On each due date during the continuance of a 1633 Broadway Trigger Period or, at the lender’s discretion, during an event of default under the related whole loan documents, all funds on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be reserved as additional collateral for the 1633 Broadway Whole Loan.

A “1633 Broadway Trigger Period” means each period (i) commencing when the debt yield (as calculated under the related whole loan documents), determined as of the last day of each of two consecutive fiscal quarters, is less than 5.75%, and concluding when the debt yield (as calculated under the related whole loan documents), determined as of the last day of each of two consecutive fiscal quarters thereafter, is at least 5.75%, and (ii) commencing upon the 1633 Broadway Borrowers’ failure to deliver annual, quarterly or monthly financial reports as and when required under the related whole loan documents and concluding when such reports are delivered and indicate that no other 1633 Broadway Trigger Period is ongoing.

Provided no event of default under the related whole loan documents is continuing, the 1633 Broadway Borrowers have the right to avoid the commencement, or terminate the continuance, of a 1633 Broadway Trigger Period by delivering to the lender additional collateral in the form of a guaranty, letter of credit and/or cash that is reasonably acceptable to the lender and that would, when subtracted from the then-outstanding principal balance of the 1633 Broadway Whole Loan, result in a debt yield (as calculated under the related whole loan documents) equal to or greater than 5.75%.

Additional Secured Indebtedness (not including trade debts). The 1633 Broadway Subordinate Notes have an aggregate outstanding principal balance as of the Cut-off Date of $249,000,000, and accrue interest at a fixed rate of 2.9900% per annum. Each of the 1633 Broadway Subordinate Notes has a 120-month term and is interest only for the full term. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—1633 Broadway Whole Loan” in the Prospectus.

Mezzanine Loan and Preferred Equity. On or after November 25, 2020, the owner of the direct or indirect equity interests of the 1633 Broadway Borrowers is permitted to incur mezzanine debt secured by a pledge of direct or indirect equity interests in the 1633 Broadway Borrowers or a preferred equity investment, provided that certain conditions set forth in the related whole loan documents are satisfied, including, without limitation: (i) the loan-to-value ratio (as calculated under the related whole loan documents and taking into account the mezzanine loan or preferred equity and the 1633 Broadway Whole Loan) is no greater than 52.08%, (ii) the debt service coverage ratio (as calculated under the related whole loan documents and taking into account the mezzanine loan or preferred equity and the 1633 Broadway Whole Loan) is at least 3.08x, (iii) the debt yield (as calculated under the related whole loan documents and taking into account the mezzanine loan or preferred equity and the 1633 Broadway Whole Loan) is at least 9.35%, (iv) the execution of a subordination and intercreditor agreement that is reasonably acceptable to the lender and (iv) receipt of a rating agency confirmation.

Release of Property. Not permitted.

Terrorism Insurance. The 1633 Broadway Borrowers are required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 Phoenix Industrial Portfolio IV	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$46,000,000 72.9% 1.59x 10.8%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 Phoenix Industrial Portfolio IV	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$46,000,000 72.9% 1.59x 10.8%

Phoenix Industrial Portfolio IV
1 Edgerton Edgerton, WI
2 Delaware Delaware, OH
3 Pawcatuck Pawcatuck, CT
4 Herrin Herrin, IL
5 Menasha Menasha, WI
DeForest
Waunakee
Sun Prairie
Marshall
Waterloo
Watertown
Middleton
MADISON
Monona
Cottage Grove
Lake Mills
Johnson Creek
Deerfield
Verona
Fitchburg
McFarland
Lake Ripley
Jefferson
Oregon
Stoughton
Fort Atkinson
Belleville
Edgerton
Whitewater
Evansville
Milton
Albany
Janesville
Brodhead
Orfordville
Hudson
Northampton
MASS.
WORCESTER
Chicopee
Westfield
SPRINGFIELD
NEW YORK
Torrington
HARTFORD
CONN.
Manchester
Bristol
Newington
New Britain
RHODE ISLAND
Warwick
New Milford
Waterbury
Meriden
Norwich
Brookfield
Danbury
Pawcatuck
Shelton
NEW HAVEN
New London
BRIDGEPORT
Block Island Sound
Block Island
Long Island Sound
Norwalk
Stamford
Riverhead
East Hampton
Huntington
Long Island
Atlantic Ocean
Cardington
Fredericktown
Richwood
Mount Vernon
Centerburg
Delaware
Sunbury
Utica
Marysville
Powell
Orange Township
Dublin
Westerville
Johnstown
Newark
Plain City
New Albany
Gahanna
Granville
COLUMBUS
Heath
Hilliard
Pataskala
Reynoldsburg
Hebron
Lake Darby
West Jefferson
London
Pickerington
Groveport
Baltimore
Grove City
Mount Sterling
Ashville
Lancaster
Danville
Champaign
Springfield
Jacksonville
Decatur
INDIANA
Hannibal
Terre Haute
Mattoon
ILLINOIS
Effingham
Bloomington
O'Fallon
St. Charles
ST. LOUIS
Collinsville
Belleville
Centralia
Vincennes
Union
Mount Vernon
Jasper
Evansville
Farmington
Herrin
Marion
Henderson
Carbondale
Owensboro
MISSOURI
Cape Girardeau
Paducah
KENTUCKY
Sikeston
Hopkinsville
Poplar Bluff
Murray
Clarksville
ARKANSAS
TENNESSEE
NASHVILLE
OUTAGAMIE COUNTY
Grand Chute
Little Chute
APPLETON
Kimberly
WINNEBAGO COUNTY
CALUMET COUNTY
Menasha
Neenah
Lake Winnebago

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 Phoenix Industrial Portfolio IV	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$46,000,000 72.9% 1.59x 10.8%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Location:	Various
				General Property Type:	Industrial
Original Balance:	$46,000,000			Detailed Property Type:	Various
Cut-off Date Balance:	$46,000,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	5.8%			Year Built/Renovated:	Various/Various
Loan Purpose:	Refinance			Size:	2,144,010 SF
Borrower Sponsor:	Phoenix Investors			Cut-off Date Balance per SF:	$21
Mortgage Rate:	3.8395%			Maturity Date Balance per SF:	$18
Note Date:	2/7/2020			Property Manager:	Phoenix Investors (borrower-related)
First Payment Date:	4/6/2020
Maturity Date:	3/6/2030
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	36 months
Seasoning:	0 months
Prepayment Provisions:	LO (24); DEF (90); O (6)
Lockbox/Cash Mgmt Status:	Hard/Springing			Underwriting and Financial Information
Additional Debt Type:	N/A			UW NOI(2)(3):	$4,554,142
Additional Debt Balance:	N/A			UW NOI Debt Yield(2)(4):	10.8%
Future Debt Permitted (Type):	No (N/A)			UW NOI Debt Yield at Maturity(2):	11.5%
Reserves(1)				UW NCF DSCR(2):	2.30x (IO)	1.59x (P&I)
Type	Initial	Monthly	Cap	Most Recent NOI(3):	$3,422,299 (9/30/2019 TTM)
RE Tax:	$130,669	$31,730	N/A	2nd Most Recent NOI(5):	$2,048,298 (12/31/2018)
Insurance:	$224,243	$20,269	N/A	3rd Most Recent NOI:	$1,258,145 (12/31/2017)
Replacements:	$0	$17,713	$425,000	Most Recent Occupancy:	77.3% (2/5/2020)
TI/LC:	$1,000,000	Springing	$1,000,000	2nd Most Recent Occupancy:	75.5% (9/30/2019)
Required Repairs:	$174,750	$0	N/A	3rd Most Recent Occupancy:	71.7% (12/31/2018)
Achievement Reserve(1):	$4,000,000	$0	N/A	Appraised Value (as of)(6):	$57,600,000 (Various)
Environmental Reserve:	$30,624	$0	N/A	Cut-off Date LTV Ratio(4)(6):	72.9%
Pitney Bowes Work:	$10,000	$0	N/A	Maturity Date LTV Ratio(6):	68.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$46,000,000	100.0%	Loan Payoff:	$35,255,376	76.6%
			Reserves:	$1,570,286	3.4%
			Achievement Reserve(1):	$4,000,000	8.7%
			Closing Costs:	$638,494	1.4%
			Partnership Buyout:	$2,800,000	6.1%
			Return of Equity:	$1,735,844	3.8%
Total Sources:	$46,000,000	100.0%	Total Uses:	$46,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements and the Achievement Reserve.

(2)	Represents In-Place UW. See “Cash Flow Analysis” below for further discussion of underwritten rents.

(3)	The increase in UW NOI from Most Recent NOI is primarily attributed to (i) rent steps of $91,733 through March 31, 2021 and (ii) recent leasing associated with three tenants totaling $905,397.

(4)	The UW NOI Debt Yield and Cut-off Date LTV Ratio presented above are based on the original principal balance of the Phoenix Industrial Portfolio IV Mortgage Loan (as defined below) of $46,000,000 net of the $4,000,000 Achievement Reserve. Including the Achievement Reserve balance, the UW NOI Debt Yield and Cut-off Date LTV Ratio, based on the original principal balance of the Phoenix Industrial Portfolio Mortgage Loan, are 9.9% and 79.9%, respectively.

(5)	The borrower sponsor acquired the Phoenix Industrial Portfolio IV Properties (as defined below) between 2014 and 2018. As such, 2nd Most Recent NOI for the Delaware property and the Pawcatuck property is not available.

(6)	The aggregate stabilized appraisal value, which assumes that the Edgerton property reaches a stabilized occupancy of 90.0% as of February 1, 2024, is $63,000,000. The Cut-off Date LTV Ratio based on the original principal balance of the Phoenix Industrial Portfolio IV Mortgage Loan of $46.0 million net of the $4.0 million Achievement Reserve, is 66.7%. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio, based on the aggregate “as stabilized” appraised values of $63.0 million and the original principal balance of the Phoenix Industrial Portfolio IV Mortgage Loan, are 73.0% and 62.9%, respectively.

The Mortgage Loan. The third largest mortgage loan (the “Phoenix Industrial Portfolio IV Mortgage Loan”) is evidenced by six promissory notes with an aggregate original principal balance of $46,000,000, which are collectively secured by a first priority fee mortgage encumbering a 2,144,010 SF portfolio of five industrial properties located in Wisconsin, Ohio, Connecticut and Illinois (each, a “Phoenix Industrial Portfolio IV Property”, and collectively, the “Phoenix Industrial Portfolio IV Properties”). The proceeds of the Phoenix Industrial Portfolio IV Mortgage Loan were used to refinance existing debt on the Phoenix Industrial Portfolio IV Properties, fund reserves, pay closing costs, fund a partnership buyout and return equity to the borrower sponsor.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 Phoenix Industrial Portfolio IV	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$46,000,000 72.9% 1.59x 10.8%

The Borrowers and the Borrower Sponsor. The borrowers are Phoenix Edgerton Industrial, LLC, Phoenix Herrin Industrial Investors LLC, Phoenix Pawcatuck LLC, Phoenix Delaware Ohio LLC and Phoenix Menasha Industrial Investors LLC (collectively, the “Phoenix Industrial Portfolio IV Borrowers”), each a Delaware limited liability company structured to be bankruptcy remote with one independent director. Legal counsel to the Phoenix Industrial Portfolio IV Borrowers delivered a non-consolidation opinion in connection with the origination of the Phoenix Industrial Portfolio IV Mortgage Loan. The non-recourse guarantors of the Phoenix Industrial Portfolio IV Mortgage Loan are Irrevocable Children's Trust dated 7/22/91 and Irrevocable Children's Trust No. 2 dated 7/22/91. The borrower sponsor of the Phoenix Industrial Portfolio IV Mortgage Loan is Phoenix Investors, which is the affiliated management company for the guarantors’ investments.

Phoenix Investors is a national commercial real estate firm based in Milwaukee, Wisconsin that redevelops former manufacturing facilities throughout the United States. Phoenix Investors’ affiliated companies hold interests in approximately 27 million SF of industrial, retail, office, and single tenant net-leased properties across 25 states. Phoenix Investors engages in the renovation and repositioning of large, former single tenant industrial facilities throughout the United States that were previously owned by corporate entities, real estate investment trusts or financial institutions.

The Properties. The Phoenix Industrial Portfolio IV Mortgage Loan is secured by five industrial properties totaling 2,144,010 SF located in Wisconsin (42.5% of NRA), Illinois (26.4% of NRA), Ohio (21.0% of NRA) and Connecticut (10.1% of NRA). The Phoenix Industrial Portfolio IV Properties were 77.3% occupied as of February 5, 2020 by 20 tenants. The borrower sponsor acquired the Phoenix Industrial Portfolio IV Properties between 2014 and 2018 for an aggregate purchase price of approximately $19.3 million. Since acquisition, the borrower sponsor has invested approximately $16.6 million in capital improvements and other/soft costs at the Phoenix Industrial Portfolio IV Properties.

Edgerton (39.4% of NRA; 45.2% of ALA): The Edgerton property is an 845,506 SF industrial warehouse building located in Edgerton, Wisconsin. The improvements were constructed in 1960, renovated in 2018 and include approximately 2.0% of office space. The Edgerton property is situated on a 120.6-acre site with 1,500 surface parking spaces (1.8 per 1,000 SF). The Edgerton property has 25 loading docks, four loading doors, column spacing of 50 feet by 60 feet, and clear heights ranging from 17 feet to 31 feet. As of February 5, 2020, the Edgerton property was 62.4% leased by three tenants. The largest tenant, Cupertino Electric, Inc. (57.2% of property NRA, 89.7% of property underwritten base rent), has been at the Edgerton property since 2017 and signed an agreement in February 2018 to expand its space from 126,470 SF to 380,543 SF and again in September 2018 to expand its space from 380,543 SF to 483,466 SF through September 2022. Cupertino Electric, Inc. pays an underwritten base rent of $3.18 PSF and has two, two-year renewal options remaining with respect to its initial 126,470 SF of space. Cupertino Electric, Inc. has a termination option with an effective date of October 31, 2020, with 120 days’ notice and payment of a termination fee equal to the unamortized improvement allowance associated with tenant improvement work and the unamortized expansion improvement allowance associated with expansion work. Since acquisition of the Edgerton property in December 2016, the borrower sponsor has invested approximately $8.3 million in capital improvements and other/soft costs at the Edgerton property.

Delaware (21.0% of NRA; 16.8% of ALA): The Delaware property is a 450,708 SF industrial warehouse building located in Delaware, Ohio. The improvements were constructed in 1958 and 1960, renovated in 2018 and include approximately 2.5% of office space. The Delaware property is situated on a 19.4-acre site with 100 surface parking spaces (0.2 per 1,000 SF). The Delaware property has 22 loading docks, five loading doors, column spacing of 25 feet by 50 feet, and clear heights ranging from 18 feet to 26.5 feet. As of February 5, 2020, the Delaware property was 100.0% leased by MWD Logistics, Inc. MWD Logistics, Inc. has been at the Delaware property since 2012 pursuant to a lease with an expiration date of October 31, 2023. MWD Logistics, Inc. pays an underwritten base rent of $1.87 PSF and has no renewal options remaining. MWD Logistics, Inc. has a termination option with an effective date of October 31, 2021, subject to a notice date on or before May 4, 2021 and no termination fee. Since acquisition of the Delaware property in April 2018, the borrower sponsor has invested approximately $1.3 million in capital improvements and other/soft costs at the Delaware property.

Pawcatuck (10.1% of NRA; 15.2% of ALA): The Pawcatuck property is comprised of approximately 24 industrial warehouse buildings totaling 217,143 SF located in Pawcatuck, Connecticut. The improvements were constructed between 1888 and 1982, renovated in 2015 and 2017 and include approximately 5.0% of office space. The Pawcatuck property is situated on a 16.1-acre site with 147 surface parking spaces (0.7 per 1,000 SF). The Pawcatuck property has 20 loading docks, 10 loading doors, and clear heights of 12 feet to 26 feet. As of February 5, 2020, the Pawcatuck property was 95.0% leased by 10 tenants. The three largest tenants are General Dynamics (37.9% of property NRA, 46.1% of property underwritten base rent), Davis Standard, LLC (17.3% of property NRA, 14.6% of property underwritten base rent) and Connri Paper & Supply (13.3% of property NRA, 11.7% of property underwritten base rent). Since acquisition of the Pawcatuck property in April 2018, the borrower sponsor has invested approximately $2.5 million in capital improvements and other/soft costs at the Pawcatuck property.

Herrin (26.4% of NRA; 15.0% of ALA): The Herrin property is a 565,653 SF industrial manufacturing building located in Herrin, Illinois. The improvements were constructed between 1946 and 1973, renovated between 2017 and 2018 and include approximately 1.3% of office space. The Herrin property is situated on a 36.5-acre site with 1,050 surface parking spaces (1.9 per 1,000 SF). The Herrin property has 20 loading docks, six loading doors, and clear heights of 19 feet to 26 feet. As of February 5, 2020, the Herrin property was 72.0% leased by five tenants. The two largest tenants are CRC (31.0% of property NRA, 40.9% of property underwritten base rent) and FreightLink, LLC (22.6% of property NRA, 32.2% of property underwritten base rent). Since acquisition of the Herrin property in December 2016, the borrower sponsor has invested approximately $3.8 million in capital improvements and other/soft costs at the Herrin property.

Menasha (3.0% of NRA; 7.8% of ALA): The Menasha property is a 65,000 SF industrial flex call center located in Menasha, Wisconsin. The improvements were constructed in 1981 as a big box retail store, and converted to approximately 95.0% office flex call center use. The Menasha property is situated on a 10.3-acre site with 597 surface parking spaces (9.2 per 1,000 SF). The Menasha property has three loading docks and a clear height of 12 feet. As of February 5, 2020, the Menasha property was 100.0% leased to Pitney Bowes Inc. Pitney Bowes Inc has been at the Menasha property since 2000 pursuant to a lease with an expiration date of January 31, 2023. Pitney Bowes Inc pays an underwritten base rent of $6.50 PSF and has no renewal or termination options. Since acquisition of the Menasha property (which was acquired in a distress sale as part of a portfolio that was under foreclosure) in April 2014, the borrower sponsor has invested approximately $700,000 in capital improvements and other/soft costs at the Menasha property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 Phoenix Industrial Portfolio IV	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$46,000,000 72.9% 1.59x 10.8%

The following table presents certain information relating to the Phoenix Industrial Portfolio IV Properties:

Portfolio Summary(1)
Property	State	Net Rentable Area (SF)	Year Built/Renovated	In-Place UW NCF	Stabilized UW NCF(2)	Allocated Cut-off Date Balance (“ALA”)	% of ALA	Appraised Value	Cut-off Date LTV	Clear Heights (ft.)	Dock Doors	Drive-In Doors
Edgerton	WI	845,506	1960/2018	$1,350,583	$2,231,665	$20,800,000	45.2%	$24,000,000	70.0%(3)	17 - 31	25	4
Delaware	OH	450,708	1958; 1960/2018	$753,778	$753,778	$7,725,000	16.8%	$10,300,000	75.0%	18 - 26.5	22	5
Pawcatuck	CT	217,143	1888-1982/2015; 2017	$785,547	$785,547	$6,975,000	15.2%	$9,300,000	75.0%	12 - 26	20	10
Herrin	IL	565,653	1946-1973/2017-2018	$852,319	$852,319	$6,900,000	15.0%	$9,200,000	75.0%	19 - 26	20	6
Menasha	WI	65,000	1981/N/A	$375,319	$375,319	$3,600,000	7.8%	$4,800,000	75.0%	12	3	0
Total/Wtd. Avg.		2,144,010		$4,117,546	$4,998,628	$46,000,000	100.0%	$57,600,000	72.9%(4)		90	25

(1)	Information is based on the appraisal.

(2)	Stabilized UW NCF assumes the Edgerton property is 100.0% leased to Cupertino Electric and the $4.0 million Achievement Reserve is released to the Phoenix Industrial Portfolio IV Borrowers. Cupertino Electric is not under any obligation to lease additional space.

(3)	The Achievement Reserve of $4.0 million will be released to the Phoenix Industrial Portfolio IV Borrowers once an occupancy of 90.0% is achieved at the Edgerton property, the debt yield is not less than 9.3% and the loan-to-value ratio is not greater than 73.1% (in each case based on the full outstanding loan amount). The Cut-off Date LTV presented above is based on the original allocated loan amount of the Edgerton property of $20,800,000 net of the $4,000,000 Achievement Reserve. Including the Achievement Reserve balance, the Cut-off Date LTV, based on the original allocated loan amount of the Edgerton property, is 86.7%.

(4)	The Wtd. Avg. Cut-off Date LTV presented above is based on the original principal balance of the Phoenix Industrial Portfolio IV Mortgage Loan of $46,000,000 net of the $4,000,000 Achievement Reserve. Including the Achievement Reserve balance, the Wtd. Avg. Cut-off Date LTV, based on the original principal balance of the Phoenix Industrial Portfolio IV Mortgage Loan, is 79.9%.

The following table presents certain information relating to the leases at the Phoenix Industrial Portfolio IV Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Property	Tenant SF	Approximate % of SF	Annual In-Place UW Base Rent	% of Total Annual In-Place UW Base Rent	Annual In-Place UW Base Rent PSF(3)	Lease Expiration
Major Tenants
Cupertino Electric, Inc.(4)	NR/NR/NR	Edgerton	483,466	22.5%	$1,537,422	30.7%	$3.18	9/30/2022
MWD Logistics, Inc.(5)	NR/NR/NR	Delaware	450,708	21.0%	$842,824	16.8%	$1.87	10/31/2023
CRC(6)	NR/NR/NR	Herrin	175,245	8.2%	$438,113	8.7%	$2.50	10/31/2022
FreightLink, LLC(7)	NR/NR/NR	Herrin	127,588	6.0%	$344,488	6.9%	$2.70	1/31/2023
General Dynamics	NR/A2/A+	Pawcatuck	82,278	3.8%	$444,060	8.9%	$5.40	3/31/2021
Pitney Bowes Inc	NR/NR/NR	Menasha	65,000	3.0%	$422,500	8.4%	$6.50	1/31/2023
Phoenix Logistics, LLC(8)	NR/NR/NR	Herrin	50,000	2.3%	$156,000	3.1%	$3.12	9/30/2023
Davis Standard, LLC(9)	NR/NR/NR	Pawcatuck	37,573	1.8%	$140,899	2.8%	$3.75	4/3/2023
Intertape Polymer Corp	NR/NR/NR	Herrin	34,399	1.6%	$87,029	1.7%	$2.53	7/31/2022
IKI Manufacturing	NR/NR/NR	Edgerton	34,397	1.6%	$122,797	2.4%	$3.57	1/31/2023
Applied Physical Sciences	NR/NR/NR	Pawcatuck	33,622	1.6%	$132,683	2.6%	$3.95	Various(10)
Connri Paper & Supply	NR/NR/NR	Pawcatuck	28,796	1.3%	$112,592	2.2%	$3.91	12/31/2021
Swanson Industries(11)	NR/NR/NR	Herrin	20,071	0.9%	$45,160	0.9%	$2.25	3/31/2021
Subtotal/Wtd. Avg.			1,623,143	75.7%	$4,826,566	96.3%	$2.97
Other Tenants			34,098	1.6%	$186,053	3.7%	$5.46
Vacant			486,769	22.7%	$0	0.0%	$0.00
Total/Wtd. Avg.			2,144,010	100.0%	$5,012,618	100.0%	$3.02

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual In-Place UW Base Rent PSF excludes vacant space.

(4)	Cupertino Electric, Inc. may terminate its lease on October 31, 2020 with 120 days’ notice and payment of a termination fee equal to the unamortized improvement allowance associated with tenant improvement work and the unamortized expansion improvement allowance associated with expansion work.

(5)	MWD Logistics, Inc. may terminate its lease on October 31, 2021 with notice on or before May 4, 2021 and no termination fee.

(6)	CRC may terminate its lease on or after November 1, 2020 with six months’ notice and no termination fee.

(7)	FreightLink, LLC may terminate its lease at any time with 90 days’ notice if a customer identified in the lease terminates its existing warehouse or logistics agreement with FreightLink, LLC.

(8)	Phoenix Logistics, LLC, an affiliate of the borrower sponsor, may terminate its lease if at any time during the lease term, Phoenix Logistics, LLC has less than approximately 40,000 SF worth of logistics contracts in full force and effect. Phoenix Logistics, LLC has the right to terminate its lease effective as of the date of such termination by providing the landlord irrevocable written notice and no termination fee.

(9)	Davis Standard, LLC may terminate its lease on December 31, 2020 with six months’ notice and payment of a termination fee equal to four months' base rent at the then-current rate plus any unamortized portion of costs of leasing commissions paid by the landlord, attorneys' fees, and any other related expenses in connection with leasing the premises.

(10)	Applied Physical Sciences has 26,400 SF expiring on October 31, 2021 and 7,222 SF expiring on April 30, 2023.

(11)	Swanson Industries has a one-time right to terminate its lease any time after February 28, 2019 with six months’ notice and a termination fee equal to the remaining unamortized cost of the tenant’s work at the premises.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 Phoenix Industrial Portfolio IV	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$46,000,000 72.9% 1.59x 10.8%

The following table presents certain information relating to the lease rollover schedule at the Phoenix Industrial Portfolio IV Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	In-Place UW Base Rent PSF Rolling(3)	Total In-Place UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	4	19,595	0.9%	0.9%	$5.27	$103,200	2.1%	2.1%
2020	0	0	0.0%	0.9%	$0.00	$0	0.0%	2.1%
2021	9	165,845	7.7%	8.6%	$4.54	$753,228	15.0%	17.1%
2022	7	698,010	32.6%	41.2%	$2.99	$2,085,006	41.6%	58.7%
2023	11	773,791	36.1%	77.3%	$2.68	$2,071,185	41.3%	100.0%
2024	0	0	0.0%	77.3%	$0.00	$0	0.0%	100.0%
2025	0	0	0.0%	77.3%	$0.00	$0	0.0%	100.0%
2026	0	0	0.0%	77.3%	$0.00	$0	0.0%	100.0%
2027	0	0	0.0%	77.3%	$0.00	$0	0.0%	100.0%
2028	0	0	0.0%	77.3%	$0.00	$0	0.0%	100.0%
2029	0	0	0.0%	77.3%	$0.00	$0	0.0%	100.0%
2030	0	0	0.0%	77.3%	$0.00	$0	0.0%	100.0%
2031 & Beyond	0	0	0.0%	77.3%	$0.00	$0	0.0%	100.0%
Vacant	0	486,769	22.7%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	31	2,144,010	100.0%		$3.02	$5,012,618	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease, which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. In-Place UW Base Rent PSF Rolling excludes vacant space.

The Markets. The Phoenix Industrial Portfolio IV Properties are located in Wisconsin (53.0% of ALA), Ohio (16.8% of ALA), Connecticut (15.2% of ALA) and Illinois (15.0% of ALA).

Edgerton, Wisconsin (45.2% of ALA): The Edgerton property is located in Edgerton, Rock county, Wisconsin, approximately 68.8 miles southwest of Milwaukee and approximately 119.0 miles northwest of Chicago, Illinois. According to the appraisal, the Edgerton property is located in the Janesville-Beloit, WI metropolitan statistical area (the “Janesville MSA”). The Janesville MSA is 718 square miles in size and ranks #259 in population out of the nation’s 382 metropolitan statistical areas. Major employers in the Janesville MSA include Mercyhealth, Beloit Health System, Grainger Inc. and Hendricks Holdings. Development activity in the immediate area has been predominantly industrial uses. Access to the Edgerton property is provided by Interstate 90 and Highway 59.

Delaware, Ohio (16.8% of ALA): The Delaware property is located in Delaware, Delaware county, Ohio, approximately 25.7 miles north of Columbus, Ohio. According to the appraisal, the Delaware property is located in the Columbus, OH metropolitan statistical area (the “Columbus MSA”). The Columbus MSA is 4,794 square miles in size and ranks #32 in population out of the nation’s 382 metropolitan statistical areas. Major employers in the Columbus MSA include Ohio State University, OhioHealth, JPMorgan Chase & Co., Nationwide, Honda of America Manufacturing Inc. and The Kroger Co. Development activity in the immediate area has been predominantly of industrial uses. U.S. Routes 23, 42 and 36 and State Route 315 provide access to the Delaware property from the greater Columbus metropolitan area. John Glenn Columbus International Airport is located approximately 26.8 miles southeast of the Delaware property.

Pawcatuck, Connecticut (15.2% of ALA): The Pawcatuck property is located in Pawcatuck, New London county, Connecticut, approximately 20.5 miles southeast of Norwich, Connecticut. According to the appraisal, the Pawcatuck property is located in the Norwich-New London, CT metropolitan statistical area (the “Norwich MSA”). The Norwich MSA is 665 square miles in size and ranks #185 in population out of the nation’s 382 metropolitan statistical areas. Major employers in the Norwich MSA include General Dynamics/Electric Boat, U.S. Naval Submarine Base, Mohegan Sun Casino and Foxwoods Resort Casino. Access to the Pawcatuck property is provided by Interstate 95, which is approximately 3.2 miles west of the Pawcatuck property, connecting the Pawcatuck property with the greater Norwich-New London metropolitan area. T.F. Green Airport is located approximately 35.5 miles northeast of the Pawcatuck property.

Herrin, Illinois (15.0% of ALA): The Herrin property is located in Herrin, Williamson county, Illinois, approximately 106 miles southeast of St. Louis, Missouri. According to the appraisal, the Herrin property is located in the Carbondale-Marion, IL metropolitan statistical area (the “Carbondale MSA”). The Carbondale MSA is 1,005 square miles in size and ranks #315 in population out of the nation’s 382 metropolitan statistical areas. Major employers in the Carbondale MSA include Southern Illinois University, Community Health Systems Inc. and UnitedHealth Group. Primary access to the Herrin property is provided by Interstate 57, which is approximately 4.7 miles east of the Herrin property. The Williamson County Regional Airport is located approximately nine miles southwest of the Herrin property. During the last five years, development has been predominantly of industrial and commercial uses, and has included the Blue Cross/Blue Shield office building. Other developments include the Aisin Electronics’ $32.8 million 108,005 SF addition to their existing manufacturing complex in Marion.

Menasha, Wisconsin (7.8% of ALA): The Menasha property is located in Menasha, Winnebago county, Wisconsin, approximately 50.8 miles west of Lake Michigan, approximately 33.8 miles southwest of Green Bay and approximately 98.9 miles northwest of Milwaukee. According to the appraisal, the Menasha property is located in the Oshkosh-Neenah, WI metropolitan statistical area (the “Oshkosh MSA”). The Oshkosh MSA is 434 square miles in size and ranks #250 in population out of the nation’s 382 metropolitan statistical areas. Major employers in the Oshkosh MSA include Oshkosh Corp.,

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 Phoenix Industrial Portfolio IV	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$46,000,000 72.9% 1.59x 10.8%

Bemis and University of Wisconsin Oshkosh. Access to the Menasha property is provided by Interstate 41, which is adjacent to the Menasha property, connecting the Menasha property with the greater Green Bay metropolitan area.

The following table presents market information with respect to the Phoenix Industrial Portfolio IV Properties:

Market Overview
Property	Year Built/ Renovated	Net Rentable Area (SF)(1)	Market	Property In-Place Vacancy(1)	Market Vacancy(2)	Appraisal Concluded Vacancy	Market Inventory (SF)(2)	In-Place UW Base Rent PSF(1)(3)	Appraisal Market Rent PSF	% Above Market Rent
Edgerton	1960/2018	845,506	Janesville-Beloit	37.6%	1.6%	9.0%	25,056,518	$3.25	$3.25	(0.1%)
Delaware	1958; 1960/2018	450,708	Columbus	0.0%	5.1%	4.0%	299,541,682	$1.87	$2.40	(22.1%)
Pawcatuck	1888-1982/2015; 2017	217,143	Norwich	5.0%	7.8%	2.0%	18,566,950	$4.66	$4.92	(5.1%)
Herrin	1946-1973/2017-2018	565,653	Carbondale-Marion	28.0%	17.7%	19.0%	2,946,230	$2.63	$2.50	5.2%
Menasha	1981/N/A	65,000	Oshkosh-Neenah	0.0%	2.2%	4.0%	23,773,656	$6.50	$6.50	0.0%
Total/Wtd. Avg.		2,144,010		22.7%	7.2%	9.7%	369,885,036	$3.02	$3.14	(3.8%)

Source: Appraisals

(1)	Based on the underwritten rent roll.

(2)	Based on third party market research reports.

(3)	In-Place UW Base Rent PSF excludes vacant space.

The following table presents demographic information with respect to the Phoenix Industrial Portfolio IV Properties:

Demographics Overview
Property	City, State	Allocated Cut-off Date Balance	% of ALA	In-Place UW NCF	% of In-Place UW NCF	Stabilized UW NCF(1)	Estimated 2019 Population 5-mile Radius	Estimated 2019 Average Household Income 5-mile Radius
Edgerton	Edgerton, WI	$20,800,000	45.2%	$1,350,583	44.7%	$2,231,665	12,144	$82,756
Delaware	Delaware, OH	$7,725,000	16.8%	$753,778	15.1%	$753,778	48,400	$95,191
Pawcatuck	Pawcatuck, CT	$6,975,000	15.2%	$785,547	15.7%	$785,547	36,490	$98,191
Herrin	Herrin, IL	$6,900,000	15.0%	$852,319	17.1%	$852,319	25,974	$64,499
Menasha	Menasha, WI	$3,600,000	7.8%	$375,319	7.5%	$375,319	130,211	$77,541
Total/Wtd. Avg.		$46,000,000	100.0%	$4,117,546	100.0%	$4,998,628	33,239	$84,038

Source: Third party market research reports

(1)	Stabilized UW NCF assumes the Edgerton property is 100.0% leased to Cupertino Electric and the $4.0 million Achievement Reserve is released to the Phoenix Industrial Portfolio IV Borrowers. Cupertino Electric is not under any obligation to lease additional space.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 Phoenix Industrial Portfolio IV	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$46,000,000 72.9% 1.59x 10.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Phoenix Industrial Portfolio IV Properties:

Cash Flow Analysis
	2016(1)	2017	2018(1)	9/30/2019 TTM	In-Place UW	Stabilized UW	In-Place UW PSF
Gross Potential Rent(3)	$1,559,569	$2,412,718	$2,581,410	$4,069,629	$6,497,397	$6,439,531	$3.03
Total Recoveries	$766,893	$756,283	$649,257	$1,530,488	$1,491,740	$1,782,960	$0.70
Other Income	$0	$0	$6,000	$13,346	$3,600	$3,600	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($1,484,779)	($792,971)	($0.69)
Effective Gross Income	$2,326,463	$3,169,001	$3,236,667	$5,613,463	$6,507,959	$7,433,121	$3.04
Total Operating Expenses	$1,366,872	$1,910,855	$1,188,369	$2,191,164	$1,953,817	$1,981,572	$0.91
Net Operating Income(4)	$959,591	$1,258,145	$2,048,298	$3,422,299	$4,554,142	$5,451,549	$2.12
TI/LC	$0	$0	$0	$0	$233,015	$249,340	$0.11
Capital Expenditures	$0	$0	$0	$0	$203,581	$203,581	$0.09
Net Cash Flow	$959,591	$1,258,145	$2,048,298	$3,422,299	$4,117,546	$4,998,628	$1.92

Occupancy %(5)	21.9%	35.1%	71.7%	75.5%	81.4%	90.4%
NOI DSCR (P&I)	0.37x	0.49x	0.79x	1.32x	1.76x	2.11x
NCF DSCR (P&I)	0.37x	0.49x	0.79x	1.32x	1.59x	1.93x
NOI Debt Yield(6)	2.3%	3.0%	4.9%	8.1%	10.8%	13.0%
NCF Debt Yield(6)	2.3%	3.0%	4.9%	8.1%	9.8%	11.9%

(1)	The borrower sponsor acquired the Phoenix Industrial Portfolio IV Properties between 2014 and 2018. As such, 2016 operating history for the Edgerton property and 2018 operating history for the Delaware property and the Pawcatuck property are not available.

(2)	Stabilized UW NCF assumes the Edgerton property is 100.0% leased to Cupertino Electric and the $4.0 million Achievement Reserve is released to the Phoenix Industrial Portfolio IV Borrowers. Cupertino Electric is not under any obligation to lease additional space.

(3)	In-Place UW Gross Potential Rent is based on the underwritten rent roll and includes (i) rent steps of $91,733 through March 31, 2021 and (ii) vacancy gross up of $1,484,779.

(4)	The increase in In-Place UW Net Operating Income from 9/30/2019 TTM Net Operating Income is primarily attributed to (i) rent steps of $91,029 and (ii) recent leasing associated with three tenants totaling $905,397.

(5)	In-Place UW Occupancy % is based on the economic vacancy of 18.6% and Stabilized UW Occupancy % is based on the economic vacancy of 9.6%. The Phoenix Industrial Portfolio IV Properties were 77.3% leased as of February 5, 2020. The borrower sponsor acquired the Phoenix Industrial Portfolio IV Properties between 2014 and 2018. As such, 2016 Occupancy % excludes the Edgerton property, Delaware property and Pawcatuck property and the 2017 Occupancy % excludes the Delaware property and Pawcatuck property.

(6)	NOI Debt Yield and NCF Debt Yield presented above are based on the original principal balance of the Phoenix Industrial Portfolio IV Mortgage Loan of $46,000,000 net of the $4,000,000 Achievement Reserve. Based on the full original principal balance of the Phoenix Industrial Portfolio IV Mortgage Loan of $46,000,000, UW NOI Debt Yield is 9.9% and UW NCF Debt Yield is 8.9%.

Escrows and Reserves. At origination of the Phoenix Industrial Portfolio IV Mortgage Loan, the Phoenix Industrial Portfolio IV Borrowers deposited into escrow (i) $130,669 for real estate taxes, (ii) $224,243 for insurance premiums, (iii) $1,000,000 for tenant allowances, tenant improvement costs and leasing commissions (“TI/LC”), (iv) $174,750 for required repairs, (v) $30,624 in connection with the environmental policy at the Phoenix Industrial Portfolio IV Properties, (vi) $10,000 for work and/or repairs at the Menasha property with respect to the Pitney Bowes Inc tenant space and (vii) $4,000,000 for an Achievement Reserve. The Phoenix Industrial Portfolio IV Borrowers are required to escrow monthly (i) 1/12 of the annual estimated tax payments, currently equal to $31,730, (ii) 1/12 of the annual estimated insurance premiums, currently equal to $20,269, (iii) $17,713 for replacement reserves, subject to a cap of $425,000 and (iv) when the amount in the TI/LC reserve account is less than $500,000, $26,569 for TI/LC, subject to a cap of $1,000,000.

All funds on deposit in the Achievement Reserve will be (i) during the continuation of a Cash Management Trigger Event (as defined below), transferred to the cash management account, or (ii) in the absence of a Cash Management Trigger Event, returned to the Phoenix Industrial Portfolio IV Borrowers; provided, however, that the following conditions have been fully satisfied by the Phoenix Industrial Portfolio IV Borrowers: (i) on the date such request is made, no default, event of default, Material Tenant Trigger Event (as defined below) or Cash Sweep Trigger Event (as defined below) has occurred and is then continuing, (ii) the Phoenix Industrial Portfolio IV Borrowers have submitted a written request to the lender at least 30 days prior to the requested release, (iii) the Phoenix Industrial Portfolio IV Borrowers have provided written evidence that all leases at the Edgerton property cover no less than 90% of the rentable square footage at the Edgerton property, provided that any new leases at the Edgerton property executed after the origination date of the Phoenix Industrial Portfolio IV Mortgage Loan will have a term of no less than five years, (iv) the Phoenix Industrial Portfolio IV Borrowers have delivered written evidence the debt yield based on the full outstanding principal balance of the Phoenix Industrial Portfolio IV Mortgage Loan is not less than 9.3% and (v) the Phoenix Industrial Portfolio IV Borrowers have delivered written evidence that the loan-to-value ratio based on the full outstanding principal balance of the Phoenix Industrial Portfolio IV Mortgage Loan is not greater than 73.1%.

Lockbox and Cash Management. The Phoenix Industrial Portfolio IV Mortgage Loan has a hard lockbox with springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). Pursuant to the related mortgage loan documents, during the continuance of a Cash Management Trigger Event, all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event has occurred and is continuing, to a Material Tenant (as defined below) rollover reserve, (b) if a Cash Sweep Trigger Event has occurred and is continuing (but not a Material Tenant Trigger Event), to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to the Phoenix Industrial Portfolio IV Borrowers.

A “Cash Management Trigger Event” will occur upon (i) an event of default under the related mortgage loan documents, (ii) any bankruptcy action involving the Phoenix Industrial Portfolio IV Borrowers, the guarantor, the key principal (David M. Marks, the trustee of the guarantors) or the property manager, (iii) the trailing 12-month period debt service coverage ratio falling below 1.25x, (iv) any indictment for fraud or misappropriation of funds by the Phoenix Industrial Portfolio IV Borrowers, the guarantor, the key principal or the property manager, or any director or officer of the aforementioned or (v)

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 Phoenix Industrial Portfolio IV	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$46,000,000 72.9% 1.59x 10.8%

a Material Tenant Trigger Event. A Cash Management Trigger Event will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, if the filing is involuntary, the filing is discharged, stayed or dismissed within 45 days for the Phoenix Industrial Portfolio IV Borrowers, guarantor or key principal, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the obligations of the Phoenix Industrial Portfolio IV Borrowers, the guarantor, the key principal or the property manager under the related mortgage loan documents or management agreement, as applicable, in regard to clause (iii) above, the trailing 12-month debt service coverage ratio is at least 1.30x for two consecutive calendar quarters, in regard to clause (iv) above, the dismissal of the applicable indictment with prejudice or the acquittal of the applicable person with respect to the related charge or the replacement of the property manager with a qualified manager pursuant to the related mortgage loan documents, or in regard to clause (v) above, the cure of such Material Tenant Trigger Event.

A “Material Tenant Trigger Event” will occur (i) if a Material Tenant gives notice of its intention to terminate or cancel or not to extend or renew its lease, (ii) if, on or prior to the date by which a 30% Material Tenant (as defined below) is required under its 30% Material Tenant Lease to notify the Phoenix Industrial Portfolio IV Borrowers of its election to extend or renew such 30% Material Tenant Lease, such 30% Material Tenant does not give such notice, (iii) on or prior to the date on which a Material Tenant is required under its lease to notify the Phoenix Industrial Portfolio IV Borrowers of its election to extend or renew its lease, if such Material Tenant fails to give such notice, (iv) if an event of default under a Material Tenant lease occurs and continues beyond any applicable notice and cure period, (v) if a bankruptcy action of a Material Tenant or guarantor of any Material Tenant lease occurs, (vi) if a Material Tenant lease is terminated or is no longer in full force and effect provided that with respect to any partial termination of a Material Tenant lease, such partial termination relates to a portion of the Material Tenant space (a) constituting 20% or more of the total rentable square footage at the applicable property or (b) requiring the payment of base rent that is 20% or more of the total in-place base rent at the applicable property or (vii) if a Material Tenant “goes dark”, vacates, ceases to occupy or ceases to conduct business in the ordinary course at the Phoenix Industrial Portfolio IV Properties or a portion thereof constituting 20% or more of the total rentable square footage at the applicable property for a period in excess of 12 consecutive calendar months (other than temporary cessation of operations in connection with remodeling, renovation or restoration of their leased premises). A Material Tenant Trigger Event will end (a) with respect to clause (i) above, on the date that (1) the applicable Material Tenant revokes or rescinds all termination or cancellation notices, (2) the applicable Material Tenant lease is extended on terms satisfying the requirements of the related mortgage loan documents or (3) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, and such replacement tenant and its lease satisfy the requirements of the related mortgage loan documents, (b) with respect to clause (ii) above, (1) the applicable 30% Material Tenant is extended on terms satisfying the requirements of the related mortgage loan documents or (2) the applicable 30% Material Tenant space is leased to a replacement tenant, and such replacement tenant and its lease satisfy the requirements of the related mortgage loan documents, (c) with respect to clause (iii) above, on the date that (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the related mortgage loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, and such replacement tenant and its lease satisfy the requirements of the related mortgage loan documents, (d) with respect to clause (iv) above, after a cure of the applicable event of default, (e) with respect to clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (f) with respect to clause (vi) above, all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, and such replacement tenant and its lease satisfy the requirements of the related mortgage loan documents or (g) with respect to clause (vii) above, the Material Tenant re-commences its normal business operations at the applicable Phoenix Industrial Portfolio IV Property or a portion thereof constituting more than 20% of the total rentable square footage at the applicable property.

A “Material Tenant” means (i) MWD Logistics, Inc., (ii) Cupertino Electric, Inc. or (iii) any other tenant at the Phoenix Industrial Portfolio IV Properties that, together with its affiliates, either (a) leases no less than 20% of the total rentable square footage of the Phoenix Industrial Portfolio IV Properties or (b) accounts for no less than 20% of the total in-place base rent at the Phoenix Industrial Portfolio IV Properties.

A “30% Material Tenant” means any tenant at the Phoenix Industrial Portfolio IV Properties that, together with its affiliates, either (a) leases no less than 30% of the total rentable square footage at the Phoenix Industrial Portfolio IV Properties or (b) accounts for no less than 30% of the total in-place base rent at the Phoenix Industrial Portfolio IV Properties.

A “Cash Sweep Trigger Event” will occur upon (i) an event of default under the related mortgage loan documents, (ii) any bankruptcy action involving the Phoenix Industrial Portfolio IV Borrowers, the guarantor, the key principal or the property manager or (iii) the trailing 12-month period debt service coverage ratio falling below 1.20x. A Cash Sweep Trigger Event will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, if the filing is involuntary, the filing is discharged, stayed or dismissed within 45 days for the Phoenix Industrial Portfolio IV Borrowers, key principal or guarantor, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the obligations of the Phoenix Industrial Portfolio IV Borrowers, the guarantor, the key principal or the property manager under the related mortgage loan documents or management agreement, as applicable, or in regard to clause (iii) above, the trailing 12-month debt service coverage ratio is at least 1.25x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loans and Preferred Equity. None.

Release of Property. Releases of individual Phoenix Industrial Portfolio IV Properties are not permitted. The Phoenix Industrial Portfolio IV Borrowers have the right to obtain the release of unimproved outparcels at the Edgerton property and the Pawcatuck Property, without defeasance or prepayment, provided that certain conditions, including among others, conditions relating to separate tax lots, compliance with zoning, parking and other legal requirements, and compliance with REMIC regulations, are satisfied.

Terrorism Insurance. The Phoenix Industrial Portfolio IV Borrowers are required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 (THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

550 West 34th Street New York, NY 10001	Collateral Asset Summary – Loan No. 4 55 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,450,000 39.4% 3.54x 11.0%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

550 West 34th Street New York, NY 10001	Collateral Asset Summary – Loan No. 4 55 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,450,000 39.4% 3.54x 11.0%

55 HUDSON YARDS

**TOTAL BUILDING RSF:
1,431,212**

THIRD POINT
LEVELS 49-51: 89,043 RSF
STONEPEAK PARTNERS LP
LEVEL 48: 29,683 RSF
COOLEY
LEVELS 42-46: 146,227 RSF
SILVER LAKE
LEVELS 40-41: 58,089 RSF
MILBANK, TWEED, HADLEY & MCCLOY
LEVELS 30-39: 286,733 RSF
ENGINEER'S GATE
LEVEL 29: 28,034 RSF
HEALTHCOR MANAGEMENT
LEVEL P28: 17,760 RSF
AROSA CAPITAL MANAGEMENT
LEVEL P28: 10,680 RSF
COGNIZANT
LEVELS 26-27: 56,869 RSF
CONFIDENTIAL TENANT
LEVELS 24-25: 56,858 RSF
VISTA EQUITY PARTNERS
LEVEL 23: 28,429 RSF
CENTIVA, NUT TREE, MITSUI OFFICE (UNDER CONTRACT)
LEVEL 22: 25,744 RSF
BOIES SCHILLER & FLEXNER
LEVELS 18-21: 110,732 RSF
MARKETAXESS
LEVELS 15-17: 83,298 RSF
POINT 72
LEVELS 3-14: 332,283 RSF
MECHANICAL
MT. SINAI
LEVEL P1, P2: 18,679 RSF
MANAGEMENT OFFICE
LEVEL P2: 6,971 RSF
MAISON KAYSER
LEVEL P1: 2,663 RSF
33RD STREET
HUDSON BOULEVARD

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

550 West 34th Street New York, NY 10001	Collateral Asset Summary – Loan No. 4 55 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,450,000 39.4% 3.54x 11.0%

55 Hudson Yards
550 West 34th Street
New York, NY 10001
Theater District
West Side
Chelsea
Hudson River
Lincoln Tunnel
Jacob Javits Convention Center
HUDSON YARDS
The High Line Elevated Park
Hudson River Park
Chelsea Waterside Park
CHELSEA GALLERIES
NJ TRANSIT AMTRAK
James A. Farley General Post Office
Morgan General Mail Facility
Port Authority Bus Terminal
MANHATTAN
QUEENS
BROOKLYN
NEW JERSEY
JERSEY CITY
Hoboken
Union City
North Bergen

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

550 West 34th Street New York, NY 10001	Collateral Asset Summary – Loan No. 4 55 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,450,000 39.4% 3.54x 11.0%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller(1):	GACC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	BBB-/A-/BB			Location:	New York, NY 10001
				General Property Type:	Office
Original Balance(2):	$34,450,000			Detailed Property Type:	CBD
Cut-off Date Balance(2):	$34,450,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	4.4%			Year Built/Renovated:	2018/N/A
Loan Purpose:	Recapitalization			Size:	1,431,212 SF
Borrower Sponsors(3):	Mitsui Fudosan America, Inc.; The Related			Cut-off Date Balance per SF(2):	$660
	Companies, L.P.; OP Olympic Capital Corp			Maturity Date Balance per SF(2):	$660
	(US), Inc.			Property Manager:	Related Hudson Yards Manager LLC (borrower-related)
Mortgage Rate:	2.9500%
Note Date:	11/21/2019
First Payment Date:	1/6/2020
Maturity Date:	12/6/2029
Original Term to Maturity	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	3 months
Prepayment Provisions(4):	LO (27); DEF/YM1 (86); O (7)
Lockbox/Cash Mgmt Status:	Hard/Springing			Underwriting and Financial Information
Additional Debt Type(2):	Pari Passu / Subordinate Debt			UW NOI:	$103,900,331
Additional Debt Balance(2):	$910,550,000 / $300,000,000			UW NOI Debt Yield(2):	11.0%
Future Debt Permitted (Type):	No (N/A)			UW NOI Debt Yield at Maturity(2):	11.0%
Reserves(5)				UW NCF DSCR(2):	3.54x
Type	Initial	Monthly	Cap	Most Recent NOI(6):	N/A
RE Tax:	$0	Springing	N/A	2nd Most Recent NOI(6):	N/A
Insurance:	$0	Springing	N/A	3rd Most Recent NOI(6):	N/A
Replacements:	$0	Springing	N/A	Most Recent Occupancy:	97.3% (11/19/2019)
TI/LC:	$0	Springing	N/A	2nd Most Recent Occupancy(6):	N/A
Tenant Specific TI/LC:	$34,260,641	$0	N/A	3rd Most Recent Occupancy(6):	N/A
Free Rent:	$11,482,346	$0	N/A	Appraised Value (as of):	$2,400,000,000 (10/15/2019)
Milbank Lease Landlord Delay Dispute:	$11,000,000	$0	N/A	Cut-off Date LTV Ratio(2):	39.4%
MarketAxess Lease Takeover:	$4,474,631	$0	N/A	Maturity Date LTV Ratio(2):	39.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$1,245,000,000	100.0%	Reserves:	$61,217,618	4.9%
			Closing Costs:	$46,767,347	3.8%
			Return of Equity(7):	$1,137,015,035	91.3%
Total Sources:	$1,245,000,000	100.0%	Total Uses:	$1,245,000,000	100.0%

(1)	The 55 Hudson Yards Whole Loan (as defined below) was co-originated by DBR Investments Co. Limited (“DBRI”), Wells Fargo Bank, National Association (“WFCM”) and Morgan Stanley Bank, N.A. (“MSBNA”). GACC subsequently acquired from DBRI and is selling Notes A-2-C4 and A-2-C6 with original principal balances of $9,450,000 and $25,000,000, respectively.

(2)	The 55 Hudson Yards Mortgage Loan (as defined below) is part of the 55 Hudson Yards Whole Loan, which is comprised of 33 senior pari passu promissory notes with an aggregate original principal balance of $945,000,000 and three pari passu subordinate companion notes with an aggregate original principal balance of $300,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the 55 Hudson Yards Senior Notes (as defined below). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the 55 Hudson Yards Whole Loan are $870, $870, 8.3%, 8.3%, 2.68x, 51.9% and 51.9%, respectively.

(3)	There is no non-recourse carveout guarantor or separate environmental indemnitor for the 55 Hudson Yards Whole Loan.

(4)	Defeasance or prepayment of the 55 Hudson Yards Whole Loan is permitted at any time after the earlier of (a) the end of the two-year period commencing on the closing date of the securitization of the last 55 Hudson Yards Whole Loan promissory note to be securitized and (b) November 21, 2022. The assumed defeasance lockout period of 27 payments is based on the expected closing date of the UBS 2020-C19 securitization in March 2020.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	Prior historical operating statements and occupancy are not applicable, as the 55 Hudson Yards Property (as defined below) was constructed in 2018 and tenants began taking occupancy in 2019.

(7)	Prior to the origination of the 55 Hudson Yards Whole Loan, the 55 Hudson Yards Property was unencumbered by debt. The borrower sponsors’ cost basis to date is approximately $1.31 billion.

The Mortgage Loan. The fourth largest mortgage loan (the “55 Hudson Yards Mortgage Loan”) is part of a whole loan (the “55 Hudson Yards Whole Loan”) evidenced by 33 senior pari passu promissory notes with an aggregate original principal balance of $945,000,000 (collectively, the “55 Hudson Yards Senior Notes”) and three pari passu subordinate companion notes with an aggregate original principal balance of $300,000,000 (collectively, the “55 Hudson Yards Subordinate Notes”). The 55 Hudson Yards Whole Loan is secured by a first priority fee mortgage encumbering a 1,431,212 SF office building located in New York, New York (the “55 Hudson Yards Property”). Promissory Notes A-2-C4 and A-2-C6, in the aggregate original

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

550 West 34th Street New York, NY 10001	Collateral Asset Summary – Loan No. 4 55 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,450,000 39.4% 3.54x 11.0%

principal balance of $34,450,000, represent the 55 Hudson Yards Mortgage Loan and will be contributed to the UBS 2020-C19 Trust. The below table summarizes the 55 Hudson Yards Whole Loan, including the remaining promissory notes, which are currently held by the entities listed below or are expected to be contributed to one or more future securitization transactions and may otherwise be transferred at any time. The mortgage loan seller provides no assurances that the non-securitized notes will not be split further. The 55 Hudson Yards Whole Loan is serviced pursuant to the trust and servicing agreement for the Hudson Yards 2019-55HY Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—55 Hudson Yards Whole Loan” and “Pooling and Servicing Agreement” in the Prospectus.

55 Hudson Yards Whole Loan Summary
Notes	Original Principal Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
A-1-S1, A-2-S2, A-2-S3, A-3-S1, A-1-S2, A-1-S3, A-2-S1, A-3-S2, A-3-S3, A-1-C1, A-1-C2, A-1-C8, A-2-C1, A-2-C2, A-2-C8, A-3-C1, A-3-C2, A-3-C8	$510,500,000	$510,500,000	Hudson Yards 2019-55HY	No(1)
A-1-C7	$54,000,000	$54,000,000	WFB	No
A-1-C3, A-1-C4	$56,700,000	$56,700,000	BANK 2020-BNK26(2)	No
A-1-C5, A-3-C5	$100,000,000	$100,000,000	BANK 2019-BNK24	No
A-1-C6, A-3-C6	$100,000,000	$100,000,000	BANK 2020-BNK25	No
A-2-C3, A-2-C5, A-2-C7	$52,450,000	$52,450,000	BMARK 2020-IG1	No
A-2-C4, A-2-C6	$34,450,000	$34,450,000	UBS 2020-C19	No
A-3-C3, A-3-C4, A-3-C7	$36,900,000	$36,900,000	MSC 2020-L4	No
B-1, B-2, B-3	$300,000,000	$300,000,000	Hudson Yards 2019-55HY	Yes(1)
Total	$1,245,000,000	$1,245,000,000

(1)	The holder of the 55 Hudson Yards Subordinate Notes will have the right to appoint the special servicer of the 55 Hudson Yards Whole Loan and to direct certain decisions with respect to the 55 Hudson Yards Whole Loan, unless a control appraisal event exists under the related co-lender agreement; provided that after the occurrence of a control appraisal event with respect to the 55 Hudson Yards Subordinate Notes, the holder of the 55 Hudson Yards Note A-1-S1 will have such rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—55 Hudson Yards Whole Loan” in the Prospectus.

(2)	Promissory Notes A-1-C3 and A-1-C4 are currently held by WFB, or an affiliated entity, and are expected to be contributed to the BANK 2020-BNK26 securitization transaction, which is expected to close on or about March 12, 2020.

The Borrower and the Borrower Sponsors. The borrower is One Hudson Yards Owner LLC (the “55 Hudson Yards Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the 55 Hudson Yards Borrower delivered a non-consolidation opinion in connection with the origination of the 55 Hudson Yards Whole Loan.

The 55 Hudson Yards Borrower’s sole member is One Hudson Yards Holdings LLC, which is a joint venture between MFA 55 HY LLC (“Mitsui Member”) and 55 Hudson Yards Member LLC (“Hudson Yards Member”). Mitsui Member is owned by Mitsui Fudosan America, Inc. (“Mitsui”). The managing member and owner of Hudson Yards Member is Hudson Yards Gen-Par, LLC, a joint venture between Related Hudson Yards, LLC (“Related Member”) and Oxford Hudson Yards LLC (“Oxford Member”). Related Member is wholly owned by The Related Companies, L.P. (“Related”) and Oxford Member is wholly owned by OP Olympic Capital Corp (US), Inc. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 55 Hudson Yards Whole Loan.

Founded by Stephen M. Ross in 1972, Related is a privately owned, fully integrated and diversified real estate company with experience in development, acquisition, management, finance, marketing and sales. Headquartered in New York City, Related owns and manages a portfolio of assets and has offices and major developments in Boston, Chicago, Los Angeles, San Francisco, South Florida, Washington, D.C. and London. Oxford Properties Group, comprising Oxford and its affiliates, make up the real estate investment arm of Ontario Municipal Employees Retirement Systems (“OMERS”), one of Canada’s largest pension plans. OMERS was established in 1962 as a pension plan for employees of municipal governments, school boards, libraries, police and fire services, Children’s Aid Societies, and other local agencies throughout Ontario. The OMERS pension plan has approximately 500,000 active and retired members and 1,000 participating employers, and is funded by contributions and investment earnings. Oxford Properties Group, comprising Oxford and its affiliates, manages over $58 billion of office, retail, industrial, hotel and multifamily residential assets across the globe, including over 100 million SF in cities across four continents. Mitsui is the U.S. subsidiary of Japan’s largest real estate company, Mitsui Fudosan Co., Ltd. (“Mitsui Fudosan”). Mitsui is headquartered in New York, and is responsible for Mitsui Fudosan’s real estate investment and development activities in North America. Mitsui’s U.S. portfolio currently includes eight office buildings totaling 5.6 million SF; 4.7 million SF of office space under development; 1,300 residential apartments; 5,000 additional apartments under development; 360 condominiums and townhomes under development; and 753 hotel rooms. Mitsui has been active in the United States since the 1970s, and currently owns assets in the New York, Washington, D.C., Boston, Denver, Los Angeles, San Francisco, Seattle and Honolulu metropolitan areas.

The Property. The 55 Hudson Yards Property is a 1,431,212 SF, 51-story, Class A office building located within the Hudson Yards development of Manhattan in New York City. Constructed in 2018, the 55 Hudson Yards Property is situated on a 0.9-acre parcel of land with frontage along Eleventh Avenue and Hudson Boulevard between West 34th and West 35th Streets (adjacent to a No. 7 subway station entrance). The building was designed by Kohn Pedersen Fox and architect Kevin Roche, and features a unique façade consisting of matte metal and stepped articulation of the window frames that are defined by aluminum extrusions, castings, and built-up shapes. According to the appraisal, the 55 Hudson Yards Property is currently the shortest skyscraper in phase 1 of the Hudson Yards plan and is known for its distinct construction as compared to the remainder of the development. The 55 Hudson Yards Property is LEED Gold certified and has incorporated technology for indoor air quality and a flexible workplace environment.

According to the appraisal, the 55 Hudson Yards Property offers amenities such as a dispatch elevator system, fingerprint access within the office lobby, floor-to-ceiling glass windows, column-free space allowing tenants to maximize the floor plates, a terrace overlooking the new Hudson Boulevard Park that wraps around the 10th floor (podium level), and private terraces throughout the office component that were constructed for tenants upon request.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

550 West 34th Street New York, NY 10001	Collateral Asset Summary – Loan No. 4 55 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,450,000 39.4% 3.54x 11.0%

The 55 Hudson Yards Property was 97.3% leased to 20 tenants as of November 19, 2019. Three tenants (Milbank, Cooley and Boies Schiller, each as defined below) comprising approximately 38.0% of net rentable area and 35.9% of underwritten base rent are ranked within the top 100 law firms by gross revenue in the United States, according to a third party legal publication.

Major Tenants.

Point72 (332,283 SF, 23.2% of NRA, 21.9% of underwritten base rent). Point72 Asset Management (“Point72”) is an American hedge fund founded by Steven A. Cohen. The firm has over 1,400 employees across 10 global offices. The 55 Hudson Yards Property serves as Point72’s New York headquarters, after consolidating from 11 floors in two buildings previously occupied at 510 and 330 Madison Avenue. Point72 currently occupies floors 3-14 at the 55 Hudson Yards Property but is not yet paying full rent on all of its space. All outstanding gap rent and free rent through March 2020, in the amount of $987,380, was reserved at the time of origination of the 55 Hudson Yards Whole Loan. The rent commencement dates are as follows: April 16, 2019 for floors 5-14; December 1, 2019 for floor 4; and May 1, 2020 for floor 3 (there is no assurance that Point72 will begin paying rent by these estimated dates). Effective as of the 10th anniversary of the initial rent commencement date (which was April 16, 2019), and upon 15 months’ prior notice, the tenant has a one-time option to terminate either (i) the entirety of its leased premises or (ii) any one or more contiguous floors starting at either the highest or lowest office floor of the largest contiguous block of office floors then-leased by the tenant, such termination subject to a fee of the unamortized portion of allowances, commissions and free rent with respect to the terminated premises (calculated on a straight line basis over the period commencing on the rent commencement date and ending on the expiration date of the lease and bearing a 6% interest rate per annum). Point72 has either (i) two, five-years renewal options or (ii) one, 10-year renewal option, each with 15 months’ prior notice and at the fair market rental rate, following its April 2034 lease expiration. Point 72 has signed a sublease for the entire 3rd floor (31,246 SF) of its space to Elite World Group, LLC, with an expected sublease commencement date of February 2020, a five-year term and an annual rate of $90.00 PSF. Point72 also subleases 11,844 SF of its space to Light Sky Macro LP, with a sublease expiration of August 2029 and an annual rate of $99.00 PSF.

Milbank, Tweed, Hadley & McCloy (287,333 SF, 20.1% of NRA, 17.9% of underwritten base rent). Milbank, Tweed, Hadley & McCloy (“Milbank”) is an international law firm ranked within the top 100 law firms by gross revenue according to a third party legal publication, and is headquartered at the 55 Hudson Yards Property. The firm also has offices in Washington, D.C., Los Angeles, London, Frankfurt, Munich, Tokyo, Hong Kong, São Paulo, Seoul, Singapore and Beijing. The firm was founded in 1866 and as of 2018 had 728 attorneys. Milbank currently occupies space on floors 30-39 along with 600 SF of storage space at the 55 Hudson Yards Property. Milbank has the one-time right to contract by up to one floor upon the 10th anniversary of the rent commencement date (which was April 1, 2019) with notice no less than 15 months prior to the contraction date. Milbank has either (i) two, five-year renewal options or (ii) one, 10-year renewal option, each with 18 months’ prior notice and at the fair market rental rate, following its March 2034 expiration.

Cooley (146,227 SF, 10.2% of NRA, 11.2% of underwritten base rent). Cooley LLP (“Cooley”) is a law firm ranked within the top 100 law firms by gross revenue according to a third party legal publication and is headquartered in Palo Alto, California with 16 other offices in San Francisco, Los Angeles, New York, Boston, Washington, D.C., San Diego, Seattle, Colorado, Virginia, London, Beijing and Shanghai. The firm had 946 attorneys in 2018. The firm’s major practice areas include corporate, litigation, intellectual property and regulatory law. Cooley currently occupies space on floors 42-46 of the 55 Hudson Yards Property. Effective as of the 10th anniversary of the rent commencement date (which was September 1, 2019), with 18 months’ prior notice, Cooley has the one-time right to surrender either (i) the highest or lowest floor of any contiguous block or (ii) if the tenant did not exercise its initial expansion option, all of the SF leased on the lowest floor of the leased premises (if the tenant leases less than all of the SF on such lowest floor), subject to a fee equal to the sum of the unamortized portion of allowances, commissions and rent concessions applicable to such space. In addition, effective as of the 15th anniversary of the rent commencement date, with 24 months’ prior notice, Cooley has the one-time right to terminate its lease subject to a fee of the sum of (i) unamortized allowances, commissions, rent concessions (each including interest at the rate of 6% per annum, compounded monthly) and (ii) four months of fixed rent and recurring additional charges at the rate immediately preceding the termination date. Cooley has either (i) two, five-year renewal options or (ii) one, 10-year renewal option, each with 18 months’ prior notice and at the fair market rental rate, following its September 2039 expiration. Cooley subleases 12,229 SF of its space to Cinctive Capital LLC, with a sublease expiration of June 2022 and an annual rate of $110 PSF.

Boies, Schiller & Flexner (110,732 SF, 7.7% of NRA, 6.8% of underwritten base rent). Founded by David Boies and Jonathan D. Schiller in 1997, Boies, Schiller & Flexner (“Boies Schiller”) is a law firm ranked within the top 100 law firms by gross revenue according to a third party legal publication, specializing in litigation and headquartered at the 55 Hudson Yards Property. The firm has 10 offices with a total of 320 attorneys. Boies Schiller currently occupies space on floors 18-21 of the 55 Hudson Yards Property, but is not yet paying full rent on all of its space. All outstanding gap rent and free rent through June 2020, in the amount of $5,480,125, was reserved at the time of origination of the 55 Hudson Yards Whole Loan. Effective as of the 10th anniversary of the rent commencement date (July 1, 2020), with 18 months’ prior notice, Boies Schiller has a one-time right to surrender either (i) the highest or lowest floor of any contiguous block or (ii) any partial floor, each subject to a fee of 150% of the applicable per square foot base rent and 150% of the recurring additional charges due with respect to the contracted space for the immediately preceding 12-month period. Boies Schiller has either (i) two, five-year renewal options or (ii) one, 10-year renewal option, each with 24 months’ prior notice and at the fair market rental rate, following its June 2035 expiration. Boies Schiller subleases 18,224 SF of its space to Ashurst LLP, with a sublease expiration date of June 2026 and an annual rate of $94.00 PSF.

Third Point (89,043 SF, 6.2% of NRA, 8.6% of underwritten base rent). Third Point Management (“Third Point”) is a New York-based hedge fund founded by Daniel S. Loeb in 1995. The firm operates as an employee-owned and SEC-registered investment advisor. Third Point currently occupies spaces on floors 49-51 of the 55 Hudson Yards Property. Third Point has either (i) one, five-year renewal option or (ii) one, 10-year renewal option, each with 15 months’ prior notice and at the fair market rental rate, following its July 2029 expiration.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

550 West 34th Street New York, NY 10001	Collateral Asset Summary – Loan No. 4 55 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,450,000 39.4% 3.54x 11.0%

The following table presents certain information relating to the tenancy at the 55 Hudson Yards Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(2)	Lease Expiration
Point72(3)(4)(5)	NR/NR/NR	332,283	23.2%	$29,364,626	21.9%	$88.37	4/30/2034
Milbank(6)	NR/NR/NR	287,333	20.1%	$24,040,889	17.9%	$83.67	3/31/2034
Cooley(7)(8)	NR/NR/NR	146,227	10.2%	$15,061,381	11.2%	$103.00	9/30/2039
Boies Schiller(9)(10)(11)	NR/NR/NR	110,732	7.7%	$9,135,390	6.8%	$82.50	6/30/2035
Third Point	NR/NR/NR	89,043	6.2%	$11,575,590	8.6%	$130.00	7/31/2029
Total Major Tenants		965,618	67.5%	$89,177,876	66.4%	$92.35

Other Tenants		426,582	29.8%	$45,026,413	33.6%	$105.55
Vacant		39,012	2.7%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,431,212	100.0%	$134,204,289	100.0%	$96.40

(1)	Information is based on the underwritten rent roll.

(2)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(3)	Point72 has signed a sublease for the entire 3rd floor (31,246 SF) of its space with Elite World Group, LLC, with an expected sublease commencement date of February 2020, a five-year term and an annual rate of $90.00 PSF. Point72 also subleases 11,844 SF of its space to Light Sky Macro LP, with a sublease expiration of August 2029 and an annual rate of $99.00 PSF. Annual UW Base Rent reflects the prime rent.

(4)	Point72 has an executed lease and has taken full occupancy of its spaces but has not yet fully commenced paying rent on all of its space (see tenant description in “Major Tenants” above for further information).

(5)	Point72 has a one-time termination or contraction option that is further described in the “Major Tenants” section above.

(6)	Milbank has a one-time contraction option that is further described in the “Major Tenants” section above.

(7)	Cooley subleases 12,229 SF of its space to Cinctive Capital LLC, with a sublease expiration of June 30, 2022 and an annual rate of $110 PSF. Annual UW Base Rent reflects the prime rent.

(8)	Cooley has a one-time termination or contraction option that is further described in the “Major Tenants” section above.

(9)	Boies Schiller subleases 18,224 SF of its space to Ashurst LLP, with a sublease expiration date of June 28, 2026 and an annual rate of $94.00 PSF. Annual UW Base Rent reflects the prime rent.

(10)	Boies Schiller has an executed lease and has taken full occupancy of its spaces but has not yet fully commenced paying rent on all of its space (see tenant description in “Major Tenants” above for further information).

(11)	Boies Schiller has a one-time contraction option that is further described in the “Major Tenants” section above.

The following table presents certain information relating to the lease rollover at the 55 Hudson Yards Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total UW Base Rent Rolling	Approx. Cumulative % of Total UW Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	2	84,892	5.9%	5.9%	$114.02	$9,679,268	7.2%	7.2%
2025	2	18,765	1.3%	7.2%	$109.00	$2,045,385	1.5%	8.7%
2026	0	0	0.0%	7.2%	$0.00	$0	0.0%	8.7%
2027	0	0	0.0%	7.2%	$0.00	$0	0.0%	8.7%
2028	0	0	0.0%	7.2%	$0.00	$0	0.0%	8.7%
2029	6	149,603	10.5%	17.7%	$125.92	$18,838,620	14.0%	22.8%
2030	2	9,642	0.7%	18.4%	$123.92	$1,194,842	0.9%	23.7%
2031 & Beyond	19	1,129,298	78.9%	97.3%	$90.72	$102,446,174	76.3%	100.0%
Vacant	0	39,012	2.7%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	31	1,431,212	100.0%		$96.40	$134,204,289	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease, which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

550 West 34th Street New York, NY 10001	Collateral Asset Summary – Loan No. 4 55 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,450,000 39.4% 3.54x 11.0%

The Market. The 55 Hudson Yards Property is located at 550 West 34th Street, on the southeast corner of the intersection of 34th Street and 11th Avenue in New York, New York. The 55 Hudson Yards Property is situated within the Hudson Yards development, one of the largest private real estate development projects in the United States. Once fully developed, Hudson Yards is expected to include more than 18.0 million SF of commercial and residential space, along with more than 100 shops, a collection of restaurants, approximately 4,000 residences, affordable housing, The Shed (entertainment venue), 14 acres of open space, a 750-seat public school and an Equinox Hotel. The Hudson Yards neighborhood is traditionally bound by the Hell’s Kitchen neighborhood to the north, the Midtown, Times Square, Garment District and Penn Station neighborhoods to the east, and the West Chelsea neighborhood to the south. In September 2015, the Metropolitan Transportation Authority (“MTA”) completed an approximately $2.4 billion, 7,000-foot extension of the MTA’s No. 7 Flushing subway line (providing access to Queens), which was extended to include an additional subway stop at the corner of 34th Street and Eleventh Avenue (adjacent to the 50 Hudson Yards Property), from the previous last stop at 41st Street and Seventh Avenue (approximately 1.0 mile northeast of the 55 Hudson Yards Property). The 55 Hudson Yards Property is situated approximately 0.6 miles northwest of Penn Station.

The 55 Hudson Yards Property is situated approximately 0.3 miles northwest of the Shops & Restaurants at Hudson Yards, a seven-story, 676,229 SF retail center, with retailers such as Cartier, Coach, Zara, H&M, Watches of Switzerland and Fendi, as well as restaurant and food options including Hudson Yards Grill, Bouchon Bakery, Shake Shack and Jack’s Coffee. The Vessel, a 16-story structure comprising 154 interconnecting flights of stairs with approximately 2,500 individual steps and 80 landings, is located approximately 0.2 miles southwest of the 55 Hudson Yards Property.

According to the appraisal, the 55 Hudson Yards Property is situated within the Far West Side submarket of the New York Office Market. As of the third quarter of 2019, the Far West Side submarket reported a total inventory of approximately 9.1 million SF with a 1.4% vacancy rate (and a 12.2% availability rate) and average asking rents of $108.47 PSF, gross. The appraisal concluded to market rents ranging from $95.00 to $130.00 PSF, modified gross, for the various floors of office space at the 55 Hudson Yards Property (see table below).

The following table presents certain information relating to the appraisal’s market rent conclusion for the 55 Hudson Yards Property:

Market Rent Summary
	Office – Floor 2-9	Office – Floor 10-16	Office – Floor 17-23	Office – Floor 24-30	Office – Floor 31-37	Office – Floor 38-44	Office – Floor 45-51
Market Rent (PSF)	$95.00	$100.00	$110.00	$115.00	$120.00	$125.00	$130.00
Lease Term (Years)	15	15	15	15	15	15	15
Lease Type (Reimbursements)	MG	MG	MG	MG	MG	MG	MG
Rent Increase Projection	$10.00 PSF every 5 years	$10.00 PSF every 5 years	$10.00 PSF every 5 years	$10.00 PSF every 5 years	$10.00 PSF every 5 years	$10.00 PSF every 5 years	$10.00 PSF every 5 years

Source: Appraisal

The following table presents certain information relating to comparable office leases for the 55 Hudson Yards Property:

Comparable Leases Summary
Property Name	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Tenant	Lease Date/Term	Lease Size (SF)	Annual Base Rent PSF	Lease Type
55 Hudson Yards	2018/N/A	1,431,212	-	Various	Various	Various	Various	Various
30 Hudson Yards	2019/N/A	1,463,234	0.1 Miles	Confidential Tenant Warner Media	Oct. 2019 / 16.3 Yrs Jun. 2019 / 15.0 Yrs	175,000 1,463,234	$156.38 $120.37	MG Net to MG adj.
460 West 34th Street	1927/2021	633,530	0.2 Miles	First Republic Bank	Sep. 2019 / 16.0 Yrs	233,782	$85.00	MG
441 Ninth Avenue	1962/2019	697,958	0.3 Miles	Brevert Peloton Interactive, LLC Lyft	Sep. 2019 / 10.8 Yrs Nov. 2018 / 15.0 Yrs Nov. 2018 / 10.0 Yrs	16,178 312,000 100,000	$116.00 $106.66 $87.00	MG MG MG
50 Hudson Yards	2022/N/A	2,900,000	0.1 Miles	Confidential	Sep. 2019 / 15.0 Yrs	1,250,000	$130.00	MG
1 Manhattan West	2019/N/A	2,216,609	0.4 Miles	Accenture NHL McKool School	Jul. 2019 / 16.1 Yrs Jun. 2019 / 22.0 Yrs Apr. 2019 / 16.0 Yrs	248,673 176,007 64,120	$119.00 $93.80 $108.00	MG MG MG
				Skadden, Arps, Slate, Meagher & Florn LLP	Mar. 2019 / 21.0 Yrs	600,867	$76.11	MG
66 Hudson Boulevard	2022/N/A	2,814,581	0.2 Miles	AllianceBernstein Pfizer Inc.	May 2019 / 20.0 Yrs Apr. 2018 / 21.3 Yrs.	186,226 790,000	$105.00 $95.00	MG MG
10 Hudson Yards	2015/N/A	1,861,084	0.3 Miles	Huatai Securities	Apr. 2018 / 3.6 Yrs	5,992	$120.00	MG
1 Vanderbilt Avenue	2020/N/A	1,730,989	1.6 Miles	The Carlyle Group	Jul. 2018 / 15.8 Yrs	95,367	$166.00	MG

Source: Appraisal

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

550 West 34th Street New York, NY 10001	Collateral Asset Summary – Loan No. 4 55 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,450,000 39.4% 3.54x 11.0%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 55 Hudson Yards Property:

Cash Flow Analysis
	2016(1)	2017(1)	2018(1)	UW	UW PSF
Base Rent	N/A	N/A	N/A	$134,147,209	$93.73
Contractual Rent Steps(2)	N/A	N/A	N/A	$57,080	$0.04
Rent Average Benefit(3)	N/A	N/A	N/A	$2,242,507	$1.57
Grossed Up Vacant Space	N/A	N/A	N/A	$5,108,740	$3.57
Total Recoveries	N/A	N/A	N/A	$12,516,263	$8.75
Gross Potential Rent	N/A	N/A	N/A	$154,071,799	$107.65
Other Income	N/A	N/A	N/A	$147,949	$0.10
Less Vacancy & Credit Loss	N/A	N/A	N/A	($5,108,740)	($3.57)
Effective Gross Income	N/A	N/A	N/A	$149,111,008	$104.19
Real Estate Taxes (PILOT)(4)	N/A	N/A	N/A	$19,160,307	$13.39
Insurance	N/A	N/A	N/A	$807,380	$0.56
Other Operating Expenses	N/A	N/A	N/A	$25,242,990	$17.64
Net Operating Income	N/A	N/A	N/A	$103,900,331	$72.60
Capital Expenditures	N/A	N/A	N/A	$286,242	$0.20
TI/LC	N/A	N/A	N/A	$3,578,030	$2.50
Net Cash Flow	N/A	N/A	N/A	$100,036,059	$69.90

Occupancy %(5)	N/A	N/A	N/A	96.4%
NOI DSCR(6)	N/A	N/A	N/A	3.68x
NCF DSCR(6)	N/A	N/A	N/A	3.54x
NOI Debt Yield(6)	N/A	N/A	N/A	11.0%
NCF Debt Yield(6)	N/A	N/A	N/A	10.6%

(1)	Prior historical operating statements are not applicable, as the 55 Hudson Yards Property was constructed in 2018 and tenants began taking occupancy in 2019.

(2)	Represents contractual rent steps through December 2020.

(3)	Represents straight-line rent averaging for the investment grade tenant Mount Sinai through the loan term and for Milbank, Cooley and Boies Schiller through the loan term (see “Major Tenants” above for further information).

(4)	Represents the average of the projected PILOT payments over the loan term (See “PILOT/IDA Leases” for further information).

(5)	The underwritten economic vacancy is 3.6%. The 55 Hudson Yards Property was 97.3% leased as of November 19, 2019.

(6)	Debt service coverage ratios and debt yields are based on the 55 Hudson Yards Senior Notes and exclude the 55 Hudson Yards Subordinate Notes.

Escrows and Reserves. At origination of the 55 Hudson Yards Whole Loan, the 55 Hudson Yards Borrower deposited into escrow (i) $34,260,641 for approved leasing expenses outstanding at the time of origination of the 55 Hudson Yards Whole Loan, (ii) $11,482,346 for the free rent and gap rent outstanding for seven tenants at the time of origination of the 55 Hudson Yards Whole Loan, (iii) $11,000,000 relating to the potential settlement of a dispute between the 55 Hudson Yards Borrower and Milbank relating to a delay in the delivery of such tenant’s leased premises and (iv) $4,474,631 relating to the rental expenses to be incurred by MarketAxess Holdings Inc., a tenant at the 55 Hudson Yards Property, under a prior sublease at an unrelated property which the 55 Hudson Yards Borrower agreed to pay as an inducement to such tenant’s new lease at the 55 Hudson Yards Property.

Upon the occurrence and continuance of a Cash Trap Event Period (as defined below), the related whole loan documents require ongoing monthly (i) real estate tax reserves in an amount equal to 1/12 of the real estate taxes that the lender reasonably estimates will be payable during the next 12 months, (ii) insurance reserves in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of the coverage during the next 12 months; provided, however, that notwithstanding any prior springing conditions, the reserve will not be required if the 55 Hudson Yards Borrower maintains a blanket insurance policy reasonably acceptable to the lender, (iii) replacement reserves of $23,854 and (iv) general rollover reserves of $119,268.

Lockbox and Cash Management. The related whole loan documents require that the 55 Hudson Yards Borrower establish and maintain a lender-controlled lockbox account, which is already in-place, and direct all tenants to pay rent directly into such lockbox account. The related whole loan documents also require that all rents received by the 55 Hudson Yards Borrower be deposited into the lockbox account within two business days of receipt. Prior to the occurrence of a Cash Trap Event Period, all funds on deposit in the lockbox account will be disbursed to the 55 Hudson Yards Borrower’s operating account. During a Cash Trap Event Period, all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and, on each payment date, all funds in the cash management account are required to be applied in accordance with the related whole loan documents. During a Cash Trap Event Period, any excess cash flow remaining after satisfaction of the waterfall items is required to be swept to an excess cash flow subaccount to be held by the lender as additional security for the 55 Hudson Yards Whole Loan; provided, however, that so long as no event of default exists under the related whole loan documents, if amounts on deposit in the rollover reserve are not sufficient to pay approved leasing expenses, then upon request of the 55 Hudson Yards Borrower, funds in the excess cash flow subaccount are required to be disbursed for approved leasing expenses.

A “Cash Trap Event Period” means the occurrence and continuation of (i) an event of default or (ii) the net cash flow debt yield (“NCF DY”) for the 55 Hudson Yards Whole Loan falling below 6.0% at the end of any calendar quarter. A Cash Trap Event Period may be cured in the accordance with the following conditions: with regard to clause (i) above, the cure of such event of default; or with regard to clause (ii) above (a) the NCF DY for the 55

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

550 West 34th Street New York, NY 10001	Collateral Asset Summary – Loan No. 4 55 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,450,000 39.4% 3.54x 11.0%

Hudson Yards Whole Loan being greater than or equal to 6.0% for two consecutive calendar quarters; or (b) the 55 Hudson Yards Borrower delivering to the lender as additional collateral and security for the payment of the debt, immediately available funds or one or more letters of credits (not to exceed, in the aggregate, 10.0% of the outstanding principal balance of the 55 Hudson Yards Whole Loan) having an aggregate notional amount, that, if applied as a prepayment of the outstanding principal balance of the 55 Hudson Yards Whole Loan, would cause the NCF DY to equal or exceed 6.0%.

Additional Secured Indebtedness (not including trade debts). The 55 Hudson Yards Subordinate Notes have an aggregate outstanding principal balance as of the Cut-off Date of $300,000,000, and accrue interest at a fixed rate of 2.9500% per annum. Each of the 55 Hudson Yards Subordinate Notes has a 120-month term and is interest only for the full term. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—55 Hudson Yards Whole Loan” in the Prospectus.

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

PILOT/IDA Leases. The 55 Hudson Yards Borrower leases the 55 Hudson Yards Property to the New York City Industrial Development Agency (the “Agency”) (such lease, the “Company Lease”), and the Agency subleases the 55 Hudson Yards Property back to the 55 Hudson Yards Borrower (the “Agency Lease”) (the Company Lease and Agency Lease, collectively, the “IDA Leases”). The benefits of this lease structure to the 55 Hudson Yards Borrower are a mortgage recording tax exemption and real property tax abatements. As such, the 55 Hudson Yards Borrower pays installment payments in lieu of real estate taxes as the rent under the Agency Lease (the “PILOT Payments”). In order for the PILOT Payments to achieve the same priority as would real estate tax payments (i.e., ahead of any mortgage or other lien), the 55 Hudson Yards Borrower (with the Agency as holder of the leasehold under the Company Lease) provided mortgages in favor of the Hudson Yards Infrastructure Corporation, a not-for-profit local development corporation (“HYIC”), to secure the PILOT Payments (collectively, the “PILOT Mortgage”). The HYIC has issued revenue bonds for which the PILOT Payments are used to repay the bondholders. The term of the IDA Leases runs to June 30, 2044 (such period, the “Initial Term”), with annual automatic one-year extensions thereafter, unless within 60 days preceding the expiration of the current term the Agency provides written notice of termination to the 55 Hudson Yards Borrower; provided that, after the Initial Term, the IDA Leases will automatically terminate within 60 days after the repayment in full or defeasance of all revenue bonds issued by HYIC for which an assignment of the PILOT Amount payable under the Agency Lease is used to repay the bondholders.

The 55 Hudson Yards Property is subject to tax abatements in the following amounts through 2038:

29.7% tax abatement through 2023;

2024 through 2034: taxes are due in amount equal to 103% of the preceding year’s PILOT payment;

2035: taxes due in amount equal to the greater of (a) 76.3% of unabated taxes and (b) 103% of the preceding year’s PILOT payment;

2036: taxes due in amount equal to the greater of (a) 82.2% of unabated taxes and (b) 103% of the preceding year’s PILOT payment;

2037: taxes due in amount equal to the greater of (a) 88.1% of unabated taxes and (b) 103% of the preceding year’s PILOT payment; and

2038: taxes due in amount equal to the greater of (a) 94.1% of unabated taxes and (b) 103% of the preceding year’s PILOT payment.

For additional information with respect to the IDA Leases and PILOT Payments, see “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Prospectus.

Terrorism Insurance. The related whole loan documents require that the “all risk” insurance policy required to be maintained by the 55 Hudson Yards Borrower, in an amount equal to the full replacement cost of the 55 Hudson Yards Property, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 24 months and a 6-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the 55 Hudson Yards Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the casualty and business interruption coverage (without giving effect to the cost of terrorism, flood and earthquake and business interruption components of such coverage).

The related whole loan documents provide that required terrorism insurance may be written by a non-rated captive insurer subject to certain conditions, including, among other things: (i) TRIPRA is in full force and effect; (ii) the terrorism policy issued by such captive insurer, together with any other qualified terrorism policies in-place, provide per occurrence limit in an amount not less than replacement cost and rent loss coverage as otherwise required; (iii) covered losses that are not reinsured by the federal government under TRIPRA and paid to the captive insurer are reinsured with a cut-through endorsement by an insurance company rated S&P “A”/ Moody’s “A2” or better; (iv) all reinsurance agreements between the captive insurer and other reinsurance providers are reasonably acceptable to the lender; (v) such captive insurer is licensed in the State of New York or other jurisdiction to the extent reasonably approved by the lender and qualified to issue the terrorism policy in accordance with applicable legal requirements; and (vi) the related policy will not contain a provision that terrorism coverage will expire or be excluded or limited in the event TRIPRA expires or is no longer in effect, so long as an insurance policy that does not contain such a provision is commercially available.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

225 Bush Street San Francisco, CA 94104	Collateral Asset Summary – Loan No. 5 225 Bush	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 34.6% 3.85x 13.4%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

225 Bush Street San Francisco, CA 94104	Collateral Asset Summary – Loan No. 5 225 Bush	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 34.6% 3.85x 13.4%

Telegraph Hill
San Francisco Bay
ABC Broadcast Center
NORTHEAST WATERFRONT HISTORIC DISTRICT
KPIX TV
EMBARCADERO & GREEN
EMBARCADERO & BROADWAY
EMBARCADERO & WASHINGTON
Union St
Green St
Vallejo St
Broadway
Pacific Ave
Jackson St
Washington St
Clay St
Sacramento St
California St
Pine St
Bush St
Sutter St
Post St
Geary St
O'Farrell St
Ellis St
Eddy St
Montgomery St
Sansome St
Battery St
Front St
Davis St
Drumm St
Kearny St
Grant Ave
Stockton St
Powell St
Embarcadero
Sydney G. Walton Square
Transamerica Pyramid
Transamerica Redwood Park
Maritime Plaza
Ferry Park
Embarcadero Plaza
Ferry Building
EMBARCADERO CENTER
One Embarcadero
Two Embarcadero
Three Embarcadero
Four Embarcadero
Justin Herman Plaza
Ferry Building Marketplace
BART
Portsmouth Square
Chinatown
SAN FRANCISCO
Financial District
Omni San Francisco
CABLE CAR LINE
The Fairmont San Francisco
InterContinental Mark Hopkins
Ritz Carlton
St. Mary's Square
Bank of America Bldg.
California Center
100 Pine Center
101 California
388 Market Street
One Front Street
MUNI METRO
Market St
EMBARCADERO
Southern Pacific Bldg.
One Market Plaza
Federal Reserve Bank of SF
DON CHEE WAY & STEUART
Main St
Steuart St
Spear St
Beale St
Pacific Gas and Electric
100 Spear
Rincon Center
200 Spear Street
333 Market Street
Fremont St
Mission St
Howard St
225 Bush
225 Bush Street
San Francisco, CA 94104
Hallidie Building
100 Montgomery
One Bush Plaza
455 Market Street
Grand Hyatt SF
Sir Francis Drake
Crocker Galleria
525 Market Street
1st St
50 Fremont Center
Millennium Tower
Park Tower at Transbay (Under Constr.)
Google SF
Gap HQ
Salesforce Tower
Union Square
MONTGOMERY
Golden Gate University
100 First St.
TRANSBAY TRANSIT CENTER
Bit Torrent
Temporary Transbay Terminal
MIRA (Under Constr.)
Twilio
The Infinity Towers
JPMorgan Chase Bldg.
WeWork
Foundry Square I
Foundry Square IV
Foundry Square II
Foundry Square III
Macy's
Union Square
CENTRAL SUBWAY (Under Construction)
2nd St
Jessie St
Academy of Art University
SoMa
Folsom St
Tehama St
UNION SQUARE
CABLE CAR LINE
3rd St
Four Seasons Hotel SF
Museum of the African Diaspora
The Mexican Museum
LinkedIn
Harrison St
Bay Bridge
SF Marriott Marquis
Contemporary Jewish Museum
Yerba Buena Center for the Arts
SF Museum of Modern Art
4th St
W San Francisco
Hallidie Plaza
Westfield San Francisco Centre
Yerba Buena Gardens
201 Third Street
Riverbed Technology
UBM Tech
Terra Gallery and Event Ctr.
One Rincon Hill
POWELL
Metreon
Moscone North
5th St
MOSCONE CONVENTION CENTER
Children's Creativity Museum
Moscone South
SF Mint
Mission St
Moscone West
YERBA BUENA SQUARE
Univ. of the Pacific School of Dentistry
Yahoo
Inter Continental SF
Howard St
CENTRAL SUBWAY (Under Construction)
YERBA BUENA/ MOSCONE
Comcast SportsNet
80
Bryant St
Federal St
Delancey St
South Beach
Clementina St
Brannan St
Pittsburg
San Rafael
Richmond
Concord
Walnut Creek
Berkeley
SAN FRANCISCO
OAKLAND
Alameda
Danville
San Ramon
Daly City
Castro Valley
San Leandro
Dublin
Pleasanton
South San Francisco
Hayward
Pacific Ocean
Union City
Fremont
San Mateo
Redwood City
Newark
Palo Alto
Mtn. View
Santa Clara
Sunnyvale
SAN JOSE
Milpitas

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

225 Bush Street San Francisco, CA 94104	Collateral Asset Summary – Loan No. 5 225 Bush	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 34.6% 3.85x 13.4%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller(1):	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	BBB-/A/BBB			Location:	San Francisco, CA 94104
				General Property Type:	Office
Original Balance(2):	$30,000,000			Detailed Property Type:	CBD
Cut-off Date Balance(2):	$30,000,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	3.8%			Year Built/Renovated:	1922, 1955/2010-2013
Loan Purpose:	Refinance			Size:	579,987 SF
Borrower Sponsor:	Kylli Inc.			Cut-off Date Balance per SF(2):	$351
Mortgage Rate:	3.3030%			Maturity Date Balance per SF(2):	$351
Note Date:	10/11/2019			Property Manager:	225 Bush Street Partners LLC (borrower-related)
First Payment Date:	12/6/2019
Maturity Date:	11/6/2024
Original Term to Maturity	60 months
Original Amortization Term:	0 months
IO Period:	60 months
Seasoning:	4 months			Underwriting and Financial Information
Prepayment Provisions:	LO (28); DEF (26); O (6)			UW NOI(4):	$27,263,666
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(2):	13.4%
Additional Debt Type(2):	Pari Passu / Subordinate Debt			UW NOI Debt Yield at Maturity(2):	13.4%
Additional Debt Balance(2):	$173,600,000 / $146,400,000			UW NCF DSCR(2):	3.85x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(4)(5):	$24,512,257 (8/31/2019 TTM)
Reserves(3)				2nd Most Recent NOI(5):	$25,674,474 (12/31/2018)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(5):	$24,788,393 (12/31/2017)
RE Tax:	$3,012,292	$376,536	N/A	Most Recent Occupancy:	97.8% (9/30/2019)
Insurance:	$838,031	$119,719	N/A	2nd Most Recent Occupancy:	92.5% (12/31/2018)
Replacements:	$0	$9,666	$231,995	3rd Most Recent Occupancy:	92.0% (12/31/2017)
TI/LC:	$0	$96,665	$3,479,922	Appraised Value (as of):	$589,000,000 (9/5/2019)
Outstanding TI/LC:	$4,097,106	$0	N/A	Cut-off Date LTV Ratio(2):	34.6%
Free Rent:	$886,122	$0	N/A	Maturity Date LTV Ratio(2):	34.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$350,000,000	100.0%	Loan Payoff:	$241,210,092	68.9%
			Reserves:	$8,833,550	2.5%
			Closing Costs:	$3,591,605	1.0%
			Return of Equity:	$96,364,753	27.5%
Total Sources:	$350,000,000	100.0%	Total Uses:	$350,000,000	100.0%

(1)	The 225 Bush Whole Loan (as defined below) was originated by Deutsche Bank AG, New York Branch on October 11, 2019. UBS AG subsequently acquired Notes A-3 and A-4 and has re-underwritten such mortgage loan in accordance with the procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch” in the Prospectus.
(2)	The 225 Bush Mortgage Loan (as defined below) is part of the 225 Bush Whole Loan, which is comprised of six senior pari passu promissory notes with an aggregate original principal balance of $203,600,000 and a subordinate companion note with an original principal balance of $146,400,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the 225 Bush Senior Notes (as defined below). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the 225 Bush Whole Loan are $603, $603, 7.8%, 7.8%, 2.24x, 59.4% and 59.4%, respectively.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(4)	The increase in UW NOI from Most Recent NOI is primarily attributed to new leases at the 225 Bush Property (as defined below), including recent leasing for tenants Handshake ($4,815,904 in underwritten base rent) and SunRun ($3,692,280 in underwritten base rent).
(5)	Historical NOI fluctuations year-over-year are due to tenant rent abatements associated with new leases.

The Mortgage Loan. The fifth largest mortgage loan (the “225 Bush Mortgage Loan”) is part of a whole loan (the “225 Bush Whole Loan”) evidenced by six senior pari passu promissory notes with an aggregate original principal balance of $203,600,000 (collectively, the “225 Bush Senior Notes) and one subordinate companion note with an original principal balance of $146,400,000 (the “225 Bush Subordinate Note”). The 225 Bush Whole Loan is secured by a first priority fee mortgage encumbering a 579,987 SF, Class A, office building with ground floor retail located in San Francisco, California (the “225 Bush Property”). Promissory Note A-3, with an original principal balance of $30,000,000, represents the 225 Bush Mortgage Loan, and will be contributed to the UBS 2020-C19 Trust. The below table summarizes the 225 Bush Whole Loan. The 225 Bush Whole Loan is serviced pursuant to the pooling and servicing agreement for the Benchmark 2019-B14 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—225 Bush Whole Loan” and “Pooling and Servicing Agreement” in the Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

225 Bush Street San Francisco, CA 94104	Collateral Asset Summary – Loan No. 5 225 Bush	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 34.6% 3.85x 13.4%

225 Bush Whole Loan Summary
Notes	Original Principal Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	Benchmark 2019-B14	No(1)
A-2	$50,000,000	$50,000,000	COMM 2019-GC44	No
A-3	$30,000,000	$30,000,000	UBS 2020-C19	No
A-4	$35,000,000	$35,000,000	UBS 2019-C18	No
A-5	$28,600,000	$28,600,000	CF 2019-CF3	No
A-6	$10,000,000	$10,000,000	Benchmark 2019-B14	No
B	$146,400,000	$146,400,000	Benchmark 2019-B14	Yes(1)
Total	$350,000,000	$350,000,000

(1)	The initial controlling note is Note B, so long as no control appraisal period with respect to the 225 Bush Whole Loan has occurred and is continuing. If and for so long as a control appraisal period with respect to the 225 Bush Whole Loan has occurred and is continuing, then the controlling note will be Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—225 Bush Whole Loan” in the Prospectus.

The Borrower and the Borrower Sponsor. The borrower is 225 Bush Street Owners LLC (the “225 Bush Borrower”), a Delaware limited liability company structured to be bankruptcy remote with two independent directors. Legal counsel to the 225 Bush Borrower delivered a non-consolidation opinion in connection with the origination of the 225 Bush Whole Loan. The borrower sponsor and nonrecourse carveout guarantor is Kylli Inc.

Kylli Inc. is a full-service real estate investment management company focused on the acquisition, development and management of assets in the San Francisco Bay Area. Kylli Inc. is a wholly-owned subsidiary of Genzon Investment Group Co., Ltd., which is a privately-held full service investment company headquartered in Shenzhen, China. Kylli Inc.’s assets in the United States, include (i) over 500,000 SF of office space under management in San Francisco, (ii) 767,000 SF of office space under construction in Burlingame, California fully leased to Facebook and (iii) over 48 acres of developable land in Santa Clara, California.

The Property. The 225 Bush Property is a Class A, 22-story, 579,987 SF office building with ground floor retail located in the North Financial District neighborhood of San Francisco, California. The 225 Bush Property was originally constructed in two phases in 1922 and 1955. Formerly known as the “Standard Oil Building,” the 225 Bush Property was developed by John D. Rockefeller as the headquarters for Standard Oil and later became the headquarters of Chevron. The 225 Bush Property was designed by George W. Kelham and modeled after the Federal Reserve Bank of New York in Manhattan’s financial district. The 225 Bush Property features 26,000 SF floor plates, a fitness center with locker rooms and showers and 110 subterranean valet parking spaces, and is situated on a 0.88-acre site at the corner of Bush Street and Sansome Street, one block north of Market Street.

The borrower sponsor purchased the 225 Bush Property in 2014 for $350.0 million and thereafter invested approximately $5.0 million in building system upgrades and approximately $23.0 million in tenant improvements. Historical investments include a $1.1 million renovation of the east and west lobbies in 2009 that included new lighting, interior paneling, carpeting, artwork, furniture, security desks, and the installation of new street-level property signage. From 2010 to 2013, the 225 Bush Property underwent a $12.8 million renovation that consisted of a full renovation of the terra cotta brick façade, including waterproofing, repairs of the terra cotta brick, refurbishing and painting of the steel windows and storefronts, as well as lobby renovations and the installation of the 13th floor fitness center. The borrower sponsor has plans to execute a $7.0 million modernization of the building’s elevator systems, which is expected to be completed in 2022; however, the 225 Bush Borrower is under no obligation to conduct the modernization and no amounts were reserved therefor under the 225 Bush Whole Loan.

As of September 30, 2019, the 225 Bush Property was 97.8% leased to 32 office tenants and an investment grade retail tenant, Target Corporation (“Target”), which occupies 20,677 SF of ground floor retail space. The 225 Bush Property’s 10 largest tenants occupy 77.8% of NRA and no tenant occupies more than 14.5% of the total NRA.

Major Tenants.

Twitch Interactive (84,035 SF, 14.5% of NRA, 14.1% of underwritten base rent). Twitch Interactive (“Twitch”) is a wholly-owned subsidiary of Amazon.com, Inc. (“Amazon”) (Moody’s/Fitch/S&P: A3/A+/AA-). Twitch is a live social media entertainment company that has developed a platform allowing people to create and live-stream their own original entertainment to a global audience. Twitch is a platform for channels relating to cooking, fitness, music, the arts, talk shows and other genres. According to the Twitch website, in 2018, Twitch viewers watched over 505 billion minutes of original content. Additionally, the Twitch platform has over 3 million unique broadcasters each month on average, over 15 million average daily visitors and over a 1.3 million average viewership at any given moment. Twitch has been in occupancy at the 225 Bush Property since May 2013, originally occupying 26,351 SF (6th floor). In November 2014, Twitch executed a six-year renewal, expanding its premises by 25,653 SF (8th floor) and 26,457 SF (9th floor) for a total footprint of 78,461 SF (not including storage space). Twitch has one, five-year renewal option remaining as well as a right of first offer to lease the entire 2nd, 5th, 7th and 10th floors. Amazon fully guarantees Twitch’s lease.

LiveRamp, Inc (76,724 SF, 13.2% of NRA, 15.4% of underwritten base rent). LiveRamp, Inc (“LiveRamp”) provides an identity resolution software platform to companies that enables customers to use their offline customer data in online advertising. According to LiveRamp’s financial statements, as of March 2019, LiveRamp reported an annual revenue $285.62 million. Subscription revenue was $237 million, up 38%, and contributed 83% of total revenue. LiveRamp has been in occupancy at the 225 Bush Property since May 2015, originally occupying 25,891 SF (17th floor) under a seven-year lease. LiveRamp expanded at the 225 Bush Property in August 2016 by 25,809 SF (16th floor) and once more in July 2017 by an additional 25,024 SF (15th floor), for a total footprint of 76,724 SF. LiveRamp has one, five-year renewal option remaining for the entirety of its space.

Benefit Cosmetics, LLC (61,917 SF, 10.7% of NRA, 5.8% of underwritten base rent). Benefit Cosmetics, LLC (“Benefit Cosmetics”) is a wholly-owned subsidiary of Moët Hennessy – Louis Vuitton, which is a multinational luxury goods conglomerate headquartered in Paris, France. According to the appraisal, Benefit Cosmetics has indicated that it will not be extending its lease at the end of its term in August 2020. Benefit Cosmetics is currently in

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

225 Bush Street San Francisco, CA 94104	Collateral Asset Summary – Loan No. 5 225 Bush	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 34.6% 3.85x 13.4%

occupancy and paying full rent at $35.90 PSF, which is approximately 60.1% below the appraisal’s concluded market rent for the Benefit Cosmetics space of $90.00 PSF.

The following table presents certain information relating to the tenancy at the 225 Bush Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent(3)	% of Total Annual UW Base Rent(3)	Annual UW Base Rent PSF(3)(4)	Lease Expiration
Twitch Interactive(5)	A+/A3/AA-	84,035	14.5%	$5,431,516	14.1%	$64.63	8/18/2021
LiveRamp, Inc	NR/NR/NR	76,724	13.2%	$5,916,052	15.4%	$77.11	5/4/2022
Benefit Cosmetics, LLC(6)(7)	NR/NR/NR	61,917	10.7%	$2,230,250	5.8%	$36.02	8/31/2020
Handshake(8)	NR/NR/NR	52,735	9.1%	$4,815,904	12.5%	$91.32	7/30/2027
SunRun	NR/NR/NR	43,850	7.6%	$3,692,280	9.6%	$84.20	5/31/2024
Knotel	NR/NR/NR	26,664	4.6%	$2,169,650	5.6%	$81.37	7/14/2026
Jewish Vocational Services(9)	NR/NR/NR	26,497	4.6%	$1,287,068	3.4%	$48.57	2/28/2021
Mesosphere, Inc.	NR/NR/NR	26,339	4.5%	$2,151,615	5.6%	$81.69	4/30/2023
HEAP, Inc.	NR/NR/NR	26,333	4.5%	$1,983,402	5.2%	$75.32	8/21/2023
General Assembly Space, Inc.	NR/NR/NR	26,320	4.5%	$1,759,938	4.6%	$66.87	8/29/2024
Total Major Tenants		451,414	77.8%	$31,437,673	81.8%	$69.64

Other Tenants(10)		115,919	20.0%	$6,972,698	18.2%	$60.15
Vacant		12,654	2.2%	$0	0.0%	$0.00
Total/Wtd. Avg.		579,987	100.0%	$38,410,370	100.0%	$67.70

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Includes rent steps through November 2021 equal to $1,055,382.
(4)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.
(5)	The Tenant SF for Twitch includes 5,574 SF of storage space with an average base rent of $11.39 PSF.
(6)	According to the appraisal, Benefit Cosmetics has indicated that it will not be extending its lease at the end of its term in August 2020. Benefit Cosmetics is currently in occupancy and paying full underwritten base rent at $36.02 PSF, which is approximately 60.0% below the appraisal’s concluded market rent for the Benefit Cosmetics space of $90.00 PSF.
(7)	The Tenant SF for Benefit Cosmetics includes 1,787 SF of storage space with an average base rent of $17.84 PSF.
(8)	Handshake occupies the 12th floor of the 225 Bush Property pursuant to a lease that commenced on October 1, 2019. Handshake has executed a separate lease for the 10th floor, which has a July 9, 2020 commencement date. Handshake has not taken occupancy nor commenced paying rent for the 10th floor space. Gap rent has been reserved.
(9)	The Tenant SF for Jewish Vocational Services includes 305 SF of storage space with a base rent of $12.00 PSF.
(10)	Other Tenants is inclusive of 8,766 SF of conference room and fitness center space and 3,957 SF of storage and antenna space with no attributable underwritten base rent.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

225 Bush Street San Francisco, CA 94104	Collateral Asset Summary – Loan No. 5 225 Bush	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 34.6% 3.85x 13.4%

The following table presents certain information relating to the lease rollover at the 225 Bush Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)(4)	Total UW Base Rent Rolling(4)	Approx. % of Total UW Base Rent Rolling(4)	Approx. Cumulative % of Total UW Base Rent Rolling(4)
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	10	67,403	11.6%	11.6%	$38.07	$2,566,272	6.7%	6.7%
2021	14	141,317	24.4%	36.0%	$62.58	$8,843,195	23.0%	29.7%
2022	6	92,117	15.9%	51.9%	$75.53	$6,957,189	18.1%	47.8%
2023	7	56,632	9.8%	61.6%	$77.35	$4,380,325	11.4%	59.2%
2024	13	94,693	16.3%	78.0%	$76.90	$7,282,249	19.0%	78.2%
2025	1	20,677	3.6%	81.5%	$65.25	$1,349,174	3.5%	81.7%
2026	1	26,664	4.6%	86.1%	$81.37	$2,169,650	5.6%	87.3%
2027	2	52,735	9.1%	95.2%	$91.32	$4,815,904	12.5%	99.9%
2028	0	0	0.0%	95.2%	$0.00	$0	0.0%	99.9%
2029	0	0	0.0%	95.2%	$0.00	$0	0.0%	99.9%
2030	0	0	0.0%	95.2%	$0.00	$0	0.0%	99.9%
2031 & Beyond(5)	12	15,095	2.6%	97.8%	$3.07	$46,412	0.1%	100.0%
Vacant	0	12,654	2.2%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	66	579,987	100.0%		$67.70	$38,410,370	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease, which are not considered in the lease rollover schedule.
(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.
(4)	Includes rent steps through November 2021 equal to $1,055,382.
(5)	2031 & Beyond is inclusive of 8,766 SF of conference room and fitness center space and 3,957 SF of storage and antenna space that have no underwritten rent.

The Market. The 225 Bush Property is located in San Francisco’s North Financial District on the corner of Sansome Street and Bush Street, one block from the South of Market neighborhood. The 225 Bush Property is approximately 0.5 miles east of Union Square, which features major international retailers such as Nike, Apple, Gucci, Macy’s and Louis Vuitton and approximately 0.1 miles from the popular dining corridor known as Belden Place. In addition, the 225 Bush Property is within walking distance to the Montgomery BART station (0.3 miles), MUNI light rail, bus system stops and the Transbay Terminal development.

As of the second quarter of 2019, the North Financial District office submarket consisted of approximately 30.3 million SF of office space with an overall market vacancy of 5.2% and average asking rents of approximately $67.81 PSF.

The appraisal identified six directly competitive office rent comparables located in the Financial District submarket. Comparable buildings were built between 1912 and 2000 and range in size from 47,733 SF to 485,000 SF. Direct asking rents at the comparable properties ranged between $77.00 and $92.00 PSF (full service leases) with a weighted average of approximately $86.29 PSF. The 225 Bush Property’s in-place weighted average office rent is $68.89 PSF, which is lower than the appraisal’s concluded office market rent, which ranges from $75.00 PSF to $90.00 PSF. The 225 Bush Property’s in-place weighted average office rent is approximately 18.1% below the weighted average concluded office market rent.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 225 Bush Property:

Market Rent Summary
Floor(s)	Rent PSF
Partial Floor	$75.00
Full Floor	$85.00
Benefit Cosmetics Space	$90.00

Source: Appraisal

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

225 Bush Street San Francisco, CA 94104	Collateral Asset Summary – Loan No. 5 225 Bush	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 34.6% 3.85x 13.4%

The following table presents certain information relating to comparable office leases for the 225 Bush Property:

Comparable Leases Summary
Property Name	Year Built/ Renovated	# of Stories	Total GLA (SF)	Lease Date	Lease Term (mos.)	Lease Size (SF)	Tenant Name	Annual Base Rent PSF
225 Bush Property	1922, 1955/2010-2013	22	579,987	Various	Various	Various	Various	$70.41(1)
150 California	2000/N/A	23	249,510	Dec-19	84	19,541	City National Bank	$77.00
330-332 Pine Street	1912/2012	9	47,733	Feb-19	62	6,345	Auto List	$80.00
The Landmark at One Market	1917/2000	11	434,396	Oct-19	88	62,408	Duane Morris, LLP	$92.00
Embarcadero Center West	1988/N/A	30	485,000	Oct-18	96	1,559	Opus Bank	$84.00
150 Spear Street	1981/N/A	18	264,551	Sep-18	123	10,152	RMA	$78.00
353 Sacramento	1982/N/A	23	284,751	Apr-18	66	11,022	Crew App	$82.00

Source: Appraisal

(1)	Information is based on the underwritten rent roll and excludes the Annual Base Rent PSF of the conference room space, fitness center space, storage space and antenna space.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 225 Bush Property:

Cash Flow Analysis
	2016	2017	2018	8/31/2019 TTM	UW	UW PSF
Gross Potential Rent(1)(2)	$32,955,563	$32,773,764	$33,530,722	$33,115,349	$39,090,176	$67.40
Total Recoveries	$3,060,722	$2,256,601	$2,572,270	$2,655,316	$4,439,738	$7.65
Other Income	$833,678	$776,575	$679,963	$760,436	$476,903	$0.82
Less Vacancy & Credit Loss(3)	$0	$0	$0	$0	($2,176,496)	($3.75)
Effective Gross Income	$36,849,963	$35,806,940	$36,782,955	$36,531,101	$41,830,321	$72.12
Total Operating Expenses	$11,423,601	$11,018,547	$11,108,481	$12,018,844	$14,566,655	$25.12
Net Operating Income(4)(5)	$25,426,362	$24,788,393	$25,674,474	$24,512,257	$27,263,666	$47.01
Capital Expenditures	$0	$0	$0	$0	$115,997	$0.20
TI/LC	$0	$0	$0	$0	$869,981	$1.50
Net Cash Flow	$25,426,362	$24,788,393	$25,674,474	$24,512,257	$26,277,688	$45.31

Occupancy %(3)	93.4%	92.0%	92.5%	92.6%	95.0%
NOI DSCR(6)	3.73x	3.64x	3.77x	3.60x	4.00x
NCF DSCR(6)	3.73x	3.64x	3.77x	3.60x	3.85x
NOI Debt Yield(6)	12.5%	12.2%	12.6%	12.0%	13.4%
NCF Debt Yield(6)	12.5%	12.2%	12.6%	12.0%	12.9%

(1)	UW Gross Potential Rent is based on the in place rent roll as of September 30, 2019 and inclusive of Benefit Cosmetics, which has indicated that it will not be extending its lease at the end of its term in August 2020. Benefit Cosmetics is currently in occupancy and paying full rent at $35.90 PSF, which is approximately 60.1% below the appraisal’s concluded market rent for the Benefit Cosmetics space of $90.00 PSF.
(2)	UW Gross Potential Rent is based on the underwritten rent roll and includes (i) rent steps of $1,055,382 through November 2021, (ii) straight line rent of $66,371 for Target and Twitch over the 225 Bush Whole Loan term and (iii) vacancy gross up of $613,434.
(3)	The underwritten economic vacancy is 5.0%. The 225 Bush Property is 97.8% leased as of September 30, 2019.
(4)	Historical Net Operating Income fluctuations year-over-year are due to tenant rent abatements associated with new leases.
(5)	The increase in UW Net Operating Income from 8/31/2019 TTM Net Operating Income is primarily attributed to new leases at the 225 Bush Property, including recent leasing for tenants Handshake ($4,815,904 in underwritten base rent) and SunRun ($3,692,280 in underwritten base rent).
(6)	Debt service coverage ratios and debt yields are based on the 225 Bush Senior Notes and exclude the 225 Bush Subordinate Note.

Escrows and Reserves. At origination of the 225 Bush Whole Loan, the 225 Bush Borrower deposited into escrow (i) $3,012,292 for real estate taxes, (ii) $838,031 for insurance premiums, (iii) $4,097,106 for outstanding tenant improvements and leasing commission obligations in connection with five leases and (iv) $886,122 for free rent in connection with two leases. The 225 Bush Borrower is required to escrow monthly (i) 1/12 of the annual estimated tax payments, currently equal to $376,536, (ii) 1/12 of the annual estimated insurance premiums, currently equal to $119,719, (iii) $9,666 for replacement reserves, subject to a cap of $231,995 and (iv) $96,665 for tenant improvements and leasing commission obligations, subject to a cap of $3,479,922.

Lockbox and Cash Management. The 225 Bush Whole Loan is structured with a hard lockbox and springing cash management. The 225 Bush Borrower is required to direct all existing tenants of the 225 Bush Property to directly deposit all rents into a clearing account controlled by the lender. If no Trigger Period (as defined below) exists, the funds in the clearing account will be swept on a daily basis into the 225 Bush Borrower’s operating account and, if a Trigger Period exists, such funds are required to be swept on a daily basis into a deposit account controlled by the lender. During a Trigger Period, funds in the deposit account are required to be applied and disbursed in accordance with the related whole loan documents. During a Trigger Period, all excess cash after payment of the monthly debt service on the 225 Bush Whole Loan, all required reserves and budgeted operating expenses, and certain other items in the payment waterfall described in the related whole loan documents will be reserved as additional collateral for the 225 Bush Whole Loan. Under certain circumstances and for limited purposes described in the related whole loan documents, the 225 Bush Borrower may request disbursements of such excess cash flow.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

225 Bush Street San Francisco, CA 94104	Collateral Asset Summary – Loan No. 5 225 Bush	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 34.6% 3.85x 13.4%

A “Trigger Period” means the occurrence and continuation of (i) an event of default or (ii) a Low DSCR Period (as defined below). A Trigger Period may be cured in accordance with the following conditions: with respect to a Trigger Period caused solely by (a) clause (i) above, the acceptance of a cure by the lender of the related event of default and (b) with respect to a Trigger Period caused solely by clause (ii) above, the debt service coverage ratio being at least 1.60x as of the last day of any calendar quarter.

A “Low DSCR Period” will commence if and when the debt service coverage ratio on the 225 Bush Whole Loan, as of the last day of any calendar quarter, is less than 1.55x and end if and when such event is cured as described above.

Additional Secured Indebtedness (not including trade debts). The 225 Bush Subordinate Note has an outstanding principal balance as of the Cut-off Date of $146,400,000, and accrues interest at a fixed rate of 3.3030% per annum. The 225 Bush Subordinate Note has a five-year term and is interest-only for the full term. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—225 Bush Whole Loan” in the Prospectus.

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

Terrorism Insurance. The 225 Bush Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism. For so long as the Terrorism Risk Insurance Reauthorization Act of 2015 or any replacement, reauthorization or extension thereof (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts, the lender must accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

215 10th Street Marina, CA 93933	Collateral Asset Summary – Loan No. 6 SpringHill Suites Monterey Beach	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,454,376 59.8% 2.41x 14.6%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

215 10th Street Marina, CA 93933	Collateral Asset Summary – Loan No. 6 SpringHill Suites Monterey Beach	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,454,376 59.8% 2.41x 14.6%

SpringHill Suites Monterey Beach
215 10th Street
Marina, CA 93933
Pacific Ocean
Monterey Bay
Santa Cruz 32 miles
Salinas River National Wildlife Refuge
Salinas River
Nashua Rd.
Cabrillo Hwy.
Del Monte Blvd.
Superior Court of California, Marina Division
Marina Municipal Airport
Salinas 7 miles
G17
Reservation Rd.
Blanco Rd
Marina
The Dunes On Monterey Bay
Marina Equestrian Center
Imjin Pkwy.
MONTEREY COUNTY
Inter-Garrison Rd.
Fort Ord Dunes State Beach
Freeman Stadium
World Theater
CSUMB Baseball Field
Cal. State University at Monterey Bay
General Jim Moore Blvd.
SALINAS VALLEY
Bayonet and Black Horse Golf Course
Seaside
Military Ave.
Edgewater Shopping Center
Sand City
Hopkins Marine Station of Stanford
American Tin Cannery Outlets
Monterey Bay Aquarium
Cannery Row
Fremont Blvd.
Broadway Ave.
Ford Ord National Monument
Presidio of Monterey
Fisherman's Wharf
Hilby Ave.
Canyon Del Rey Blvd
Monterey Conf. Ctr.
Del Monte Ave.
Naval Postgraduate School
Middlebury Inst. of Intl. Studies at Monterey
Monterey Sports Ctr.
Monterey Fairgrounds
Del Rey Oaks
Monterey Peninsula College
Del Monte Golf Course
Monterey Pines Golf Course
Monterey Regional Airport
Del Monte Center
Monterey
Laguna Seca Raceway
Salinas Hwy.
Aguajito Rd.
Laguna Seca Golf Ranch
1
68
Reno
SACRAMENTO
Oakland
Stockton
SAN FRANCISCO
Modesto
SAN JOSE
Fresno
Marina
Salinas
Monterey
NEVADA
GREAT BASIN
SIERRA NEVADA MTS.
CALIFORNIA
LAS VEGAS
Henderson
AZ
COAST RANGES
Bakersfield
MOJAVE DESERT
Pacific Ocean
Lancaster
Victorville
LOS ANGELES
San Bernardino
Riverside
Long Beach
Anaheim
SAN DIEGO
MEXICO

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

215 10th Street Marina, CA 93933	Collateral Asset Summary – Loan No. 6 SpringHill Suites Monterey Beach	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,454,376 59.8% 2.41x 14.6%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Location:	Marina, CA 93933
				General Property Type:	Hospitality
Original Balance:	$28,500,000			Detailed Property Type:	Limited Service
Cut-off Date Balance:	$28,454,376			Title Vesting(1):	Fee Simple
% of Initial Pool Balance:	3.6%			Year Built/Renovated:	2017/N/A
Loan Purpose:	Refinance			Size:	106 Rooms
Borrower Sponsors:	Harbhajan S. Dadwal; Inderbir Dadwal			Cut-off Date Balance per Room:	$268,438
Mortgage Rate:	3.7900%			Maturity Date Balance per Room:	$211,942
Note Date:	1/27/2020			Property Manager:	Dadwal Management Group (borrower-related)
First Payment Date:	3/1/2020
Maturity Date:	2/1/2030
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$4,150,078
IO Period:	0 months			UW NOI Debt Yield:	14.6%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	18.5%
Prepayment Provisions:	LO (25); DEF (90); O (5)			UW NCF DSCR:	2.41x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$4,119,276 (12/31/2019)
Additional Debt Type(1):	N/A			2nd Most Recent NOI:	$3,267,480 (12/31/2018)
Additional Debt Balance(1):	N/A			3rd Most Recent NOI(3):	N/A
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	91.4% (12/31/2019)
Reserves(2)				2nd Most Recent Occupancy:	87.9% (12/31/2018)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(3):	N/A
RE Tax:	$0	$21,248	N/A	Appraised Value (as of):	$47,600,000 (11/30/2019)
Insurance:	$60,101	$6,162	N/A	Cut-off Date LTV Ratio:	59.8%
FF&E:	$0	$12,731	$1,500,000	Maturity Date LTV Ratio:	47.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$28,500,000	100.0%	Loan Payoff:	$20,027,116	70.3%
			Reserves:	$60,101	0.2%
			City of Marina Escrow(1):	$200,000	0.7%
			Closing Costs:	$473,521	1.7%
			Claim Settlement(4):	$675,000	2.4%
			Return of Equity:	$7,064,262	24.8%
Total Sources:	$28,500,000	100.0%	Total Uses:	$28,500,000	100.0%

(1)	See “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	The SpringHill Suites Monterey Beach Property (as defined below) was opened in June 2017. As such, 2018 represents the first full year of operating history.

(4)	A claim filed against the SpringHill Suites Monterey Beach Borrower (as defined below) and the property manager regarding breach of contract was filed by a construction company as plaintiff after the contract with the plaintiff was terminated by the borrower sponsors for alleged substandard work. The claim was successfully mediated and the borrower sponsors agreed to pay the plaintiff the sum of $675,000 which was paid at loan origination.

The Mortgage Loan. The sixth largest mortgage loan (the “SpringHill Suites Monterey Beach Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $28,500,000, which is secured by a fee mortgage encumbering a 106-room limited service hotel located in Marina, California (the “SpringHill Suites Monterey Beach Property”) subject to a senior mortgage lien securing a promissory note with an original principal balance of $100,000 plus interest in favor of the City of Marina, which lien was being contested by the SpringHill Suites Monterey Beach Borrower at the time of origination and for which $200,000 was escrowed at origination to cause a payoff of the City of Marina mortgage lien on or prior to March 31, 2020. In exchange for the escrow, the title company issued a pro forma lender’s policy of title insurance without reference to the City of Marina mortgage lien (see “Additional Secured Indebtedness (not including trade debts)” below). Loan proceeds were used to refinance existing debt of approximately $20.0 million, fund reserves, pay closing costs and return equity to the borrower sponsors.

The Borrower and the Borrower Sponsors. The borrower is Monterey Peninsula Hotels Group, LP (the “SpringHill Suites Monterey Beach Borrower”), a single purpose California limited partnership structured to be bankruptcy remote with one independent director. Legal counsel to the SpringHill Suites Monterey Beach Borrower delivered a non-consolidation opinion in connection with the origination of the SpringHill Suites Monterey Beach Mortgage Loan. The SpringHill Suites Monterey Beach Borrower is 51% owned by Inderbir Dadwal, 43% owned by Dadwal Family Trust u/a/d June 21, 2019, 5% owned by Gurneer K. Dadwal, and 1% owned by MPHG Holdings, LLC. MPHG Holdings, LLC is the general partner of the SpringHill Suites Monterey Beach Borrower and is 100% owned by Inderbir Dadwal.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

215 10th Street Marina, CA 93933	Collateral Asset Summary – Loan No. 6 SpringHill Suites Monterey Beach	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,454,376 59.8% 2.41x 14.6%

Harbhajan S. Dadwal and Inderbir Dadwal are the borrower sponsors and nonrecourse carveout guarantors under the SpringHill Suites Monterey Beach Mortgage Loan. Harbhajan S. Dadwal is a real estate developer based in Monterey, California with over 15 years of experience in owning and managing hospitality properties. Inderbir Dadwal is Harbhajan S. Dadwal’s son and oversees the operations at the SpringHill Suites Monterey Beach Property.

The Property. The SpringHill Suites Monterey Beach Property is a four-story, 106-room limited service hotel located in Marina, California. The SpringHill Suites Monterey Beach Property is situated on a 2.47-acre site and includes 108 surface parking spaces. The SpringHill Suites Monterey Beach Borrower developed the SpringHill Suites Monterey Beach Property in 2017 for approximately $29.2 million. The SpringHill Suites Monterey Beach Property is part of a larger development project known as The Dunes on Monterey Bay, which is a 430-acre master planned redevelopment plan for the former Fort Ord army base.

The SpringHill Suites Monterey Beach Property has 106 guestrooms, comprised of 64 double queen-bed suites and 42 king-bed suites. All of the guestrooms feature a sofa bed, flat screen TV, complimentary wireless internet, work desk with chair, dresser, nightstand(s), lamps, refrigerator and microwave. Hotel amenities include complimentary breakfast, a lounge serving dinner and beverages, indoor pool, fitness center, free on-site parking, rooftop observation deck, and an outdoor patio. There is 2,123 SF of indoor event space for business meetings and weddings. The hotel sits atop a hill that provides views of Monterey Bay from the lobby, the guest room floors above, and the rooftop patio. The lobby opens up to a large patio area that provides guests with a large outdoor area to enjoy the ocean view with seating and numerous fire pits. The patio can also be accessed through the meeting room and has several large doors that provide indoor/outdoor space when in use.

The SpringHill Suites Monterey Beach Property operates under a franchise agreement with MIF, L.L.C., a subsidiary of Marriott International, which expires on June 5, 2037.

The Market. The SpringHill Suites Monterey Beach Property is located in Marina, Monterey County, California, right off of the Pacific Coast Highway and two miles from the Pacific Ocean. Monterey County attracts approximately 4.6 million visitors per year. Visitors to Monterey county are attracted by over 40,000 acres of vineyards, Fisherman’s Wharf (8 miles away), Cannery Row and the Monterey Bay Aquarium (10 miles away), the AT&T Pebble Beach National Pro-Am annual event (12 miles away), and the Fort Ord Dunes State Park (2 miles away). Additionally, Monterey County is comprised of 13 higher education programs, including the California State University Monterey Bay (located adjacent to the SpringHill Suites Monterey Beach Property) as well as the Naval Postgraduate Academy and Monterey Peninsula College. In addition, Monterey Conference Center (7 miles away) is a 59,600 SF facility recently reopened in 2018 after a $60 million renovation.

The SpringHill Suites Monterey Beach Property is within walking distance to the ocean and many of the local restaurants and businesses within the mixed use master-planned development known as The Dunes on Monterey Bay of which it is a part of. The Dunes on Monterey Bay is a public-private partnership project to redevelop the 430 acres of the former Fort Ord army base over multiple phases. The first phase included the construction of a regional retail center anchored by Target, Kohl’s, REI, Best Buy, and Bed Bath & Beyond that opened in 2007. Other recent development projects include a 108-unit apartment complex and community center for low income households, a 5-screen Cinemark theater, a 1,237 single family home community developed by Shea Homes, a 150,000 SF Veteran Affairs clinic, and a 583 bed student housing complex. Phases two and three are expected to include offices, parks and additional housing.

The appraisal determined 2018 market demand segmentation of 93.4% transient and 6.6% meeting and group. The SpringHill Suites Monterey Beach Property had 2018 demand segmentation of 97% transient and 3% meeting and group. According to the appraisal, the primary competitive set for the hotel consists of seven hotels, which range in size from 80 to 225 rooms and collectively contain an aggregate of 875 rooms. The appraisal did not identify any new supply in the development pipeline.

According to a third party market research report, the SpringHill Suites Monterey Beach Property’s occupancy, ADR, and RevPAR were 91.4%, $187.38 and $171.31 respectively, during the trailing 12-months ending on December 31, 2019, resulting in penetration rates of 116.0%, 98.1% and 113.8%, respectively, against its competitive set.

SpringHill Suites Monterey Beach Property Historical Occupancy, ADR, RevPAR
	SpringHill Suites Monterey Beach			Competitive Set(1)			Penetration Factor
Year	Occupancy	ADR(2)	RevPAR(2)	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2018	87.8%	$176.57	$155.07	76.8%	$177.23	$136.04	114.4%	99.6%	114.0%
2019	91.4%	$187.38	$171.31	78.8%	$191.08	$150.54	116.0%	98.1%	113.8%

Source: Third party market research report

(1)	The SpringHill Suites Monterey Beach Property’s competitive set includes Holiday Inn Express @ Monterey Bay, Hilton Garden Inn Monterey, Best Western Beach Dunes Inn, Embassy Suites by Hilton Monterey Bay Seaside, Courtyard Salinas Monterey and Holiday Inn Express & Suites Marina State Beach Area.

(2)	Actual ADR and RevPar was $190.17 and $167.08 for 2018, respectively and $213.32 and $195.02 for 2019, respectively. The difference in ADR and RevPar between actual and the figures reported by the third party market research report is due to the third party market research report assuming a minimum reimbursement rate for loyalty program rooms whereas the actual reimbursement rate for loyalty program rooms at the SpringHill Suites Monterey Beach Property is higher because of its higher occupancy rate.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

215 10th Street Marina, CA 93933	Collateral Asset Summary – Loan No. 6 SpringHill Suites Monterey Beach	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,454,376 59.8% 2.41x 14.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the SpringHill Suites Monterey Beach Property:

Cash Flow Analysis
	2016(1)	2017(1)	2018(1)	2019	UW	UW per Room(2)
Occupancy	N/A	N/A	87.9%	91.4%	91.4%
ADR	N/A	N/A	$190.17	$213.32	$213.32
RevPAR	N/A	N/A	$167.08	$195.02	$195.02

Rooms Revenue	N/A	N/A	$6,464,208	$7,545,326	$7,545,213	$71,181
Food & Beverage	N/A	N/A	$145,561	$147,882	$147,882	$1,395
Other Income	N/A	N/A	$36,647	$37,179	$37,179	$351
Total Revenue	N/A	N/A	$6,646,416	$7,730,387	$7,730,274	$72,927
Total Expenses	N/A	N/A	$3,378,936	$3,611,111	$3,580,196	$33,775
Net Operating Income	N/A	N/A	$3,267,480	$4,119,276	$4,150,078	$39,152
FF&E(3)	N/A	N/A	$0	$0	$309,211	$2,917
Net Cash Flow	N/A	N/A	$3,267,480	$4,119,276	$3,840,867	$36,235

NOI DSCR	N/A	N/A	2.05x	2.59x	2.61x
NCF DSCR	N/A	N/A	2.05x	2.59x	2.41x
NOI Debt Yield	N/A	N/A	11.5%	14.5%	14.6%
NCF Debt Yield	N/A	N/A	11.5%	14.5%	13.5%

(1)	The SpringHill Suites Monterey Beach Property was opened in June 2017. As such, 2018 represents the first full year of operating history.

(2)	Based on 106 guest rooms.

(3)	Based on 4% of effective gross income.

Escrows and Reserves. At origination of the SpringHill Suites Monterey Beach Mortgage Loan, the SpringHill Suites Monterey Beach Borrower deposited $60,101 into an insurance escrow. On a monthly basis the SpringHill Suites Monterey Beach Borrower is required to deposit (i) 1/12 of the annual estimated tax payments, which currently equates to $21,248, (ii) 1/12 of the annual estimated insurance premiums, which currently equates to $6,162, and (iii) 1/12 of (a) 2% of gross revenue of the prior calendar year from loan origination through and including February 1, 2022, (b) 3% of gross revenue of the prior calendar year from March 1, 2022 through and including February 1, 2023, and (c) 4% of gross revenue of the prior calendar year thereafter for replacement reserves, subject to a cap of $1,500,000.

Lockbox and Cash Management. The SpringHill Suites Monterey Beach Property has a springing lockbox with springing cash management upon the commencement of a Cash Management Period (as defined below). Upon the first occurrence of a Cash Management Period, the SpringHill Suites Monterey Beach Borrower is required to establish a lockbox and direct all credit card processing companies, pursuant to credit card direction letters, to transfer all payments directly into the lockbox. If notwithstanding the foregoing, the SpringHill Suites Monterey Beach Borrower or the property manager receives any rents and profits, they are required to deposit the same at the lockbox within one business day. During any Cash Management Period, funds in the lockbox will be applied on each monthly payment date in the order set forth in the related mortgage loan documents to pay debt service on the SpringHill Suites Monterey Beach Mortgage Loan, to fund the required reserves deposits as described above under “Escrows and Reserves”, to pay monthly operating expenses and capital expenses referenced in the annual budget approved by the lender, to pay extraordinary operating expenses approved by the lender, if a Franchise Agreement Cash Management Trigger Event (as defined below) is continuing, to deposit the remainder to a reserve held by the lender for future PIP expenditures and, lastly, to deposit the remainder to an account by the lender as additional security for the SpringHill Suites Monterey Beach Mortgage Loan. If during the continuance of a Cash Management Period an event of default exists under the SpringHill Suites Monterey Mortgage Loan, the lender may apply the amounts in the lockbox in any order or manner in its sole discretion.

A “Cash Management Period” will commence upon the occurrence of (i) an event of default under the related mortgage loan documents and will continue until such event of default has been cured and such cure has been accepted by the lender, (ii) the debt service coverage ratio being less than 1.25x at the end of any calendar quarter and will continue until the debt service coverage ratio is at least 1.30x for a subsequent calendar quarter or (iii) the commencement of a Franchise Agreement Cash Management Trigger Event and will continue until the franchise agreement is renewed or extended, or a replacement franchise agreement is entered into with a qualified franchisor, any future PIP agreement is approved by the lender and the conditions for release of any remaining future PIP reserve funds to the SpringHill Suites Monterey Beach Borrower have been fully satisfied in the lender's discretion.

A “Franchise Agreement Cash Management Trigger Event” means the earliest to occur of (i) the date that the franchise agreement is cancelled or terminated, (ii) the date that the SpringHill Suites Monterey Beach Borrower discontinues operation of a SpringHill Suites by Marriott hotel at the SpringHill Suites Monterey Beach Property, (iii) a material breach by the SpringHill Suites Monterey Beach Borrower of the franchise agreement or the failure by the SpringHill Suites Monterey Beach Borrower which would then allow the franchisor to terminate the franchise agreement, (iv) the date which the SpringHill Suites Monterey Beach Borrower enters into a future PIP agreement or (v) the date that is 12 months prior to the franchise agreement expiration date.

Additional Secured Indebtedness (not including trade debts). As an incentive to construct the SpringHill Suites Monterey Beach Property, the City of Marina provided a grant to the borrower sponsors which was contingent upon the SpringHill Suites Monterey Beach Property being open for business

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

215 10th Street Marina, CA 93933	Collateral Asset Summary – Loan No. 6 SpringHill Suites Monterey Beach	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,454,376 59.8% 2.41x 14.6%

by March 31, 2017. According to the borrower sponsors, construction of the SpringHill Suites Monterey Beach Property was completed and fully staffed with the bar area open to the public by the deadline, but was not open to the public for overnight occupancy until June 2017. As a result, the City of Marina assessed a penalty for non-compliance with the grant contract in the form of a deed of trust on the SpringHill Suites Monterey Beach Property securing a promissory note with an original principal balance of $100,000 plus interest in favor of the City of Marina (the “City of Marina Deed of Trust”), the validity of which lien is being contested by the SpringHill Suites Monterey Beach Borrower. At loan origination, the title company escrowed $200,000 and, pursuant to an escrow agreement with the title company, the SpringHill Suites Monterey Beach Borrower must obtain a new payoff demand from the City of Marina on or prior to March 31, 2020. Funds in escrow in the amount required by that new payoff demand must be used to pay off the debt secured by the City of Marina Deed of Trust, or, if a new payoff demand is not obtained on or prior to March 31, 2020, all of the funds being held by the title company are required to be released to the City of Marina to pay off the existing debt. In exchange for the escrow, the title company issued a pro forma lender’s policy of title insurance without reference to the City of Marina Deed of Trust. The related mortgage loan documents contain a covenant for the SpringHill Suites Monterey Beach Borrower to provide evidence of the release of the City of Marina Deed of Trust by March 31, 2020 and the loan is recourse for losses to SpringHill Suites Monterey Beach Borrower and guarantor resulting from the City of Marina Deed of Trust and/or the SpringHill Suites Monterey Beach Borrower’s failure to comply with the covenant. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness” in the Prospectus.

Mezzanine Loan. None.

Release of Property. Not permitted.

Terrorism Insurance. The SpringHill Suites Monterey Beach Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the related mortgage loan documents.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1 North Forest Beach; 2 Lagoon Road; 6 Lagoon Road; 7 Lagoon Road; 101 Pope Avenue Hilton Head Island, SC 29228	Collateral Asset Summary – Loan No. 7 Coligny Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 58.3% 2.72x 10.0%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1 North Forest Beach; 2 Lagoon Road; 6 Lagoon Road; 7 Lagoon Road; 101 Pope Avenue Hilton Head Island, SC 29228	Collateral Asset Summary – Loan No. 7 Coligny Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 58.3% 2.72x 10.0%

Coligny Plaza
1 North Forest Beach; 2 Lagoon Road
6 Lagoon Road; 7 Lagoon Road; 101 Pope Avenue
Hilton Head Island, SC 29228
Port Royal Sound
Atlantic Ocean
Calibogue Sound
HILTON HEAD ISLAND
Savannah, GA 26 miles
Bluffton
278
Tanger Outlets Hilton Head
Moss Creek Golf Club
Colleton River Dr.
Hilton Head National Golf Club
Bluffton Pkwy
Fording Island Rd
Goat Island
Big Harry Island
Little Harry Island
Pinckney Island
PINCKNEY ISLAND NATL. WILDLIFE REFUGE
KARL BOWERS BRIDGE
Skull Creek
Windmill Harbour
BEAUFORT COUNTY
Spanish Wells
Spanish Wells Golf Club
Barataria Island
Broad Creek
Cross Island Parkway
HILTON HEAD PLANTATION
Dolphin Head Golf Course
Country Club of Hilton Head
North Island
Oyster Reef GC
Palmetto Hall Plantation Club
PALMETTO HALL PLANTATION
Hilton Head Island Airport
Hilton Head Hospital
Beach City Rd
Dillon Rd
Bluewater Resort and Marina
Squire Pope Rd
Johnson's Urban Farm
Bear Creek Golf Club
Whooping Crane Way
Gullah Museum of Hilton Head Island
Southeastern Summer Theatre Institute
Main St. Village
Hilton Head Library
William Hilton Pkwy
Port Royal Planter's Row GC
PORT ROYAL PLANTATION
Pineland Mall Shopping Center
Port Royal Plaza
The Westin Hilton Head Island Resort & Spa
Coastal Discovery Museum
Festival Centre at Indigo Park
Indigo Run
Port Royal Barony Golf Course
The Golf Club at Indigo Run
Marshland Rd
The Plaza at Shelter Cove Shopping Ctr.
Shelter Cove Towne Centre
PALMETTO DUNES PLANTATION
Disney's Hilton Head Island Resort
Shelter Cove
Mid Island
Queens Folly Rd
WEXFORD PLANTATION
Long Cove Club
Wexford Golf Club
Palmetto Dunes
Leamington Light House
Omni Hilton Head Oceanfront Resort
Palmetto Bay Rd
Village at Wexford
George Fazio GC
Robert Jones Trent Oceanfront Golf Course
SHIPYARD PLANTATION
Shipyard Golf Club
Sonesta Resort Hilton Head Island
Sea Pines Country Club Golf Club
Sea Pines Resort
Pope Ave
The Sandbox
Greenwood Dr
Sea Pines Forest Preserve
Circle Center
Forest Beach
Cordillo Pkwy
S. Forest Beach Dr.
Daufuskie Island
Harbor Town Lighthouse
South Island
Harbour Town
Ocean Course at Sea Pines
Harbour Town Golf Links
Sea Pines
N. Sea Pines Dr
Stoney Baynard Ruins
S. Sea Pines Dr.
South Beach
TN
Asheville
Hickory
Cary
RALEIGH
Concord
Gastonia
NORTH CAROLINA
CHARLOTTE
Rock Hill
FAYETTEVILLE
Greer
Spartanburg
Greenville
Clemson
Lumberton
Anderson
SOUTH CAROLINA
Greenwood
Florence
Athens
Lexington
COLUMBIA
Sumter
North Myrtle Beach
Myrtle Beach
Conway
North Augusta
AUGUSTA
Orangeburg
GEORGIA
North Charleston
CHARLESTON
Dublin
Statesboro
Beaufort
Vidalia
Hilton Head Island
SAVANNAH
Hinesville
Atlantic Ocean

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1 North Forest Beach; 2 Lagoon Road; 6 Lagoon Road; 7 Lagoon Road; 101 Pope Avenue Hilton Head Island, SC 29228	Collateral Asset Summary – Loan No. 7 Coligny Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 58.3% 2.72x 10.0%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Location:	Hilton Head Island, SC 29228
				General Property Type:	Retail
Original Balance(1):	$25,000,000			Detailed Property Type:	Anchored
Cut-off Date Balance(1):	$25,000,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	3.2%			Year Built/Renovated:	1956-2004/2018
Loan Purpose:	Refinance			Size:	131,187 SF
Borrower Sponsor:	J.N. Richardson, Jr.			Cut-off Date Balance per SF(1):	$274
Mortgage Rate:	3.5300%			Maturity Date Balance per SF(1):	$274
Note Date:	1/27/2020			Property Manager:	Coligny Plaza Limited Partnership (borrower-related)
First Payment Date:	3/1/2020
Maturity Date:	2/1/2030
Original Term to Maturity	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$3,601,220
Seasoning:	1 month			UW NOI Debt Yield(1):	10.0%
Prepayment Provisions:	LO (25); DEF (92); O (3)			UW NOI Debt Yield at Maturity(1):	10.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR(1):	2.72x
Additional Debt Type(1):	Pari Passu			Most Recent NOI(3):	$3,477,647 (12/31/2019)
Additional Debt Balance(1):	$11,000,000			2nd Most Recent NOI(3)(4):	$3,083,080 (12/31/2018)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(4):	$2,531,816 (12/31/2017)
Reserves(2)				Most Recent Occupancy(5):	97.4% (12/31/2019)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(5):	96.0% (12/31/2018)
RE Tax:	$33,829	$16,915	N/A	3rd Most Recent Occupancy(5):	96.4% (12/31/2017)
Insurance:	$347,379	$41,691	N/A	Appraised Value (as of):	$61,800,000 (11/12/2019)
Replacements:	$0	$1,640	N/A	Cut-off Date LTV Ratio(1):	58.3%
TI/LC:	$600,000	Springing	$600,000	Maturity Date LTV Ratio(1):	58.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$36,000,000	100.0%	Loan Payoff:	$20,873,494	58.0%
			Upfront Reserves:	$981,208	2.7%
			Closing Costs:	$572,286	1.6%
			Return of Equity:	$13,573,013	37.7%
Total Sources:	$36,000,000	100.0%	Total Uses:	$36,000,000	100.0%

(1)	The Coligny Plaza Mortgage Loan (defined below) is part of the Coligny Plaza Whole Loan (defined below), which is comprised of two pari passu notes with an aggregate original principal balance of $36,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the Coligny Plaza Whole Loan.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	The increase from 2nd Most Recent NOI to Most Recent NOI is primarily attributed to (i) a $282,293 increase in base rent ($147,096 due to contractual rent steps, $93,600 due to new multifamily loft units coming on-line and $41,598 due to new tenants and lease rollover) and (ii) a $39,112 increase in kiosk rent.

(4)	The increase from 3rd Most Recent NOI to 2nd Most Recent NOI is primarily attributed to (i) a $213,349 increase in base rent ($139,979 due to contractual rent steps and $73,370 due to new tenants and lease rollover), (ii) a $100,515 increase in percentage rent, (iii) an $87,048 increase in expense reimbursements and (iv) an $85,101 decrease in operating expenses.

(5)	Excludes Coligny Theatre (3,416 SF, 2.6% of NRA), a borrower sponsor-affiliated tenant that is in occupancy but was underwritten as vacant as there is no lease for the space.

The Mortgage Loan. The seventh largest mortgage loan (the “Coligny Plaza Mortgage Loan”) is part of a whole loan (the “Coligny Plaza Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal balance of $36,000,000, secured by a first priority fee mortgage encumbering an anchored retail property known as Coligny Plaza (the “Coligny Plaza Property”). Promissory Note A-1, with an original principal balance of $25,000,000, represents the Coligny Plaza Mortgage Loan, and will be included in the UBS 2020-C19 Trust. The below table summarizes the Coligny Plaza Whole Loan, including the remaining promissory note, which is currently held by CIBC and is expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time. The mortgage loan seller provides no assurances that the non-securitized note will not be split further. The Coligny Plaza Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2020-C19 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus. The proceeds of the Coligny Plaza Whole Loan, were used to refinance the Coligny Plaza Property, fund reserves, pay closing costs and return equity to the borrower.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1 North Forest Beach; 2 Lagoon Road; 6 Lagoon Road; 7 Lagoon Road; 101 Pope Avenue Hilton Head Island, SC 29228	Collateral Asset Summary – Loan No. 7 Coligny Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 58.3% 2.72x 10.0%

Coligny Plaza Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
A-1	$25,000,000	$25,000,000	UBS 2020-C19	Yes
A-2	$11,000,000	$11,000,000	CIBC	No
Total	$36,000,000	$36,000,000

The Borrower and the Borrower Sponsor. The borrower is Coligny LLC (the “Coligny Plaza Borrower”), a bankruptcy remote Delaware limited liability company with one independent director. Legal counsel to the Coligny Plaza Borrower delivered a non-consolidation opinion in connection with the origination of the Coligny Plaza Whole Loan. The Coligny Plaza Borrower is 88.9% owned by Coligny Plaza Limited Partnership (managing member of the Coligny Plaza Borrower), 6.3% owned by Coligny Holdings, LLC and 4.9% owned by Forest Beach, LLC. Coligny Holdings, LLC and Forest Beach, LLC are wholly owned by Coligny Plaza Limited Partnership. Coligny Plaza Limited Partnership is 48.3% owned by J.N. Richardson, Jr., 48.3% owned by Mary Katherine R. Toomer and 3.3% owned by JNR, LLC, the general partner. JNR, LLC is 50% owned by J.N. Richardson, Jr. and 50% owned by Leslie Richardson. It has been proposed and approved by the lender that after loan origination, Mary Katherine R. Toomer’s 48.3% interest in Coligny Plaza Limited Partnership will be transferred to an irrevocable trust with J.N. Richardson, Jr as the sole director. The borrower sponsor and non-recourse carveout guarantor of the Coligny Plaza Whole Loan is J.N. Richardson, Jr. of the Richardson Group.

The Richardson Group is a family owned and operated real estate holding company that was involved in developing downtown Hilton Head Island and is the longtime developer and owner of the Coligny Plaza Property. In addition to the Coligny Plaza Property, the Richardson Group also developed the South Carolina Yacht Club as well as the Windmill Harbour and Westbury Park residential developments.

The Property. The Coligny Plaza Property is a 131,187 SF anchored retail property located on Hilton Head Island, South Carolina. The Coligny Plaza Property is a grocery anchored, open-air shopping center consisting of 18 buildings situated on a 10.9-acre site located directly across the street from Coligny Beach. The Coligny Plaza Property was initially developed by the borrower sponsor’s parents in 1956 as the first grocery store on Hilton Head Island and is one of the original shopping centers on Hilton Head Island. Over approximately 60 years, the borrower sponsor has continuously owned and operated the Coligny Plaza Property while expanding and modernizing it during that time. Since 2014, the Coligny Plaza Borrower has invested approximately $4.3 million into the Coligny Plaza Property through capital expenditures and tenant improvements.

The Coligny Plaza Property is comprised of 15, one-story buildings and three, two-story buildings totaling 131,187 SF of NRA with several decorative lagoons situated throughout. Excluded from the total NRA is 13,485 SF of second floor space that is predominantly in shell condition, which the borrower sponsor plans to repurpose into apartment units (“Loft Conversion”). The planned second-story conversion to multifamily units is consistent with the eight existing multifamily units totaling 3,111 SF included in the total NRA figure located above the Hilton Head Symphony tenant space.

As of January 1, 2020, the Coligny Plaza Property was 96.6% leased to 57 retail tenants (97.6% of underwritten base rent) and eight multifamily tenants (2.4% of underwritten base rent). Retail occupancy at the Coligny Plaza Property has averaged 92.9% occupancy since 2014. The weighted average length of occupancy for a tenant is approximately 20 years. Nineteen tenants have been in occupancy for at least 20 years and 35 tenants have been in place for at least 10 years. The retail component is anchored by a Piggly Wiggly supermarket (15.2% NRA; 5.7% underwritten base rent) and features a diverse tenant roster including national retailers such as Chico’s and Francesca’s, as well as local and boutique tenants including apparel, jewelry, gifts, toy and specialty stores, bicycles rentals, restaurants, cafes, bakeries and ice cream shops, a gas station as well as the office and small event space for the Hilton Head Symphony. There are also 11 seasonal kiosks totaling 704 SF which are excluded from the NRA and are underwritten as other income. Other than Piggly Wiggly, no single tenant occupies more than 6.1% of NRA or 7.4% of underwritten base rent. The average sales PSF and occupancy cost for tenants that report sales are $379.72 PSF (up 9.9% from 2018) and 15.0%, respectively.

There are two borrower sponsor-affiliated tenants, Fish Seafood & Raw Bar (6.1% of NRA, 4.8% of underwritten base rent) and Coligny Theatre (2.6% of NRA, 0.0% of underwritten base rent). The borrower sponsor guarantees the difference between the contractual rent under the Fish Seafood & Raw Bar lease and any actual rent payment paid. Coligny Theatre, which first opened in 1972, was underwritten as vacant as there is no lease for the space. Including Coligny Theatre, the Coligny Plaza Property is 99.2% occupied as of January 1, 2020.

Major Tenant.

Piggly Wiggly (20,000 SF, 15.2% of NRA, 5.7% of underwritten base rent). Piggly Wiggly is a privately owned supermarket chain founded in 1916. According to Piggly Wiggly, there are more than 530 Piggly Wiggly stores operating across 17 states, all of which are independently owned and operated. Piggly Wiggly and its predecessor companies have operated at the Coligny Plaza Property for over 50 years and recently signed a new lease in September of 2018 through July 3, 2021. For the trailing 12-month period ending July 31, 2019, Piggly Wiggly reported sales of $385.62 PSF, which was a 4.5% increase over 2018 sales, and results in an occupancy cost of 4.5%. Since 2016, Piggly Wiggly's sales have grown by an average of 2.5% per year, increasing from $357.93 PSF in 2016 to $385.62 PSF as of the trailing 12-month period ending July 31, 2019.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1 North Forest Beach; 2 Lagoon Road; 6 Lagoon Road; 7 Lagoon Road; 101 Pope Avenue Hilton Head Island, SC 29228	Collateral Asset Summary – Loan No. 7 Coligny Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 58.3% 2.72x 10.0%

The following table presents a summary regarding the largest tenants at Coligny Plaza Property.

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Annual UW Base Rent	Annual UW Base Rent PSF(2)	Lease Expiration

Anchor Tenant
Piggly Wiggly	NR/NR/NR	20,000	15.2%	$221,569	5.7%	$11.08	7/3/2021
Total Anchor Tenant		20,000	15.2%	$221,569	5.7%	$11.08

Major Tenants
Fish Seafood & Raw Bar(3)	NR/NR/NR	8,020	6.1%	$185,683	4.8%	$23.15	1/1/2032
Hilton Head Symphony	NR/NR/NR	7,335	5.6%	$167,889	4.3%	$22.89	2/28/2025
Quiet Storm Surf Shop	NR/NR/NR	5,647	4.3%	$284,034	7.4%	$50.30	12/31/2020
Skillets	NR/NR/NR	5,554	4.2%	$163,744	4.2%	$29.48	7/31/2024
Total Major Tenants		26,556	20.2%	$801,350	20.7%	$30.18

Other Retail Tenants		77,104	58.8%	$2,745,480	71.1%	$35.61
Multifamily Tenants		3,111	2.4%	$93,600	2.4%	$30.09
Vacant(4)		4,416	3.4%	$0	0.0%	$0.00
Total/Wtd. Avg.		131,187	100.0%	$3,862,000	100.0%	$30.46

(1)	Information is based on the underwritten rent roll.

(2)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(3)	Fish Seafood & Raw Bar is an affiliate of the borrower sponsor.

(4)	Coligny Theatre (3,416 SF, 2.6% of NRA), a borrower sponsor-affiliated tenant, is in occupancy but was underwritten as vacant as there is no lease for the space.

The following table presents certain information relating to the lease rollover at Coligny Plaza Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
MTM	4	5,101	3.9%	3.9%	$19.77	$100,839	2.6%	2.6%
2020	11	12,480	9.5%	13.4%	$45.76	$571,109	14.8%	17.4%
2021	13	36,935	28.2%	41.6%	$22.97	$848,440	22.0%	39.4%
2022	13	17,385	13.3%	54.8%	$43.29	$752,640	19.5%	58.9%
2023	4	9,244	7.0%	61.9%	$38.70	$357,719	9.3%	68.1%
2024	6	14,497	11.1%	72.9%	$29.94	$434,094	11.2%	79.4%
2025	3	13,989	10.7%	83.6%	$26.71	$373,701	9.7%	89.0%
2026	2	6,009	4.6%	88.1%	$23.99	$144,173	3.7%	92.8%
2027	0	0	0.0%	88.1%	$0.00	$0	0.0%	92.8%
2028	0	0	0.0%	88.1%	$0.00	$0	0.0%	92.8%
2029	0	0	0.0%	88.1%	$0.00	$0	0.0%	92.8%
2030	0	0	0.0%	88.1%	$0.00	$0	0.0%	92.8%
2031 & Beyond	1	8,020	6.1%	94.3%	$23.15	$185,683	4.8%	97.6%
Multifamily Tenants	8	3,111	2.4%	96.6%	$30.09	$93,600	2.4%	100.0%
Vacant (4)	0	4,416	3.4%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	65	131,187	100.0%		$30.46	$3,862,000	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases, which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

(4)	Coligny Theatre (3,416 SF, 2.6% of NRA), a borrower sponsor-affiliated tenant, is in occupancy but was underwritten as vacant as there is no lease for the space.

The Market. The Coligny Plaza Property is located in the Hilton Head Island-Bluffton-Beaufort, SC metropolitan statistical area, in the heart of downtown Hilton Head Island, directly across from Coligny Beach. Hilton Head Island attracts approximately 2.7 million visitors per year in addition to the approximately 39,000 permanent residents. Hilton Head Island is located along the Intercoastal Waterway, 25 miles northeast of Savannah, GA, and 105 miles southwest of Charleston, SC. Hilton Head Island has over 12 miles of beaches, including Coligny Beach which is located directly across from the Coligny Plaza Property. The Coligny Beach area features a full beach park, green space, hotels, residential and retail. According to the appraisal, the average traffic count along Pope Avenue at the Coligny Plaza Property is approximately 23,800 vehicles per day. Hilton Head Island is implementing a $20 million redevelopment initiative to improve nearby roadways, surface parking, and streetscape and pedestrian improvements in the area around the

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1 North Forest Beach; 2 Lagoon Road; 6 Lagoon Road; 7 Lagoon Road; 101 Pope Avenue Hilton Head Island, SC 29228	Collateral Asset Summary – Loan No. 7 Coligny Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 58.3% 2.72x 10.0%

Coligny Plaza Property. In addition, the $12 million development of the new Lowcountry Celebration Park across the street from the Coligny Plaza Property will include a large lawn and stage to accommodate concerts and other gatherings, a Sandbox Children's Museum, a ship-theme playground, walking trails, exercise stations, and additional parking.

According to the appraisal, the 2019 estimated population within a one-, three- and five-mile radius of the Coligny Plaza Property is 2,713, 13,281 and 22,807, respectively. The 2019 estimated average household income within the same radii was $81,888, $117,991 and $121,489, respectively.

According to the appraisal, the Coligny Plaza Property is located within the Hilton Head Island retail market, a mature market with a high barrier to entry as there are a limited number of commercial parcels available for development. According to a third party market research report, as of the fourth quarter of 2019, the Hilton Head Island retail market consisted of approximately 12.8 million SF of retail space with a vacancy rate of 3.3% and an average rental rate of $17.86 PSF.

The appraisal identified 17 comparable anchor leases in South Carolina with contracted rates ranging between $5.00 and $13.04 PSF, all but one of which were triple-net leases. The appraisal identified seven retail properties with comparable in-line retail leases located in Hilton Head Island and the surrounding region. Comparable buildings were built between 1977 and 2018 and range in size from 12,034 SF to 442,093 SF. Contracted rents at the comparable properties ranged between $17.68 and $137.14 PSF (triple net leases) with a weighted average of approximately $27.17 PSF. The Coligny Plaza Property’s weighted average in-place retail rent is $29.18 PSF, which is lower than the appraisal’s weighted average concluded retail market rent of $29.67 PSF.

The appraisal also identified six comparable multifamily properties located in Hilton Head Island where contracted rents ranged between $15.60 and $25.05 PSF with a weighted average of approximately $18.25 PSF. The Coligny Plaza Property’s weighted average in-place multifamily rent is $30.09, which is in line with the appraisal’s concluded multifamily rent of $30.00 PSF.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Coligny Plaza Property:

Market Rent Summary
Category	Market Rent (PSF)	Size(1)
$12 Market Rent	$12	5,618 SF
$25 Market Rent	$25	40,449 SF
$30 Market Rent	$30	10,299 SF
$38 Market Rent	$38	28,446 SF
$40 Market Rent	$40	4,739 SF
$45 Market Rent	$45	7,243 SF
$50 Market Rent	$50	11,282 SF
Anchor	$10	20,000 SF
Lofts	$30	3,111 SF

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1 North Forest Beach; 2 Lagoon Road; 6 Lagoon Road; 7 Lagoon Road; 101 Pope Avenue Hilton Head Island, SC 29228	Collateral Asset Summary – Loan No. 7 Coligny Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 58.3% 2.72x 10.0%

The following table presents comparable in-line retail leases with respect to Coligny Plaza Property:

Competitive Property Summary
Property Name/ Address	Year Built/ Reno.	Occ.	Size (SF)	Tenant Name	Lease Area (SF)	Lease Date	Lease Term (Yrs)	Base Rent (PSF)	TI (PSF)	Lease Type
Coligny Plaza 1 North Forest Beach; 2 Lagoon Road; 6 Lagoon Road; 7 Lagoon Road; 101 Pope Avenue Hilton Head Island, SC 29228	1956-2004/2018	96.6%(1)	131,187(1)	Various
Plaza at Shelter Cove 50 Shelter Cove Lane, Hilton Head, SC 29928	1985/2016	100.0%	86,044	Pure Barre Tio’s Latin American Kitchen A Shore Thing	2,000 4,000 2,000	Aug-19 Aug-19 Apr-18	10.0 10.0 5.0	$35.00 $35.00 $35.00	$0.00 $0.00 $0.00	NNN NNN NNN
Sea Turtle Marketplace 430 William Hilton Parkway, Hilton Head Island, SC 29926	1977/2017	74.0%	99,155	Starbucks outparcel building Orange Theory Fitness West Marine PetSmart	2,200 9,112 13,233 17,955	Apr-20 Oct-18 May-18 Mar-18	10.0 10.0 10.0 10.0	$52.50 $30.00 $17.68 $18.00	$0.00 $0.00 $0.00 $0.00	NNN NNN NNN NNN
Freshfields Village 445 Freshfields Drive, Johns Island, SC 29455	2005/N/A	89.0%	192,259	Lululemon Indigo Books Sugar Snap Pea Village Optical	1,200 2,073 1,146 1,356	May-19 May-18 Apr-18 Jan-18	0.5 2.0 5.0 5.0	$50.00 $28.42 $39.58 $40.17	$0.00 $0.00 $0.00 $0.00	NNN NNN NNN NNN
Mt. Pleasant Towne Centre 1600 Palmetto Grande Drive, Mount Pleasant, SC 29464	1999/N/A	97.0%	442,093	Hustle Smoothie Bar Las Olas	728 1,044	Feb-19 Mar-17	5.0 10.0	$44.00 $34.00	$0.00 $0.00	NNN NNN
The Boulevard 1410 N Ocean Boulevard, Myrtle Beach, SC 29577	2018/N/A	100.0%	42,472	First Citizens Bank, ATM General Store Starbucks BurgerFi	70 3,210 1,465 3,161	Jul-18 Jul-18 Jul-18 Jul-18	5.0 5.0 10.0 10.0	$137.14 $35.00 $25.00 $31.64	$0.00 $0.00 $0.00 $49.04	NNN NNN NNN NNN
Renaissance Market 927 Military Cutoff Road, Wilmington, NC 28405	2018/N/A	97.0%	46,111	Starbucks Verizon Wireless Blaze Pizza West Marine	2,261 2,344 3,000 14,250	May-19 May-19 Dec-18 Dec-18	10.0 10.0 10.1 10.1	$50.00 $39.00 $36.50 $19.00	$0.00 $0.00 $18.33 $0.00	NNN NNN NNN NNN
Victory Station 1821 E. Victory Drive, Savannah, GA 31404	2013/N/A	92.0%	12,034	Sprint World Finance Corp Nothing Bundt Cakes	1,938 1,200 1,600	Feb-20 Jul-19 Nov-18	5.0 5.0 10.0	$37.89 $25.50 $34.00	$0.00 $0.00 $0.00	NNN NNN NNN

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1 North Forest Beach; 2 Lagoon Road; 6 Lagoon Road; 7 Lagoon Road; 101 Pope Avenue Hilton Head Island, SC 29228	Collateral Asset Summary – Loan No. 7 Coligny Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 58.3% 2.72x 10.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at Coligny Plaza Property:

Cash Flow Analysis
	2016	2017	2018	12/31/2019	UW	UW PSF
Base Rent(1)	$3,047,849	$2,921,239	$3,396,814	$3,707,619	$3,940,992	$30.04
Total Recoveries	$984,672	$925,477	$1,012,525	$1,069,075	$1,153,331	$8.79
Percentage Rent(2)	$265,000	$198,671	$299,186	$302,020	$302,020	$2.30
Kiosk Rent(3)	$276,692	$284,692	$270,526	$309,639	$309,639	$2.36
Less Vacancy & Credit Loss(4)	($288,568)	($21,356)	($224,853)	($221,000)	($342,359)	($2.61)
Other Income(5)	$244,708	$224,337	$245,026	$239,253	$239,253	$1.82
Effective Gross Income	$4,530,353	$4,533,060	$4,999,224	$5,406,606	$5,602,876	$42.71
Total Expenses	$1,873,051	$2,001,244	$1,916,144	$1,928,959	$2,001,656	$15.26
Net Operating Income	$2,657,302	$2,531,816	$3,083,080	$3,477,647	$3,601,220	$27.45
Capital Expenditures	$231,180	$403,955	$50,982	$22,833	$19,678	$0.15
TI/LC	$50,000	$0	$0	$0	$70,841	$0.54
Net Cash Flow	$2,376,122	$2,127,861	$3,032,098	$3,454,814	$3,510,701	$26.76

Occupancy %	95.7%	96.4%	96.0%	97.4%	94.0%
NOI DSCR	2.06x	1.97x	2.39x	2.70x	2.80x
NCF DSCR	1.84x	1.65x	2.35x	2.68x	2.72x
NOI Debt Yield	7.4%	7.0%	8.6%	9.7%	10.0%
NCF Debt Yield	6.6%	5.9%	8.4%	9.6%	9.8%

(1)	UW Base Rent is based on the rent roll dated January 1, 2020 and includes (i) rent steps through December 31, 2020 totaling $159,897 and (ii) vacancy gross up totaling $78,992.

(2)	UW Percentage Rent is based on 2019 collections.

(3)	UW Kiosk Rent is based on contractual base rent income from 11 kiosks.

(4)	UW Vacancy & Credit Loss is based on the appraiser’s conclusion of 6% and is more conservative than the in-place economic vacancy of 2.0% as well as the market vacancy of 3.3%.

(5)	UW Other Income is based on 2019 collections, which is primarily comprised of monthly merchants advertising fees paid by tenants.

Escrows and Reserves. At origination, the Coligny Plaza Borrower deposited (i) $33,829 into a real estate tax escrow, (ii) $347,379 into an insurance escrow and (iii) $600,000 into a tenant improvement and leasing commission escrow. On a monthly basis, the Coligny Plaza Borrower is required to deposit (i) 1/12 of the annual estimated tax payments, which currently equates to $16,915, (ii) 1/12 of the annual estimated insurance premiums, which currently equates to $41,691, (iii) $1,640 for replacement reserves and (iv) $8,199 for tenant improvement and leasing commission subject to a cap of $600,000. In addition, the Coligny Plaza Borrower has the right to treat costs incurred for the Loft Conversion as though they were tenant improvements so long as no disbursement for such costs would result in the amount on deposit in the tenant improvement and leasing commission escrow being less than $300,000.

Lockbox and Cash Management. The Coligny Plaza Whole Loan has a springing lockbox with springing cash management upon the commencement of a Cash Management Period (as defined below). Upon the first occurrence of a Cash Management Period, the Coligny Plaza Borrower is required to establish a lockbox and direct tenants, pursuant to tenant direction letters, to deposit all rents and other amounts due under their respective leases directly into the lockbox. During any Cash Management Period, funds in the lockbox will be applied on each monthly payment date in the order set forth in the related whole loan documents to pay debt service on the Coligny Plaza Whole Loan, to fund the required reserves deposits as described above under “Escrows and Reserves”, to pay monthly operating expenses and capital expenses referenced in the annual budget approved by the lender, to pay extraordinary operating expenses approved by the lender, and to disburse the remainder to an account to be held by the lender as additional security for the Coligny Plaza Whole Loan. If during the continuance of a Cash Management Period an event of default exists under the Coligny Plaza Whole Loan, the lender may apply the amounts in the lockbox in any order or manner in its sole discretion.

A “Cash Management Period” will commence upon (i) an event of default under the related whole loan documents and will continue until such event of default has been cured and such cure has been accepted by the lender and (ii) the debt service coverage ratio (based on interest-only payments) being less than 1.65x and will continue until the debt service coverage ratio (based on interest-only payments) is at least 1.70x for a subsequent calendar quarter.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

Terrorism Insurance. The Coligny Plaza Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1701 Upland Drive Houston, TX 77043	Collateral Asset Summary – Loan No. 8 Upland Park Townhomes	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 65.0% 1.45x 8.8%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1701 Upland Drive Houston, TX 77043	Collateral Asset Summary – Loan No. 8 Upland Park Townhomes	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 65.0% 1.45x 8.8%

Upland Park Townhomes
1701 Upland Drive
Houston, TX 77043
HOUSTON
George Bush Intctl. Airport 22 miles
Northwest Frwy
Hempstead Hwy
Little York Rd
America Plaza
Brittmoore Business Park
Siemens
Tanner Rd
Northwest Marketplace
Clara Road Business Park
Chamberlain Univ. - College of Nursing
Sprint Corp. Office
Houston Industrial Center
Westbranch
Clay Rd
Northwest Houston
Pine Crest CC
Best Buy Corporate Office
Kempwood Dr
Spring Shadows Plaza
Kempwood Plaza
Fairbanks
Hammerly Blvd
Hammerly Plaza
West Belt Business Park
Kormex Foods Inc.
Hillshire Village
Long Point Rd
Westview Dr
Spring Valley Village
Westview Business Park
Wapiti Energy
Energy Corridor
Conoco Phillips
Energy Center One
Shell Oil Company
Belhaven University
Park Row
Houston Comm. College - Spring Branch Campus
Centre at Bunker Hill
Village Plaza
Katy Frwy
BP Energy
ExxonMobil
Marubeni Oil & Gas
Darrell Tully Stadium
Don Coleman Community Coliseum
Calliope Shopping Center
City Centre
Memorial City Hospital
Memorial City Mall
Hedwig Village
Downtown Houston 11 miles
Memorial
Memorial Dr
Town & Country Shopping Ctr.
HARRIS COUNTY
Bunker Hill Village
George Bush Park
Buffalo Bayou
Lakeside Country Club
Greenbay St
Piney Point Village
Briar Forest Dr
Briarforest
Westside
Eldridge Pkwy
Dairy Ashford Rd
Sam Houston Tollway
Brittmoore Rd
Gessner Dr
Blalock Rd
Piney Point Rd
Voss Rd
Wilcrest Dr
BMC
Phillips 66
Maersk Oil
Carillon Shopping Ctr.
Woodlake Square
Westheimer Rd
Westheimer Commons
Houston Comm. College - Alief Hayes Campus
Westchase Shopping Center
West Oaks Mall
Market Square
Synott Rd
Cameron LNG Headquarters
West Houston Medical Center
Richmond Ave
Schlumberger
Mid-West
SHELL TECHNOLOGY CENTER
Westchase
Westpark Dr
Westchase Corporate Center
Chevron
Royal Oaks CC
Westpark Tollway
Hillcroft St
Clay Outlet Warehouse
Alief Amity Park
CGG
Jacobs Engineering
Briarpark Dr
Sharpstown Park Country Club
Fondren Rd
PlazAmericas Shopping Centre
Presidio Square
Halliburton
DataVox
Bellaire Blvd
Kirkwood Rd
Pavilion Village
Hong Kong City Mall
Arthur Storey Park
Houston Plaza 88
Sharpstown
Southwest Frwy
Houston Baptist Univ.
Lakes of Bellaire
The Woodlands
Spring
Atascocita
Katy
Sugar Land
Missouri City
Pasadena
Pearland
Baytown
La Porte
League City
Texas City

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1701 Upland Drive Houston, TX 77043	Collateral Asset Summary – Loan No. 8 Upland Park Townhomes	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 65.0% 1.45x 8.8%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	LMF			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Location:	Houston, TX 77043
				General Property Type:	Multifamily
Original Balance:	$24,000,000			Detailed Property Type:	Garden
Cut-off Date Balance:	$24,000,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	3.0%			Year Built/Renovated:	1971/2019
Loan Purpose:	Refinance			Size:	285 Units
Borrower Sponsor:	Keeley Megarity			Cut-off Date Balance per Unit:	$84,211
Mortgage Rate:	4.2000%			Maturity Date Balance per Unit:	$73,204
Note Date:	2/13/2020			Property Manager:	Texas Claremont Property Company Inc. d/b/a Claremont Property Company (borrower-related)
First Payment Date:	4/6/2020
Maturity Date:	3/6/2030
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$2,108,394
IO Period:	36 months			UW NOI Debt Yield:	8.8%
Seasoning:	0 months			UW NOI Debt Yield at Maturity:	10.1%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NCF DSCR:	1.99x (IO)	1.45x (P&I)
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI(2):	$2,163,070 (12/31/2019)
Additional Debt Type:	N/A			2nd Most Recent NOI(2):	$1,973,310 (12/31/2018)
Additional Debt Balance:	N/A			3rd Most Recent NOI(2):	$1,196,570 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	89.8% (2/3/2020)
Reserves(1)				2nd Most Recent Occupancy(2):	90.0% (12/31/2018)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(2):	71.0% (12/31/2017)
RE Tax:	$73,278	$34,894	N/A	Appraised Value (as of):	$36,950,000 (12/17/2019)
Insurance:	$117,338	$12,417	N/A	Cut-off Date LTV Ratio:	65.0%
Replacements:	$500,000	$5,938	N/A	Maturity Date LTV Ratio:	56.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$24,000,000	100.0%	Loan Payoff:	$14,361,978	59.8%
			Reserves:	$690,615	2.9%
			Closing Costs:	$206,978	0.9%
			Return of Equity:	$8,740,429	36.4%
Total Sources:	$24,000,000	100.0%	Total Uses:	$24,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The increase in Most Recent NOI from 2nd Most Recent NOI and 3rd Most Recent NOI is attributed to renovations and lease up of units at the Upland Park Townhomes Property (as defined below), which increased occupancy and net operating income.

The Mortgage Loan. The eighth largest mortgage loan (the “Upland Park Townhomes Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $24,000,000, which is secured by a first priority fee mortgage encumbering 285 multifamily townhome condominium units (the “Upland Park Townhomes Property”) out of the larger 302-unit multifamily townhome unit condominium (the “Greater Complex”), located at 1701 Upland Drive, Houston, Texas. The proceeds of the Upland Park Townhomes Mortgage Loan were primarily used to refinance existing debt on the Upland Park Townhomes Property, pay closing costs, fund reserves and return equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower is Upland Park Townhomes, LLC (the “Upland Park Townhomes Borrower”), a single-purpose Texas limited liability company structured to be bankruptcy-remote. A non-consolidation opinion was delivered in connection with the origination of the Upland Park Townhomes Mortgage Loan. The Upland Park Townhomes Borrower is wholly owned by Keeley Megarity through a 50.0% direct ownership interest, with the remaining 50.0% interest held by managing member 1701 KM, Inc., a Texas corporation that is wholly owned by Keeley Megarity and also structured to be bankruptcy-remote with one independent director. The non-recourse carveout guarantor and borrower sponsor of the Upland Park Townhomes Mortgage Loan is Keeley Megarity.

Keeley Megarity founded Texas Claremont Property Company Inc. d/b/a Claremont Property Company (“Claremont”) in 1996 when he bought his first 29-unit apartment project. Since then, Mr. Megarity has purchased and sold over 5,000 apartment units, built 1,500 new units and renovated over 1.0 million SF of office space. Claremont serves as the general contractor on projects owned by Mr. Megarity, as well as a third-party general contractor for other property owners. Claremont has general contracting projects in Texas, Alabama, Mississippi and Florida. Mr. Megarity oversees a staff of 45 employees that manage apartment projects, office buildings and construction projects. The borrower sponsor is subject to pending litigation and was a party to prior loan defaults. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1701 Upland Drive Houston, TX 77043	Collateral Asset Summary – Loan No. 8 Upland Park Townhomes	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 65.0% 1.45x 8.8%

The Property. The Upland Park Townhomes Property consists of 285 multifamily townhome condominium units located in Houston, Texas. The Upland Park Townhomes Property is part of the Greater Complex, which was constructed in 1971 and consists of 41, two-story buildings, situated on a 15.4-acre site. The Upland Park Townhomes Property’s unit mix includes 196 two-bedroom units, 80 three-bedroom units, and 9 four-bedroom units, with an average unit size of 1,219 SF. Unit amenities include stainless steel appliances, stackable washer/dryer units, walk-in closets, granite countertops and patios/balconies. Since acquisition of the Upland Park Townhomes Property in 2013, the borrower sponsor has spent approximately $9.4 million in exterior and interior renovations which continued through 2019. As of February 3, 2020, the Upland Park Townhomes Property was 89.8% occupied.

The Greater Complex was converted into a condominium legal structure in 1987. Of the total 302 units at the Greater Complex, 285 are owned by the Upland Park Townhomes Borrower and are a part of the collateral for the Upland Park Townhomes Mortgage Loan, and the remaining 17 units are owned by multiple separate unaffiliated owners who rent out units to residential tenants. The common areas of the Greater Complex are administered by a condominium association (the “Association”) pursuant to a condominium declaration. The Upland Park Townhomes Borrower’s 285 units represent 94.4% of the condominium, providing the Upland Park Townhomes Borrower with majority control of the Association. Community amenities include a clubhouse, swimming pools, a fitness center, a business center, controlled access gates with 24-hour attendants, covered parking, walking paths, and a dog park. The Greater Complex has 603 surface parking spaces, consisting of 369 open spaces and 234 carport spaces, resulting in a parking ratio of 2.1 spaces per unit.

The table below shows the apartment mix at the Upland Park Townhomes Property:

Upland Park Townhomes Property Unit Mix Summary(1)
Unit Type	No. of Units	% of Total Units	Avg. Unit Size (SF)	No. of Occupied Units	Occupancy (%)	Avg. In Place Monthly Rent Per Unit
2 BR / 1.5 BA	83	29.1%	1,060	71	85.5%	$1,022
2 BR / 2.5 BA	113	39.6%	1,190	102	90.3%	$1,100
3 BR / 2 BA	68	23.9%	1,364	63	92.6%	$1,239
3 BR / 3 BA	12	4.2%	1,500	11	91.7%	$1,405
4 BR / 3 BA	9	3.2%	1,580	9	100.0%	$1,585
Total/Wtd. Avg.	285	100.0%	1,219	256	89.8%	$1,139

(1)	Information is based on the underwritten rent roll.

The Market. The Upland Park Townhomes Property is located in Houston, Harris County, Texas, within the Houston metropolitan statistical area (the “Houston MSA”). The Houston MSA is comprised of the Houston-The Woodlands-Sugar Land metro area. The Houston MSA’s economy has advanced faster than the nation as a whole, with job growth that is approximately 1.0% higher than that of the national average on a year-over-year basis. Professional services and distribution is leading the way, and the unemployment rate is reported at 3.5% with the labor force continuing to grow. The five largest industry sectors within a three-mile radius of the Upland Park Townhomes Property include: services (47.3%), manufacturing (9.8%), retail trade (9.8%), finance/insurance/real estate (9.5%), and construction (7.8%).

The Upland Park Townhomes Property is located in the western area of Houston within the Spring Branch multifamily submarket. The Houston central business district is approximately 12-miles from the Upland Park Townhomes Property. The Upland Park Townhomes Property is located in a suburban area, and land uses within the neighborhood consist of a mixture of commercial and residential development that are primarily industrial and multifamily uses. There are several shopping facilities that serve the area with Memorial City Mall being the closest regional mall located approximately 4.5 miles away from the Upland Park Townhomes Property. The Upland Park Townhomes Property is 2.5 miles away from IH-10. The Upland Park Townhomes Property has access to several major employment centers, including: The Energy Corridor, Uptown/Galleria, Westchase, and Texas Medical Center, located within 15-miles of the Upland Park Townhomes Property. The George Bush Intercontinental Airport is located approximately 30-miles from the Upland Park Townhomes Property.

According to the appraisal, the 2019 estimated population within a one-, three- and five-mile radius of the Upland Park Townhomes Property is 8,851, 100,763 and 314,064, respectively, with an average household income within a one-, three- and five-mile radius of the Upland Park Townhomes Property is approximately $107,647, $118,259 and $110,093, respectively.

According to a third party market research report, as of the third quarter of 2019, the Spring Branch multifamily submarket contained approximately 23,458 units, a reported 3.7% vacancy rate representing a 1.4% decrease from the third quarter of 2018, and an average asking rent per unit of $980 representing a 1.8% increase from the third quarter of 2018.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1701 Upland Drive Houston, TX 77043	Collateral Asset Summary – Loan No. 8 Upland Park Townhomes	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 65.0% 1.45x 8.8%

The following table presents certain information relating to the comparable multifamily properties for the Upland Park Townhomes Property:

Upland Park Townhomes Property Comparable Rentals Summary
Property Name	Year Built/ Renovated	Vacancy	Distance to Subject	Number of Units	Unit Type	Avg. Unit Size (SF)	Avg. Monthly Rent per Unit
Upland Park Townhomes(1) 1701 Upland Drive Houston, TX	1971/2013-2019	10.2%	—	285	Two Bedroom Two Bedroom Three Bedroom Three Bedroom Four Bedroom	1,060 1,190 1,364 1,500 1,580	$1,022 $1,100 $1,239 $1,405 $1,585
Bateswood Manor 788 Bateswood Drive Houston, TX	1973/N/A	8.0%	3.0 miles	100	One Bedroom Two Bedroom Three Bedroom	806 1,077 – 1,690 1,365	$813 $1,011 - $1,349 $1,207
Brighton Oaks 777 Bateswood Drive Houston, TX	1969/N/A	10.0%	2.9 miles	201	One Bedroom Two Bedroom Three Bedroom	812 1,077 -1,180 1,265	$835 $1,029 - $1,149 $1,239
City Terrace 1015 Country Place Drive Houston, TX	1975/2017	5.0%	2.9 miles	122	One Bedroom Two Bedroom Three Bedroom Four Bedroom	866 1,157 - 1,242 1,472 1,789	$968 $1,230 - $1,375 $1,545 $1,535
Eagle Hollow 11900 Wickchester Lane Houston, TX	1982/N/A	10.0%	2.1 miles	350	One Bedroom Two Bedroom	731 912 – 1,079	$840 $990 - $1,130
Memorial Fountain 874 Yorkchester Drive Houston, TX	1965/2017	2.0%	1.5 miles	149	One Bedroom Two Bedroom Three Bedroom	644 865 – 1,150 1,285 – 1,480	$1,016 $1,200 - $1,395 $1,575 - $1,625

Source: Appraisal

(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Upland Park Townhomes Property:

Cash Flow Analysis(1)
	2016	2017	2018	2019	UW	UW Per Unit
Gross Potential Rent(1)	$2,235,175	$2,494,386	$3,350,442	$3,567,739	$3,924,719	$13,771
Other Income(2)	$238,657	$254,180	$301,568	$322,384	$322,384	$1,131
Less Vacancy & Credit Loss	$0	($29,820)	($55,814)	($43,875)	($453,246)	($1,590)
Effective Gross Income	$2,473,832	$2,718,746	$3,596,195	$3,846,248	$3,793,857	$13,312
Total Operating Expenses	$1,185,213	$1,522,177	$1,622,886	$1,683,178	$1,685,463	$5,914
Net Operating Income(3)	$1,288,619	$1,196,570	$1,973,310	$2,163,070	$2,108,394	$7,398
Capital Expenditures	$0	$0	$0	$0	$71,250	$250
TI/LC	$0	$0	$0	$0	$0	$0
Net Cash Flow	$1,288,619	$1,196,570	$1,973,310	$2,163,070	$2,037,144	$7,148

Occupancy %(3)(4)	64.0%	71.0%	90.0%	88.0%	88.5%
NOI DSCR (P&I)	0.91x	0.85x	1.40x	1.54x	1.50x
NCF DSCR (P&I)	0.91X	0.85x	1.40x	1.54x	1.45x
NOI Debt Yield	5.4%	5.0%	8.2%	9.0%	8.8%
NCF Debt Yield	5.4%	5.0%	8.2%	9.0%	8.5%

(1)	UW Gross Potential Rent is based on the underwritten rent roll and includes the gross up of 29 vacant units based on the appraisal’s concluded market rents of $413,999.

(2)	Other income includes (i) utility income of $167,582, (ii) parking income of $40,205 and (iii) other income of $114,597, which includes pet fees, late charges, month-to-month fees, application fees, HOA fees paid by non-collateral units and miscellaneous income.

(3)	The increase in Net Operating Income from 2016 through 12/31/2019 is attributed to the renovations and lease up at the Upland Park Townhomes Property, which increased occupancy and net operating income.

(4)	UW Occupancy % is based on the economic vacancy of 11.5%. The Upland Park Townhomes Property was 89.8% leased as of February 3, 2020.

Escrows and Reserves. At origination of the Upland Park Townhomes Mortgage Loan, the Upland Park Townhomes Borrower deposited into escrow (i) $73,278 for real estate taxes, (ii) $117,338 for insurance premiums and (iii) $500,000 for replacement reserves. The Upland Park Townhomes Borrower is required to escrow monthly (i) 1/12 of the annual estimated tax payments, currently equal to $34,894, (ii) 1/12 of the annual estimated insurance premiums, currently equal to $12,417 and (iii) $5,938 for replacement reserves.

Lockbox and Cash Management. The Upland Park Townhomes Mortgage Loan has a springing lockbox and springing cash management. During the occurrence and continuance of a Cash Management Trigger Event (as defined below), the Upland Park Townhomes Borrower is required to (or to instruct Claremont to) deposit rents and other amounts due into the lockbox account, and funds in the lockbox account are required to be transferred to the cash management account each business day. All funds in the cash management account are required to be applied on each monthly payment date

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1701 Upland Drive Houston, TX 77043	Collateral Asset Summary – Loan No. 8 Upland Park Townhomes	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 65.0% 1.45x 8.8%

in accordance with the related mortgage loan documents. Pursuant to related mortgage loan documents, all excess funds on deposit (after payment of monthly reserve deposits, debt service payment, operating expenses, delinquency payments and cash management bank fees) will be applied as follows (a) if a Cash Sweep Event (as defined below) is not in effect, to the Upland Park Townhomes Borrower, and (b) if a Cash Sweep Event is in effect to the lender controlled excess cash flow account.

A “Cash Management Trigger Event” will occur upon (i) an event of default, (ii) the Upland Park Townhomes Borrower’s second late debt service payment in a 12-month period, (iii) any bankruptcy action of the Upland Park Townhomes Borrower, the guarantor or property manager and (iv) a debt service coverage ratio based on the trailing 12-month period falling below 1.10x. A Cash Management Event will continue until, in regard to clause (i) above, when such event of default has been cured or waived, in regard to clause (ii) above, when the Upland Park Townhomes Borrower makes 12 consecutive monthly debt service payments, in regard to clause (iii) above, when such bankruptcy petition has been discharged, stayed, or dismissed within 90 days of such filing among other conditions for the Upland Park Townhomes Borrower or guarantor and within 120 days for the property manager (or, solely with respect to the bankruptcy of the property manager, when the Upland Park Townhomes Borrower has replaced the property manager with a qualified property manager acceptable to the lender), and in regard to clause (iv) above, the date the trailing 12-month amortizing net operating income debt service coverage ratio is greater than 1.10x for two consecutive calendar quarters.

A “Cash Sweep Event” will occur upon (i) an event of default, (ii) any bankruptcy action of the Upland Park Townhomes Borrower, the guarantor or property manager, and (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.10x. A Cash Sweep Event will continue until, in regard to clause (i) above, when such event of default has been cured or waived, in regard to clause (ii) above, when such bankruptcy petition has been discharged, stayed, or dismissed within 90 days of such filing among other conditions for the Upland Park Townhomes Borrower or guarantor and within 120 days for the property manager (or, solely with respect to the bankruptcy of the property manager, when the Upland Park Townhomes Borrower has replaced the property manager with a qualified property manager acceptable to the lender), in regard to clause (iii) above, the date the trailing 12-month amortizing net operating income debt service coverage ratio is greater than 1.10x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

Terrorism Insurance. The Upland Park Townhomes Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110 East Martial Avenue Lafayette, LA 70508	Collateral Asset Summary – Loan No. 9 Lafayette Gardens	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,000,000 65.1% 2.26x 9.4%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110 East Martial Avenue Lafayette, LA 70508	Collateral Asset Summary – Loan No. 9 Lafayette Gardens	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,000,000 65.1% 2.26x 9.4%

Ossun
Baton Rouge 50 miles, New Orleans 131 miles
Lake Charles 65 miles
E. Pont Des Mouton Rd.
Roper Rd.
Mills St.
Moore Park
Acadian Hills CC
Wetlands Golf Course
N. University Ave.
Stirling Lafayette Shopping Ctr.
Schilling Distributing Co.
Dell Corporation
Renaud Dr.
Crescent Crown (Miller/Coors Light)
Northgate Mall
Carmel Dr.
Vermilion River
Willow St.
Scott Event Center
AMTRAK
City Park
Carmel Dr.
Cameron St.
Scott Oaks Plaza
Natl. Wetlands Research Ctr.
DOWNTOWN LAFAYETTE
LAFAYETTE AMTRAK
Prairie Hwy.
Townsquare Media Lafayette
Lafayette Science Museum
Scott
Simcoe St.
Oakbourne Country Club
Cajundome
South Louisiana Community College
University of Louisiana Lafayette
Vermilionville Historic Village
Blackham Coliseum
Dulles Dr.
Congress St.
Paul and Lulu Hilliard Univ. Art Museum
Lafayette Regional Airport
South College Shopping Center
Moncus Park
Southwest Medical Ctr.
Ambassador Caffery Pkwy.
ST. MARTIN PARISH
Johnston St.
LAFAYETTE
Judice
Pinhook at Marketplace
Ridge Rd.
Ambassador Row
LARC's Acadian Village
Camellia Blvd.
River Ranch
Heart Hospital of Louisiana
Acadiana Mall
Kaliste Saloom Rd.
Remington College - Lafayette
Duhon Rd.
The Market at River Ranch
Parc Lafayette
AMTRAK
W. Broussard Rd.
Ansley Walk
The Village at Southpark
Anadarko Petroleum
Ambassador Town Center
Lafayette Gardens
110 East Martial Avenue
Lafayette, LA 70508
LAFAYETTE PARISH
Crossroads South
LEDA Industrial Park
Vermilion River
Our Lady of Lourdes Hospital
La Neuville Rd.
Broussard
Albertson Pkwy.
Les Vieux Chenes GC
Ambassador Caffery Pkwy.
Fortune Rd.
Verot School Rd.
Bonin Rd.
Youngsville Pkwy.
W. Fairfield Dr.
E. Milton Ave.
Fieldcrest Village
Metairie Centre
Youngsville
Young St.
Savoy Rd.
Youngsville Sports Complex
Chemin Metairie Pkwy.
Le Triomphe Country Club
ARKANSAS
Greenville
Starkville
Texarkana
El Dorado
Bossier City
Longview
Monroe
Canton
Meridian
SHREVEPORT
Ruston
Vicksburg
JACKSON
Clinton
Pearl
LOUISIANA
MISSISSIPPI
Natchitoches
Natchez
Alexandria
Hattiesburg
TEXAS
Opelousas
BATON ROUGE
Hammond
Biloxi
Covington
Gulfport
Sulphur
BEAUMONT
Lake Charles
LAFAYETTE
Gonzales
Slidell
Orange
Port Arthur
New Iberia
Thibodaux
Houma
NEW ORLEANS
Gulf of Mexico

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110 East Martial Avenue Lafayette, LA 70508	Collateral Asset Summary – Loan No. 9 Lafayette Gardens	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,000,000 65.1% 2.26x 9.4%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Location:	Lafayette, LA 70508
				General Property Type:	Multifamily
Original Balance:	$22,000,000			Detailed Property Type:	Garden
Cut-off Date Balance:	$22,000,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	2.8%			Year Built/Renovated:	2008/N/A
Loan Purpose:	Refinance			Size:	240 Units
Borrower Sponsor:	Glenn R. Stewart			Cut-off Date Balance per Unit:	$91,667
Mortgage Rate:	3.9810%			Maturity Date Balance per Unit:	$91,667
Note Date:	1/10/2020			Property Manager:	G.R.S. Property Management, L.L.C. (borrower-related)
First Payment Date:	2/6/2020
Maturity Date:	1/6/2030
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$2,065,591
IO Period:	120 months			UW NOI Debt Yield:	9.4%
Seasoning:	2 months			UW NOI Debt Yield at Maturity:	9.4%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NCF DSCR:	2.26x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$1,930,488 (11/30/2019 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$2,015,927 (12/31/2018)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$1,935,883 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	90.8% (12/16/2019)
Reserves(1)				2nd Most Recent Occupancy:	93.9% (12/31/2018)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	88.2% (12/31/2017)
RE Tax:	$40,229	$25,143	N/A	Appraised Value (as of):	$33,800,000 (11/11/2019)
Insurance:	$79,694	$9,267	N/A	Cut-off Date LTV Ratio:	65.1%
Replacements:	$0	$6,300	$226,800	Maturity Date LTV Ratio:	65.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$22,000,000	100.0%	Loan Payoff:	$18,620,116	84.6%
			Reserves:	$119,923	0.5%
			Closing Costs:	$402,041	1.8%
			Return of Equity:	$2,857,920	13.0%
Total Sources:	$22,000,000	100.0%	Total Uses:	$22,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The ninth largest mortgage loan (the “Lafayette Gardens Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $22,000,000. The Lafayette Gardens Mortgage Loan is secured by a first priority fee mortgage encumbering a 240-unit, garden-style multifamily complex located in Lafayette, Louisiana (the “Lafayette Gardens Property”). The proceeds of the Lafayette Gardens Mortgage Loan were used to refinance existing debt on the Lafayette Gardens Property, fund reserves, pay closing costs, and return equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower for the Lafayette Gardens Mortgage Loan is Lafayette Gardens of Delaware, L.L.C. (the “Lafayette Gardens Borrower”), a Delaware limited liability company. The Lafayette Gardens Borrower is owned 100% by its sole member, Lafayette Gardens, L.L.C., a Louisiana limited liability company, which is owned by Glenn R. Stewart (66.0%), Marion Stewart (21.0%), Charles H. Stewart (11.0%), and Elizabeth Stewart (2.0%). The non-recourse carveout guarantor of the Lafayette Gardens Mortgage Loan is Glenn R. Stewart. Mr. Glenn R. Stewart currently has majority ownership interests in two multifamily properties (including the Lafayette Gardens Property) totaling 414 units, a 155,359 SF grocery-anchored retail center, and an 84,328 SF lifestyle center located in Lafayette, Louisiana.

The Property. The Lafayette Gardens Property is a 240-unit, garden-style multifamily complex located in Lafayette, Louisiana. Built in 2008, the Lafayette Gardens Property is comprised of eight three-story apartment buildings, one single-story clubhouse, one single-story car care/maintenance building, and five single-story detached garage buildings on 16.2 acres. The Lafayette Gardens Property provides for 421 parking spaces (1.8 spaces per unit).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110 East Martial Avenue Lafayette, LA 70508	Collateral Asset Summary – Loan No. 9 Lafayette Gardens	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,000,000 65.1% 2.26x 9.4%

As of December 16, 2019, the Lafayette Gardens Property was 90.8% occupied, with a weighted average asking rent of $1,386 per unit per month. The unit mix is comprised of 60 one-bedroom units (25.0% of total units), 132 two-bedroom units (55.0% of total units), and 48 three-bedroom units (20.0% of total units), totaling 250,824 SF of net rentable space. The underwritten rent roll includes 11 furnished units (4.6% of total units), 10 of which are currently leased to corporate tenants. Approximately 64 standard unfurnished units at the Lafayette Gardens Property are leased to corporate tenants such as University Hospital Clinics Inc., Lafayette General Medical Center, and Texican. The leases for the standard unfurnished units to corporate tenants generate rental rate premiums of 35.7%, 20.9%, and 49.2% above the leases for standard one-bedroom, two-bedroom, and three-bedroom units at the Lafayette Gardens Property, respectively, but also require expenses that are approximately 18.0% higher than expenses for comparable units leased to conventional tenants. According to the borrower sponsor, the Lafayette Gardens Property had an average of 54 active corporate leases per month in 2017, 61 active corporate leases per month in 2018 and 61 active corporate leases per month as of January 2019 through November 2019.

The table below shows the unit mix at the Lafayette Gardens Property:

Lafayette Gardens Property Unit Mix Summary(1)
Unit Type	No. of Units	% of Total Units	Occupied Units	Occ. (%)	Avg. Size per Unit (SF)	Total Size (SF)	Avg. Asking Monthly Rent Per Unit(2)	Avg. Asking Monthly Rent PSF(2)
1 BR/1 BA	59	24.6%	52	88.1%	846	49,914	$1,169	$1.38
1 BR/1 BA - Corporate Furnished	1	0.4%	1	100.0%	846	846	$1,300	$1.54
2 BR/2 BA(3)	124	51.7%	117	94.4%	1,052	130,448	$1,312	$1.25
2 BR/2 BA - Corporate Furnished	8	3.3%	8	100.0%	1,052	8,416	$2,438	$2.32
3 BR/2 BA(3)	46	19.2%	39	84.8%	1,275	58,650	$1,635	$1.28
3 BR/2 BA - Corporate Furnished	2	0.8%	1	50.0%	1,275	2,550	$2,550	$2.00
Total/Wtd. Avg.	240	100.0%	218	90.8%	1,045	250,824	$1,386	$1.33

(1)	Information is based on the underwritten rent roll.

(2)	Includes vacant gross up at appraisal-concluded market rent.

(3)	Includes four employee units and one model unit, which are underwritten as occupied.

The Lafayette Gardens Property was developed by the borrower sponsor in 2008 for approximately $26.6 million ($110,722 per unit). Including periodic capital improvements to the units and the Lafayette Gardens Property grounds and other soft costs, the borrower sponsor has a total cost basis of $28.2 million ($117,343 per unit). Amenities at the Lafayette Gardens Property include electronically controlled gated access, car care center, beach-front style swimming pool, two pet parks, barbecue/picnic area, basketball court, playground, detached garages and storage units. The Lafayette Gardens Property also features a clubhouse/on-site leasing office along with a coffee bar, 24-hour fitness center, business center, two individual tanning beds, and movie theatre. Additionally, the Lafayette Gardens Property offers 24-hour emergency maintenance.

Unit interiors feature full-sized stainless-steel appliances including a dishwasher, full-size washer/dryer, laminate countertops in the kitchen and bathrooms, wood cabinetry, intrusion alarm, garbage disposal, ceiling fans, walk-in closets, over-sized garden tub/shower, 8" decorative crown molding, and a private patio/balcony. Kitchens, bathrooms and laundry rooms feature ceramic tile flooring. Third floor units also feature vaulted ceilings. Each unit is sub-metered for electrical usage.

The following table presents historical occupancy percentages at the Lafayette Gardens Property:

Historical Occupancy(1)
2009(2)	2010	2011	2012	2013	2014	2015	2016	2017	2018	12/16/2019(3)
87.8%	93.0%	92.6%	95.2%	93.4%	94.8%	93.3%	91.0%	88.2%	93.9%	90.8%

(1)	Historical Occupancy is based on the average occupancy of the 12-month period ending December 31 of each respective year.

(2)	Represents the average occupancy between April 2009 and December 2009. Prior operating performance is unavailable.

(3)	Information is based on the underwritten rent roll.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110 East Martial Avenue Lafayette, LA 70508	Collateral Asset Summary – Loan No. 9 Lafayette Gardens	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,000,000 65.1% 2.26x 9.4%

The Market. The Lafayette Gardens Property is located in the southern portion of Lafayette, Louisiana, approximately 5.6 miles north of the Lafayette central business district and 5.0 miles north of the Lafayette Regional Airport. Access to the Lafayette Gardens Property is provided by Interstate 10 (7.9 miles north), US Highway 90 (3.8 miles east), and US Highway 167 (3.2 miles west). The primary industries in Lafayette include manufacturing, healthcare, and oil and gas. According to the appraisal, the primary industries in the local market of the Lafayette Gardens Property are services and retail trade. Major employers in the Lafayette area include Lafayette General Medical Center, Wood Group Production Services, and University of Louisiana at Lafayette. In September 2019, Lafayette General Medical Center announced a merger with Ochsner Health System that is expected to be finalized in the spring of 2020. As part of the proposed merger, Lafayette General Medical Center is expected to increase jobs and invest $365 million in capital and resources into the area over the next 10 years.

According to a third party market research report, the 2019 average household income within a one-, three- and five-mile radius of the Lafayette Gardens Property is $106,202, $96,924 and $84,528, respectively. The 2019 estimated population within a one-, three- and five-mile radius of the Lafayette Gardens Property are 7,870, 64,276 and 141,105, respectively.

According to a third party market research report, the Lafayette Gardens Property is located in the Lafayette multifamily market. As of October 2019, the Lafayette multifamily market had inventory of 14,107 units with a reported vacancy of 8.8%, reflecting a decrease from the year-end 2018 vacancy of 10.1%. The market reported effective monthly rent of $820 per unit. Over the last ten years, the Lafayette Gardens Property average occupancy of 92.3% has outperformed the average market occupancy of 91.9% over the same period, according to a third party market research report.

According to a third-party market research report, the Lafayette Gardens Property is located within the Central Lafayette Parish submarket. As of October 2019, the submarket contained 10,485 units with a reported vacancy rate of 8.7% and effective monthly rent of $842 per unit. According to the appraisal, there has not been any new multifamily development in the Central Lafayette Parish submarket over the past two years. As of October 2019, there is one 24-unit building under construction in the submarket.

Comparable rental properties to the Lafayette Gardens Property based on unit mix are shown in the tables below:

One-Bedroom Comparable Rentals Summary(1)
Property Name	Distance to Subject	Year Built	Units	Avg. Size Per Unit(SF)	Asking Monthly Rent per Unit(2)	Asking Monthly Rent PSF(2)
Lafayette Gardens	–	2008/N/A	59	846	$1,169	$1.38
Lafayette Gardens (Corporate Unit)	–	2008/N/A	1	846	$1,300	$1.54
Audubon Lake	1.6 miles	2003/N/A	96	734	$925	$1.26
Ansley Walk	3.1 miles	2008/N/A	98	723	$880	$1.22
Chateau Mirage	4.7 miles	2011/N/A	117	782	$1,039	$1.33
Elora Place	2.5 miles	2008/2019	78	895	$863	$0.96
Total/Wtd. Avg.(3)			389	778	$935	$1.21

Two-Bedroom Comparable Rentals Summary(1)
Property Name	Distance to Subject	Year Built	Units	Avg. Size Per Unit(SF)	Asking Monthly Rent per Unit(2)	Asking Monthly Rent PSF(2)
Lafayette Gardens	–	2008/N/A	124	1,052	$1,312	$1.25
Lafayette Gardens (Corporate Units)	–	2008/N/A	8	1,052	$2,438	$2.32
Audubon Lake	1.6 miles	2003/N/A	96	1,072	$1,002	$0.93
Ansley Walk	3.1 miles	2008/N/A	120	1,092	$949	$0.87
Chateau Mirage	4.7 miles	2011/N/A	98	1,254	$1,305	$1.04
Elora Place	2.5 miles	2008/2019	109	1,206	$997	$0.83
Total/Wtd. Avg.(3)			423	1,154	$1,056	$0.91

Three-Bedroom Comparable Rentals Summary(1)
Property Name	Distance to Subject	Year Built	Units(1)	Avg. Size Per Unit(SF)	Asking Monthly Rent per Unit(2)	Asking Monthly Rent PSF(2)
Lafayette Gardens	–	2008/N/A	46	1,275	$1,635	$1.28
Lafayette Gardens (Corporate Units)	–	2008/N/A	2	1,275	$2,550	$2.00
Audubon Lake	1.6 miles	2003/N/A	16	1,206	$1,292	$1.07
Ansley Walk	3.1 miles	2008/N/A	24	1,314	$1,131	$0.86
Chateau Mirage	4.7 miles	2011/N/A	65	1,452	$1,527	$1.05
Elora Place	2.5 miles	2008/2019	79	1,402	$1,244	$0.89
Total/Wtd. Avg.(3)			184	1,391	$1,333	$0.96

Source: Appraisal

(1)	Information for the Lafayette Gardens Property is based on the underwritten rent roll.

(2)	Includes gross up of vacant units.

(3)	Total/Wtd. Avg. excludes the Lafayette Gardens Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110 East Martial Avenue Lafayette, LA 70508	Collateral Asset Summary – Loan No. 9 Lafayette Gardens	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,000,000 65.1% 2.26x 9.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Lafayette Gardens Property:

Cash Flow Analysis
	2016	2017	2018	11/30/2019 TTM	UW(1)	UW Per Unit
Gross Potential Rent(2)	$3,129,705	$2,978,658	$3,094,697	$2,999,652	$3,954,533	$16,477
Total Other Income	$110,867	$140,794	$116,367	$111,144	$111,144	$463
Less Vacancy & Concessions(3)	$0	$0	$0	$0	($770,316)	($3,210)
Effective Gross Income	$3,240,571	$3,119,452	$3,211,064	$3,110,796	$3,295,361	$13,731
Total Operating Expenses	$1,227,495	$1,183,570	$1,195,138	$1,180,308	$1,229,770	$5,124
Net Operating Income	$2,013,076	$1,935,883	$2,015,927	$1,930,488	$2,065,591	$8,607
Capital Expenditures	$0	$0	$0	$0	$60,000	$250
Net Cash Flow	$2,013,076	$1,935,883	$2,015,927	$1,930,488	$2,005,591	$8,357

Occupancy %(4)	91.0%	88.2%	93.9%	90.8%	80.5%
NOI DSCR	2.27x	2.18x	2.27x	2.17x	2.33x
NCF DSCR	2.27x	2.18x	2.27x	2.17x	2.26x
NOI Debt Yield	9.2%	8.8%	9.2%	8.8%	9.4%
NCF Debt Yield	9.2%	8.8%	9.2%	8.8%	9.1%

(1)	The standard unfurnished units leased to corporate tenants generate rental rate premiums over units leased to non-corporate tenants. However, such unfurnished units leased to corporate tenants require expenses that are approximately 18.0% higher than expenses for comparable units leased to conventional tenants. If the current standard unfurnished units leased to corporate tenants were leased to conventional tenants at the appraisal’s market rent and expenses related to these corporate tenants were removed, UW NCF would be $1,925,803, or 4.0% below the UW NCF above.

(2)	UW Gross Potential Rent is based on the underwritten rent roll as of December 16, 2019 and is comprised of in-place base rent, vacant gross up of $351,480, and credit loss of $38,299.

(3)	UW Concessions include four employee units underwritten to the appraisal concluded market rents.

(4)	Historical Occupancy is as of December 31 of each respective year. TTM Occupancy % is as of December 16, 2019. UW Occupancy % is based on the underwritten economic vacancy of 19.5%.

Escrows and Reserves. The Lafayette Gardens Borrower deposited in escrow at origination $40,229 for annual real estate taxes and $79,694 for insurance premiums. The Lafayette Gardens Borrower is required to escrow monthly (i) 1/12 of the annual estimated tax payments, currently equal to $25,143, (ii) 1/12 of the annual estimated insurance premiums, currently equal to $9,267, and (iii) $6,300 for replacement reserves, subject to a cap of $226,800. During the continuance of a Cash Sweep Trigger Event (as defined below), all excess cash flow after payment of debt service, reserves and operating expenses is required to be deposited with the lender as additional security for the Lafayette Gardens Mortgage Loan.

Lockbox and Cash Management. The Lafayette Gardens Mortgage Loan has a springing lockbox with springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below).

A “Cash Management Trigger Event” will occur upon (i) an event of default, (ii) any bankruptcy action involving the Lafayette Gardens Borrower, the guarantor, or the property manager, (iii) the debt service coverage ratio for the trailing 12-month period, based on actual debt service due and payable during such period, falling below 1.10x, or (iv) any indictment for fraud or misappropriation of funds by the Lafayette Gardens Borrower, the guarantor, or the property manager, provided that in the case of a third party property manager, such indictment is related to the Lafayette Gardens Property, or any director or officer of such parties. A Cash Management Trigger Event will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender; in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 45 days for the Lafayette Gardens Borrower or guarantor, or 120 days for the property manager, and the lender’s determination that such filing does not materially and adversely affect the obligations of the Lafayette Gardens Borrower, guarantor, or property manager under the related mortgage loan documents or management agreement, as applicable; in regard to clause (iii) above, the debt service coverage ratio for the trailing 12-month period, based on actual debt service due and payable during such period, being at least 1.15x for two consecutive calendar quarters; or in regard to clause (iv) above, (a) the dismissal of the applicable indictment, (b) the acquittal of each applicable person with respect to the related charge(s) or (c) as to the property manager, such property manager is replaced with a qualified manager under a replacement property management agreement.

A “Cash Sweep Trigger Event” will occur upon (i) an event of default, (ii) any bankruptcy action involving the Lafayette Gardens Borrower, the guarantor, or the property manager, or (iii) the debt service coverage ratio for the trailing 12-month period, based on actual debt service due and payable during such period, falling below 1.10x. A Cash Sweep Trigger Event will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender; in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 45 days for the Lafayette Gardens Borrower or guarantor, or 120 days for the property manager, and the lender’s determination that such filing does not materially and adversely affect the obligations of the Lafayette Gardens Borrower, guarantor, or property manager under the related mortgage loan documents or management agreement, as applicable; or in regard to clause (iii) above, the debt service coverage ratio for the trailing 12-month period, based on actual debt service due and payable during such period, being at least 1.15x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

Terrorism Insurance. The Lafayette Gardens Borrower is required to obtain and maintain property insurance, commercial general liability insurance and business income or rental loss insurance that covers foreign and domestic perils and acts of terrorism.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Shabsels Fee Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,350,000 66.6% 1.57x 7.4%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Shabsels Fee Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,350,000 66.6% 1.57x 7.4%

Shabsels Fee Portfolio II
1 Shops at Kanawha — Charleston, WV
2 Gravois Place — Fenton, MO
3 Southridge Village Shopping Center — Denton, TX
4 Shops at Walzem — San Antonio, TX
5 Hershey Medical Office — Hershey, PA
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THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Shabsels Fee Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,350,000 66.6% 1.57x 7.4%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Location:	Various
				General Property Type(2):	Other
Original Balance:	$21,350,000			Detailed Property Type(2):	Leased Fee
Cut-off Date Balance:	$21,350,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	2.7%			Year Built/Renovated:	Various/Various
Loan Purpose:	Refinance			Size:	414,802 SF
Borrower Sponsors:	Michael Shabsels; David Shabsels			Cut-off Date Balance per SF:	$51
Mortgage Rate:	4.6500%			Maturity Date Balance per SF:	$51
Note Date:	2/25/2020			Property Manager(3):	Self-managed
First Payment Date:	4/6/2020
Maturity Date:	3/6/2030
Original Term to Maturity	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	0 months			Underwriting and Financial Information(4)
Prepayment Provisions(1):	LO (24); DEF (92); O (4)			Leased Fee		Look-Through
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI:	(a) $1,581,711	(b) $4,429,408
Additional Debt Type:	N/A			UW NOI Debt Yield:	(a) 7.4%	(b) 20.7%
Additional Debt Balance:	N/A			UW NOI Debt Yield at Maturity:	(a) 7.4%	(b) 20.7%
Future Debt Permitted (Type):	No (N/A)			UW NCF DSCR:	(a) 1.57x	(b) 4.02x
Reserves(5)				Most Recent NOI(6)(7):	$4,446,433 (Various)
Type	Initial	Monthly	Cap	2nd Most Recent NOI(6):	$3,957,811 (12/31/2018)
RE Tax:	$0	Springing	N/A	3rd Most Recent NOI(6):	$4,131,872 (12/31/2017)
Insurance:	$0	Springing	N/A	Most Recent Occupancy(8):	95.7% (1/29/2020)
Replacements:	$0	Springing	N/A	2nd Most Recent Occupancy(9):	N/A
TI/LC:	$0	Springing	N/A	3rd Most Recent Occupancy(9):	N/A
Charleston DMV Ground Rent Funds:	$580,000	$0	N/A	Appraised Value (as of):	$32,070,000 (Various)
Environmental Reserve:	$18,750	$0	N/A	Cut-off Date LTV Ratio(10):	(a) 66.6%	(b) 40.6%
Ground Rent Funds:	$104,097	$0	N/A	Maturity Date LTV Ratio(10):	(a) 66.6%	(b) 40.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$21,350,000	100.0%	Loan Payoff:	$18,502,579	86.7%
			Reserves:	$702,847	3.3%
			Closing Costs:	$242,343	1.1%
			Return of Equity:	$1,902,231	8.9%
Total Sources:	$21,350,000	100.0%	Total Uses:	$21,350,000	100.0%

(1)	See “Release of Property” below for further discussion of partial release conditions.
(2)	The Shabsels Fee Portfolio II Mortgage Loan (as defined below) is secured by the borrowers’ fee simple interest in five land parcels (collectively, the “Shabsels Fee Portfolio II Properties”), which are improved by four retail buildings and one office building (collectively, the “Improvements”) located across West Virginia, Texas, Missouri and Pennsylvania.
(3)	The Shabsels Fee Portfolio II Properties are managed by the ground lessees. The ground lessees have retained Lexington Realty International, LLC as property manager for the Gravois Place property, the Southridge Village Shopping Center property, the Shops at Walzem property and the Hershey Medical Office property, and Simpson Properties, Inc. as property manager for the Shops at Kanawha Property.
(4)	Underwriting and Financial Information is based on (a) the annual ground lease payment due under the ground lease over the next 10-year period as described below under “The Property,” and (b) the underwritten “look-through” of Improvements (non-collateral) net operating income of $4,429,408, as described below under “Operating History and Underwritten Net Cash Flow”.
(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(6)	The borrower sponsors acquired the fee simple interest of the Shabsels Fee Portfolio II Properties in December 2019. The Shabsels Fee Portfolio II Properties (collateral) and the Improvements (non-collateral) were subsequently bifurcated and the five ground leases commenced at various dates between September 2019 and January 2020. Historical NOI performance is based on the “look-through” of the Improvements (non-collateral) net operating income under seller-management, as described below under “Operating History and Underwritten Net Cash Flow”.
(7)	Most Recent NOI is as of the trailing 12-month period ending May 31, 2019 for the Southridge Village Shopping Center property, the trailing 12-month period ending June 30, 2019 for the Shops at Kanawha property, the Gravois Place property and the Shops at Walzem property, and the trailing 12-month period ending July 31, 2019 for the Hershey Medical Office property.
(8)	Most Recent Occupancy is based on the “look-through” of the Improvements (non-collateral) physical occupancy.
(9)	The borrower sponsors acquired the fee simple interest of the Shabsels Fee Portfolio II Properties in December 2019. As such, prior historical occupancy is not available.
(10)	Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on the Shabsels Fee Portfolio II Mortgage Loan and the aggregate of (a) the “as-is” leased fee value of $32,070,000 and (b) the “as-is” fee simple value of $52,640,000.

The Mortgage Loan. The tenth largest mortgage loan (the “Shabsels Fee Portfolio II Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $21.35 million, which is secured by a first priority fee mortgage encumbering the land beneath four retail buildings and one office building, all of which land is encumbered by five individual ground leases totaling 414,802 SF located across West Virginia, Texas, Missouri and Pennsylvania. The Improvements are not collateral for the Shabsels Fee Portfolio II Mortgage Loan. The ground lessees hold title to the Improvements

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Shabsels Fee Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,350,000 66.6% 1.57x 7.4%

during the terms of the ground leases, while each Shabsels Fee Portfolio II Borrower has a reversionary interest in the related Improvements upon expiration of the applicable ground lease terms. However, since the Improvements have been 100.0% leased to the ground lessee pursuant to the ground leases, the Shabsels Fee Portfolio II Borrowers will only receive the rental income from the ground leases and not from the operation of any of the Improvements. Therefore, the Improvements are not collateral for the Shabsels Fee Portfolio II Mortgage Loan for so long as the ground leases are in place.

Prior to loan origination, the Shabsels Fee Portfolio II Properties (collateral) and the Improvements (non-collateral) were bifurcated and five newly created 99-year ground leases were executed. Simultaneously with the origination of the Shabsels Fee Portfolio II Mortgage Loan, five mortgage loans in the aggregate amount of approximately $28.6 million, secured by the Improvements (non-collateral), (collectively, the “Leasehold Mortgage Loan”) were provided by various local and regional banks to the borrower sponsors. The Leasehold Mortgage Loan is guaranteed by personal guaranties from Michael Shabsels and David Shabsels, and requires payments on a 20-year amortization schedule with the exception of Gravois Place, which requires payments on a 25-year amortization schedule. At loan origination, proceeds of the Shabsels Fee Portfolio II Mortgage Loan were utilized to repay existing debt of approximately $18.5 million (which was originally collateralized by the fee simple interest of the Shabsels Fee Portfolio II Properties), pay closing costs, fund reserves, and return equity to the borrower sponsors.

The Borrowers and the Borrower Sponsors. The borrowers are Milton 7650 FM 78 LLC, Milton 2434 South I-35 LLC, Milton 1135 East Chocolate Avenue LLC, Milton 635 Gravois Road LLC and Milton 507 MacCorkle Avenue LLC (collectively, the “Shabsels Fee Portfolio II Borrowers”), each a Delaware limited liability company structured to be bankruptcy remote with one independent director in its organizational structure. The borrower sponsors and non-recourse carveout guarantors for the Shabsels Fee Portfolio II Mortgage Loan are Michael Shabsels and David Shabsels. Affiliates of the borrower sponsors also hold the leasehold interest in the Improvements. The borrower sponsors own and operate 26 businesses, primarily in the Northeast. The Shabsels Fee Portfolio II Borrowers are 99.0% owned by Oak Tree Property Trust, which is a trust for the benefit of the children of Michael Shabsels and David Shabsels and 1% owned by Leeton Real Estate Inc.

The Properties. The Shabsels Fee Portfolio II Properties consist of five land parcels containing four anchored retail centers and one suburban office building totaling 414,802 SF located across West Virginia, Texas, Missouri and Pennsylvania. The collateral does not include the Improvements constructed on such parcels of land.

At loan origination, the Improvements were encumbered by five, 99-year ground leases with affiliates of the Shabsels Fee Portfolio II Borrowers, which commenced between September 2019 and January 2020 and expire between September 2118 and January 2119, with no renewal options. The ground leases are absolute net and structured with flat rental payments for the first 10 years of the ground lease term. Rental payments step up in the 11th year by an amount equal to the rent which would be in place if rent had stepped annually at a rate equal to the greater of (i) 1.95% or (ii) CPI over each year throughout the first 10 years of the lease term (the “Target Ground Rent”). The ground rent resets to the Target Ground Rent once every 10 years, beginning in the 11th year. The ground rent also increases by 10.14% once every 10 years, beginning in the 16th year.

The following tables present certain information relating to the Shabsels Fee Portfolio II Properties:

Portfolio Summary
Property	Leaseholder Owner	Ground Lease Expiration	Leased Fee UW NOI(1)	% of UW NOI	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value
Shops at Kanawha	Milton 507 MacCorkle Avenue LLC	9/29/2118	$585,800	37.0%	$7,907,000	37.0%	$11,600,000
Gravois Place	Milton 635 Gravois Road LLC	11/26/2118	$332,304	21.0%	$4,485,000	21.0%	$6,600,000
Southridge Village Shopping Center	Milton 2434 South I-35 LLC	1/6/2119	$301,455	19.1%	$4,069,000	19.1%	$6,670,000
Shops at Walzem	Milton 7650 FM 78 LLC	11/26/2118	$191,327	12.1%	$2,583,000	12.1%	$3,800,000
Hershey Medical Office	Milton 1135 East Chocolate Avenue LLC	1/6/2119	$170,825	10.8%	$2,306,000	10.8%	$3,400,000
Total			$1,581,711	100.0%	$21,350,000	100.0%	$32,070,000

Source: Appraisals

(1)	Based on the average ground rent over the loan term.

Look-Through Portfolio Summary
Property	City, State	Property Type/Subtype	NRA (SF)(1)	% NRA	Year Built/ Renovated	Occ. %(1)	Look- Through UW NOI	% of UW NOI	As Is Fee Simple Appraised Value(2)
Shops at Kanawha	Charleston, WV	Retail/Anchored	160,574	38.7%	1984/2011	92.7%	$1,772,640	40.0%	$20,000,000
Gravois Place	Fenton, MO	Retail/Anchored	86,931	21.0%	1986/2007	100.0%	$868,424	19.6%	$10,520,000
Southridge Village Shopping Center	Denton, TX	Retail/Anchored	75,570	18.2%	1984/N/A	100.0%	$779,602	17.6%	$10,220,000
Shops at Walzem	San Antonio, TX	Retail/Anchored	55,526	13.4%	1996/2007	90.3%	$585,945	13.2%	$6,600,000
Hershey Medical Office	Hershey, PA	Office/Suburban	36,201	8.7%	1973/2017	97.5%	$422,796	9.5%	$5,300,000
Total/Wtd. Avg.			414,802	100.0%		95.7%	$4,429,408	100.0%	$52,640,000

Source: Appraisals

(1)	Information is based on the underwritten rent roll.
(2)	The As Is Fee Simple Appraised Value assumes the properties are unencumbered by the ground leases.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Shabsels Fee Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,350,000 66.6% 1.57x 7.4%

Shops at Kanawha (38.7 % of NRA; 37.0% of ALA) – The Shops at Kanawha property is a 160,574 SF anchored retail center located in Charleston, West Virginia. The Shops at Kanawha property was built in 1984, renovated in 2011 and consists of one building situated on a 17.8-acre site with 952 parking spaces (5.9 spaces per 1,000 SF). As of January 29, 2020, the Shops at Kanawha property was 92.7% leased to 20 tenants. The Shops at Kanawha property is anchored by the Department of Motor Vehicles (“DMV”) and shadow-anchored by Kroger (Moody’s: Baa1) and Gabriel Brothers and is adjacent to a vacant 80,000 SF building previously occupied by Elder Beerman. The largest tenant, DMV (48.6% of property NRA; 52.8% of property underwritten base rent), occupies 78,106 SF under leases guaranteed by the State of West Virginia (Moody’s: Aa3). DMV has been at the Shops at Kanawha property since 2003 with an initial lease for 10,387 SF of its current space at a current base rent of $15.15 PSF expiring in December 2022. DMV subsequently executed a lease for 58,141 SF in August 2009, with expansions into a 4,350 SF suite effective March 2010, and a 1,228 SF suite effective June 2015. DMV’s current base rent is $14.20 PSF for these three suites. DMV also executed a lease for 4,000 SF in September 2010 with a subsequent extension in April 2019, at a current base rent of $10.00 PSF, which increases to $10.62 PSF in September 2020, expiring in August 2030. DMV has the right to terminate its lease, including any extensions or renewals thereof, with 30 days’ notice and such notice being given at least 30 days prior to the last day of the succeeding month. Additional tenants at the Shops at Kanawha property include Dollar Tree (Moody’s: Baa3), Shoe Show, Inc., Ross Medical Education Center, China Buffet and Anytime Fitness. The Kroger, Gabe’s, the 80,000 SF building previously occupied by Elder Beerman (currently occupied by short-term temporary tenants), and an Applebee’s outparcel, are subject to reciprocal easement agreements and contribute to common area maintenance expenses. Gabriel Brothers currently pays $43,225 per year, Kroger currently pays $3,865 per year, and the vacant Elder Beerman pays $36,000, while Applebee’s pays $2,280 per year, increasing to $2,508 per year, effective as of October 1, 2024. Due to active co-tenancy provisions related to a former shadow anchor, Elder Beerman, vacating its space in August 2018, Shoe Show, Inc. has been paying reduced rent equal to 5% of sales until September 1, 2020, at which time the tenant is required to either revert back to its base rent of 8% of sales ($102,000 or $11.30 PSF) or terminate its lease with 30 days’ notice. Shoe Show, Inc. is underwritten to its current reduced rent of $63,750 ($7.06 PSF).

Gravois Place (21.0% of NRA; 21.0% of ALA) – The Gravois Place property is an 86,931 SF anchored retail center located in Fenton, Missouri. The Gravois Place property was built in 1986, renovated in 2007 and consists of one building situated on an 8.4-acre site with 405 parking spaces (4.7 spaces per 1,000 SF). As of January 29, 2020, the Gravois Place property was 100.0% occupied by three tenants. The Gravois Place property is anchored by Gold’s Gym (47.9% of property NRA; 65.0% of property underwritten base rent). Gold’s Gym currently occupies 41,624 SF and has been at the Gravois Place property since 2006, and most recently executed its lease in November 2019, with a current base rent of $15.00 PSF expiring in November 2034 and has three, five-year renewal options remaining. The second largest tenant, Sky Zone (31.3% of property NRA; 18.4% of property underwritten base rent), occupies 27,195 SF and has been at the Gravois Place property since 2015 with a current base rent of $6.50 PSF expiring in September 2025 and has two, five-year renewal options remaining. The third largest tenant, St. Vincent DePaul Society (20.8% of property NRA; 16.6% of property underwritten base rent), occupies 18,112 SF and has been at the Gravois Place property since 2015 with a current base rent of $8.80 PSF, expiring in October 2023 and has two, five-year renewal options remaining.

Southridge Village Shopping Center (18.2% of NRA; 19.1% of ALA) – The Southridge Village Shopping Center property is a 75,570 SF anchored retail center located in Denton, Texas. The Southridge Village Shopping Center property was built in 1984 and consists of one building situated on a 6.0-acre site with 279 parking spaces (3.7 spaces per 1,000 SF). As of January 29, 2020, the Southridge Village Shopping Center property was 100.0% leased to three tenants. The largest tenant, Altitude Trampoline Park (44.4% of property NRA; 50.9% of property underwritten base rent), occupies 33,530 SF and has been at the property since 2016 with a current base rent of $13.00 PSF expiring in January 2026 and has two, five-year renewal options remaining. The second largest tenant, Dirt Cheap (33.1% of property NRA; 29.2% of property underwritten base rent), occupies 25,000 SF and has been at the property since 2018 with a current base rent of $10.00 PSF expiring in October 2023 and has two, five-year renewal options remaining. The third largest tenant, Planet Fitness (22.5% of property NRA; 19.9% of property underwritten base rent), occupies 17,040 SF and has been at the property since 2018 with a current base rent of $10.00 PSF, expiring in March 2028 and has two, five-year renewal options remaining.

Shops at Walzem (13.4% of NRA; 12.1% of ALA) – The Shops at Walzem property is a 55,526 SF anchored retail center located in San Antonio, Texas. The Shops at Walzem property was built in 1996, renovated in 2007 and consists of one building situated on a 6.9-acre site with 337 parking spaces (6.1 spaces per 1,000 SF). As of January 29, 2020, the Shops at Walzem property was 90.3% leased to four tenants. The Shops at Walzem property is anchored by Gold’s Gym (77.3% of property NRA; 81.3% of property underwritten base rent). Gold’s Gym has been at the Shops at Walzem property since 2007, and most recently extended its lease in November 2019, with a current base rent of $11.75 PSF, expiring in November 2034 and has four, five-year renewal options remaining.

Hershey Medical Office (8.7% of NRA; 10.8% of ALA) – The Hershey Medical Office property is a 36,201 SF suburban office property located in Hershey, Pennsylvania. The Hershey Medical Office property was built in 1973, renovated in 2017 and consists of one building situated on a 2.1-acre site with 165 parking spaces (4.6 spaces per 1,000 SF). As of January 29, 2020, the Hershey Medical Office property was 97.5% leased to five tenants. The largest tenant, Penn Med (65.8% of property NRA; 69.8% of property underwritten base rent), occupies 23,812 SF across six suites. Penn Med has been at the Hershey Medical Office property since 2017 with an initial lease for 14,931 SF of its current space at a current base rent of $18.50 PSF expiring in March 2022 and has five, one-year renewal options remaining. Penn Med subsequently executed a lease for 8,881 SF in December 2017 at a current base rent of $19.00 PSF, expiring in March 2021 and has one, five-year renewal option remaining.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Shabsels Fee Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,350,000 66.6% 1.57x 7.4%

The following table presents a summary regarding the largest tenants of the Improvements at the Shabsels Fee Portfolio II Properties:

Improvements Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Property	Tenant SF	% of SF	Annual UW Base Rent	% of Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Gold's Gym	NR/NR/NR	Various(4)	84,550	20.4%	$1,128,741	21.8%	$13.35	11/30/2034
Department of Motor Vehicles(5)	NR/Aa3/NR	Shops at Kanawha	78,106	18.8%	$1,104,653	21.4%	$14.14	Various(6)
Altitude Trampoline Park	NR/NR/NR	Southridge Village Shopping Center	33,530	8.1%	$435,890	8.4%	$13.00	1/31/2026
Sky Zone	NR/NR/NR	Gravois Place	27,195	6.6%	$176,768	3.4%	$6.50	9/1/2025
Dirt Cheap	NR/NR/NR	Southridge Village Shopping Center	25,000	6.0%	$250,000	4.8%	$10.00	10/31/2023
Penn Med	NR/NR/NR	Hershey Medical Office	23,812	5.7%	$444,963	8.6%	$18.69	Various(7)
St. Vincent DePaul Society	NR/NR/NR	Gravois Place	18,112	4.4%	$159,359	3.1%	$8.80	10/31/2023
Planet Fitness	NR/NR/NR	Southridge Village Shopping Center	17,040	4.1%	$170,400	3.3%	$10.00	3/31/2028
Dollar Tree	NR/Baa3/BBB-	Shops at Kanawha	10,058	2.4%	$146,344	2.8%	$14.55	8/31/2024
Total			317,403	76.5%	$4,017,116	77.7%	$12.66
Other Tenants			79,372	19.1%	$1,151,164	22.3%	$14.50
Vacant			18,027	4.3%	$0	0.0%	$0.00
Total/Wtd. Avg.			414,802	100.0%	$5,168,280	100.0%	$13.03

(1)	Information is based on the underwritten rent roll of the Improvements. Ground rent payments are not tied to, and are due regardless of, look-through tenant occupancy or rent.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.
(4)	Gold’s Gym is a tenant at the Shops at Walzem property (42,926 SF; $504,381 in Annual UW Base Rent) and the Gravois Place property (41,624 SF; $624,360 in Annual UW Base Rent).
(5)	DMV has the right to terminate its lease, including any extensions or renewals thereof, with 30 days’ notice and such notice being given at least 30 days prior to the last day of the succeeding month.
(6)	DMV has various lease expiration dates: (i) 10,387 SF with a lease expiration date of December 31, 2022, (ii) 63,719 SF with a lease expiration date of February 28, 2029 and (iii) 4,000 SF with a lease expiration date of August 31, 2030.
(7)	Penn Med has various lease expiration dates: (i) 8,881 SF with a lease expiration date of March 31, 2021 and (ii) 14,931 SF with a lease expiration date of March 31, 2022.

The following table presents certain information relating to the lease rollover of the Improvements at the Shabsels Fee Portfolio II Properties:

Improvements Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	3	4,590	1.1%	1.1%	$16.63	$76,330	1.5%	1.5%
2021	6	19,929	4.8%	5.9%	$15.82	$315,362	6.1%	7.6%
2022	11	41,264	9.9%	15.9%	$16.66	$687,283	13.3%	20.9%
2023	8	61,934	14.9%	30.8%	$11.55	$715,582	13.8%	34.7%
2024	5	22,915	5.5%	36.3%	$14.10	$323,021	6.3%	41.0%
2025	2	30,779	7.4%	43.7%	$7.68	$236,232	4.6%	45.5%
2026	2	42,555	10.3%	54.0%	$11.74	$499,640	9.7%	55.2%
2027	0	0	0.0%	54.0%	$0.00	$0	0.0%	55.2%
2028	1	17,040	4.1%	58.1%	$10.00	$170,400	3.3%	58.5%
2029	3	63,719	15.4%	73.5%	$14.20	$904,810	17.5%	76.0%
2030	2	7,500	1.8%	75.3%	$14.78	$110,880	2.1%	78.2%
2031 & Beyond	2	84,550	20.4%	95.7%	$13.35	$1,128,741	21.8%	100.0%
Vacant(4)	0	18,027	4.3%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	45	414,802	100.0%		$13.03	$5,168,280	100.0%

(1)	Information is based on the underwritten rent roll of the Improvements. Ground rent payments are not tied to, and are due regardless of, look-through tenant occupancy or rent.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases, which are not considered in the lease rollover schedule.
(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The Shabsels Fee Portfolio II Properties are located in Charleston, West Virginia (37.0% of ALA, 38.7% of NRA), Fenton, Missouri (21.0% of ALA, 21.0% of NRA), Denton, Texas (19.1% of ALA, 18.2% of NRA), San Antonio, Texas (12.1% of ALA, 13.4% of NRA), and Hershey, Pennsylvania (10.8% of ALA, 8.7% of NRA).

Charleston, West Virginia – The Shops at Kanawha property is located along Kanawha River, approximately 5.2 miles southeast of downtown Charleston. Access to the Shops at Kanawha property is provided by Interstate 64, Interstate 77, US Highway Route 60 and US Highway Route 61. Located along MacCorkle Avenue, a thoroughfare with many retail and commercial properties, the Shops at Kanawha Property is one of the major

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Shabsels Fee Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,350,000 66.6% 1.57x 7.4%

shopping centers in the area, according to the appraisal. The Shops at Kanawha property is adjacent to an office building leased by the Department of Environmental Protection and West Virginia Public Employees Insurance Agencv, and across the highway from a Lowe’s Home Improvement. Retailers along MacCorkle Avenue including Drug Emporium, Piggly Wiggly Grocery, CVS Pharmacy, and Rite Aid, as well as numerous convenience stores, restaurants, service retailers, schools, parks, and banks, while hotels include Holiday Inn Express, Country Inn & Suites, and Days Inn. Due to the topography of Charleston, commercial development has been concentrated on the flats between the Kanawha River and the mountains that rise up a short distance from its banks. New supply is limited by the availability of flat land in the area. At the intersection of MacCorkle Avenue and Interstate Highway 64, 0.4 miles from the Shops at Kanawha property, the average daily traffic count is 35,188 vehicles, according to a third party market research report. The Shops at Kanawha property is located in the Greater Charleston submarket, which has inventory of approximately 4.1 million SF of retail space and as of January 2020, had vacancy and asking rent of 1.9% and $11.95 PSF, respectively.

Fenton, Missouri – The Gravois Place property is located approximately 19.1 miles southwest of downtown St. Louis, Missouri. Access to the Gravois Place property is provided by Interstate 270, Interstate 44, and State Route 141. Located along Gravois Road, a commercial thoroughfare, within one mile of several community and neighborhood retail centers. Immediately across Gravois Road from the Gravois Place property is Fenton Place, a neighborhood retail center anchored by ALDI. Adjacent to the Gravois Place property is Hoods Discount Home Center and O’Reilly Auto Parts. Several outparcel retailers/restaurants surround the Gravois Place property including FedEx Office, KFC, Taco Bell, Hardee’s, and Boost Mobile. Immediately south of the Gravois Place property along State Route 141 is a Walmart Supercenter anchored retail center with such national and regional retailers as Gordmans, At Home, Big Lots, and Sears Outlet. Additional retailers along State Route 141 include Lowe’s Home Improvement, Target, Kohl’s, Best Buy, Barnes & Noble, Old Navy, Pottery Barn, Regal Cinemas, T.J. Maxx, Petco, Michaels, and JCPenney. At the intersection of State Route 141 and Fenton Park Mall, 0.2 miles from the Gravois Place property, the average daily traffic count is 53,506 vehicles, according to a third party market research report. The Gravois Place property is located in the Southwest County submarket, which has inventory of approximately 9.8 million SF of retail space and as of January 2020, had vacancy and asking rent of 3.8% and $16.34 PSF, respectively.

Denton, Texas – The Southridge Village Shopping Center property is located in the southern portion of Denton, Texas, approximately 37.8 miles northeast of Fort Worth and 37.1 miles northwest of Dallas. Access to the Southridge Village Shopping Center property is provided by Interstate 35E, Interstate 377, and US Highway 380. The Southridge Village Shopping Center property is located immediately south of the intersection of Interstate 38E and Loop 288. Directly adjacent to the intersection is Golden Triangle Mall, a major regional mall anchored by Macy’s, Dillard’s, H&M, and JCPenney. At the intersection of Interstate 35E and Lillian Miller Parkway, 0.2 miles from the Southridge Village Shopping Center property, the average daily traffic count is 105,248 vehicles, according to a third party market research report. Additional national retailers in the area include Target, The Home Depot, Walmart Supercenter, Lowe’s Home Improvement, Hobby Lobby, Big Lots, Harbor Freight Tools, Bed Bath & Beyond, PetSmart, Party City, and Burlington, as well as numerous automobile dealerships. The Medical City Denton Hospital, 1.6 miles southeast of the Southridge Village Shopping Center property, is one of 16 North Texas hospitals within the Medical City Healthcare System, which employs over 17,000 staff, including over 4,400 physicians and 6,000 nurses. The hospital has approximately 136,000 patient admissions, 1.3 million outpatient visits, 540,000 emergency room visits, and 117,000 surgeries annually, generating a $2.0 billion economic impact to the local economy. The University of North Texas, 3.0 miles northwest of the Southridge Village Shopping Center property, has an enrollment of over 38,100 students as of Fall 2020, and offers 106 bachelor’s, 88 master’s, and 36 doctoral degree programs. The Southridge Village Shopping Center property is located in the Denton submarket, which has inventory of approximately 8.7 million SF of retail space and as of January 2020, had vacancy and asking rent of 3.8% and $17.23 PSF, respectively.

The following table presents certain market and demographic information with respect to the Shabsels Fee Portfolio II Properties:

Market and Demographics Summary
		5 Mile Radius
Property Name	NRA (SF)(1)	Population(2)	Avg Household Income(2)	Improvements UW Base Rent PSF(1)	Submarket Rent PSF(2)	Improvements Occ. %(1)	Submarket Occ. %(2)
Shops at Kanawha	160,574	34,517	$76,558	$14.06	$11.95	92.7%	98.1%
Gravois Place	86,931	132,387	$107,295	$11.05	$16.34	100.0%	96.2%
Southridge Village Shopping Center	75,570	121,414	$76,396	$11.33	$17.23	100.0%	96.2%
Shops at Walzem	55,526	197,424	$71,923	$12.37	$15.53	90.3%	95.3%
Hershey Medical Office	36,201	55,201	$97,554	$18.07	$17.15	97.5%	94.9%
Total/Wtd. Avg.	414,802	94,471	$84,182	$13.03	$14.76	95.7%	96.7%

(1)      Information is based on the underwritten rent roll.

(2)      Based on various third party market research reports.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Shabsels Fee Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,350,000 66.6% 1.57x 7.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Shabsels Fee Portfolio II Properties:

Cash Flow Analysis
	In Place Contractual Ground Rent	Year 11 Contractual Ground Rent	UW Ground Rent(1)
Base Rent	$1,570,000	$1,868,034	$1,581,711
Total Gross Potential Income	$1,570,000	$1,868,034	$1,581,711
Less: Vacancy	$0	$0	$0
Effective Gross Income	$1,570,000	$1,868,034	$1,581,711
Total Expenses	$0	$0	$0
Net Operating Income	$1,570,000	$1,868,034	$1,581,711
Net Cash Flow	$1,570,000	$1,868,034	$1,581,711

(1)	Reflects average ground rent payment over a 10-year period. At loan origination, the Improvements are encumbered by five absolute net 99-year ground leases, with an initial aggregate ground rent of approximately $1.6 million.

The following table presents certain information relating to the net cash flow of the non-collateral Improvements:

Look-Through of the Improvements (Non-Collateral)
	2016	2017	2018	TTM(1)	UW Look-Through	UW PSF
Base Rent(2)	$4,123,319	$4,867,684	$4,710,021	$5,203,315	$5,440,623	$13.12
Total Recoveries	$820,770	$924,443	$782,620	$1,090,749	$1,288,971	$3.11
Other Income	$94,899	$68,716	$123,750	$122,034	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($483,863)	($1.17)
Effective Gross Income	$5,038,988	$5,860,843	$5,616,391	$6,416,098	$6,245,732	$15.06
Total Expenses	$1,665,830	$1,728,971	$1,658,580	$1,969,666	$1,816,324	$4.38
Net Operating Income	$3,373,158	$4,131,872	$3,957,811	$4,446,433	$4,429,408	$10.68
Capital Expenditures	$0	$0	$0	$0	$130,089	$0.31
TI/LC	$21,075	$17,575	$17,575	$0	$256,942	$0.62
Net Cash Flow	$3,352,083	$4,114,297	$3,940,236	$4,446,433	$4,042,376	$9.75

Occupancy %(3)	NAV	NAV	NAV	95.5%	92.8%
NOI DSCR	3.35x	4.10x	3.93x	4.42x	4.40x
NCF DSCR	3.33x	4.09x	3.91x	4.42x	4.02x
NOI Debt Yield	15.8%	19.4%	18.5%	20.8%	20.7%
NCF Debt Yield	15.7%	19.3%	18.5%	20.8%	18.9%

(1)	TTM represents the trailing 12-month period ending May 31, 2019 for the Southridge Village Shopping Center property, the trailing 12-month period ending June 30, 2019 for the Shops at Kanawha property, the Gravois Place property and the Shops at Walzem property, and the trailing 12-month period ending July 31, 2019 for the Hershey Medical Office property.
(2)	UW Base Rent includes (i) contractual rent steps through March 2021 totaling $34,821, (ii) straight line rent for investment grade tenant, DMV through its remaining lease term, totaling $20,131 and (iii) vacancy gross up totaling $252,212.
(3)	UW Occupancy % is based on the economic vacancy of 7.2%. As of January 29, 2020, the Shabsels Fee Portfolio II Properties were 95.7% occupied. The borrower sponsors acquired the fee simple interest of the Shabsels Fee Portfolio II Properties in December 2019. As such, prior historical occupancy is not available.

Escrows and Reserves. At loan origination, the Shabsels Fee Portfolio II Borrowers escrowed $580,000 for ground rent related to the Shops at Kanawha property (which may be applied to pay such ground rent if the DMV terminates its lease), $104,097 for ground rent related to all the Shabsels Fee Portfolio II Properties, and $18,750 for environmental remedial measures at the Shops at Kanawha property. The Shabsels Fee Portfolio II Borrowers are required to escrow monthly (i) 1/12 of the annual estimated tax payments, (ii) 1/12 of the annual estimated insurance premiums, (iii) $10,716 for replacement reserves, and (iv) $34,567 for rollover funds. Notwithstanding the foregoing, for so long as (i) the Tax Waiver Conditions and/or Insurance Waiver Conditions (each as defined below) are satisfied, the amount of the monthly tax deposit and/or monthly insurance deposit, as applicable, will be waived, and (ii) the Reserves Waiver Conditions (as defined below) are satisfied, the Shabsels Fee Portfolio II Borrowers will not be required to make monthly payments under clause (iii) and (iv) above.

“Tax Waiver Conditions” means (i) no event of default has occurred or is continuing, (ii) each ground lease is in full force and effect, (iii) no Material Tenant Trigger Event (as defined below) has occurred or is continuing, (iv) no event of default under the ground lease has occurred or is continuing, (v) each ground lessee is obligated to directly pay taxes to the appropriate government authority, (vi) each Shabsels Fee Portfolio II Borrower or ground lessee pays all taxes prior to the due date, and (vii) the Shabsels Fee Portfolio II Borrowers provide to the lender reasonable evidence of such payments.

“Insurance Waiver Conditions” means (i) no event of default has occurred or is continuing, (ii) each ground lease is in full force and effect, (iii) no Material Tenant Trigger Event has occurred or is continuing, (iv) no event of default under the ground lease has occurred or is continuing, (v) each ground lessee is obligated to directly maintain insurance in accordance with the terms and conditions as specified within the related mortgage loan documents, (vi) each Shabsels Fee Portfolio II Borrower or ground lessee pays all insurance premiums prior to the due date, and (vii) the Shabsels Fee Portfolio II Borrowers provide to the lender reasonable evidence of such payments within five days of any such payment.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Shabsels Fee Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,350,000 66.6% 1.57x 7.4%

“Reserves Waiver Conditions” means (i) no event of default has occurred or is continuing, (ii) each ground lease is in full force and effect, (iii) no Material Tenant Trigger Event has occurred or is continuing, and (iv) no event of default under the ground lease has occurred or is continuing.

A “Material Tenant Trigger Event” will occur (i) if a Material Tenant gives notice of its intention to terminate or cancel or not to extend or renew its lease, (ii) if, on or prior to the date by which a Material Tenant is required under its lease to notify the Shabsels Fee Portfolio II Borrowers of its election to extend or renew such lease, such Material Tenant does not give such notice, (iii) on or prior to the date on which a Material Tenant is required under its lease to notify the Shabsels Fee Portfolio II Borrowers of its election to extend or renew its lease, if such Material Tenant fails to give such notice, (iv) if an event of default under a Material Tenant lease occurs and continues beyond any applicable notice and cure period, (v) if a bankruptcy action of a Material Tenant or guarantor of any Material Tenant lease occurs, (vi) if a Material Tenant lease is terminated or is no longer in full force and effect provided that with respect to any partial termination of a Material Tenant lease, such partial termination relates to a portion of the Material Tenant space (a) constituting 10% or more of the total rentable square footage at the applicable property or (b) requiring the payment of base rent that is 10% or more of the total in-place base rent at the applicable property (vii) if a Material Tenant “goes dark”, vacates, ceases to occupy or ceases to conduct business in the ordinary course at the Shabsels Fee Portfolio II Properties or a portion thereof constituting 10% or more of the total rentable square footage at the applicable property for a period in excess of 12 consecutive calendar months (other than temporary cessation of operations in connection with remodeling, renovation or restoration of their leased premises), or (viii) if any Material Tenant or lease guarantor is a government authority, (1) such Material Tenant or lease guarantor fails to timely procure sufficient funds to timely satisfy its obligations or (2) such Material Tenant or lease guarantor states in a public forum or otherwise admits in writing or gives notice to the applicable Shabsels Fee Portfolio II Borrower that it does not have sufficient funds to timely satisfy its obligations. A Material Tenant Trigger Event will end (a) with respect to clause (i) above, on the date that (1) the applicable Material Tenant revokes or rescinds all termination or cancellation notices, (2) the applicable Material Tenant lease is extended on terms satisfying the requirements of the related mortgage loan documents or (3) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, and such replacement tenant and its lease satisfy the requirements of the related mortgage loan documents, (b) with respect to clause (ii) above, (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the related mortgage loan documents or (2) the applicable Material Tenant space is leased to a replacement tenant, and such replacement tenant and its lease satisfy the requirements of the related mortgage loan documents, (c) with respect to clause (iii) above, on the date that (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the related mortgage loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, and such replacement tenant and its lease satisfy the requirements of the related mortgage loan documents, (d) with respect to clause (iv) above, after a cure of the applicable event of default, (e) with respect to clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (f) with respect to clause (vi) above, all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, and such replacement tenant and its lease satisfy the requirements of the related mortgage loan documents, (g) with respect to clause (vii) above, the Material Tenant re-commences its normal business operations at the applicable Shabsels Fee Portfolio II Property or a portion thereof constituting more than 10% of the total rentable square footage at the applicable property, or (h) with respect to clause (viii) above, the applicable Material Tenant or lease guarantor procures sufficient funds to timely satisfy its obligations.

A “Material Tenant” means (i) each ground lessee; (ii) with respect to any individual property that is encumbered by a ground lease, (a) any tenant that together with its affiliates or subtenants, either (1) leases no less than 15% of the total rentable square footage of the Shabsels Fee Portfolio II Properties or (2) accounts for no less than 15% of the total in-place base rent at the Shabsels Fee Portfolio II Properties; and (b) Department of Motor Vehicles; or (iii) with respect to any individual property with a ground lease that is no longer in full force and effect, any tenant that together with its affiliates or subtenants, either (1) leases no less than 10% of the total rentable square footage of the applicable property or (2) accounts for no less than 10% of the total in-place base rent at the applicable property.

Lockbox and Cash Management. The Shabsels Fee Portfolio II Mortgage Loan has a hard lockbox with springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). Pursuant to the related mortgage loan documents, during the continuance of a Cash Management Trigger Event, all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event has occurred and is continuing, to a Material Tenant excess cash reserve, (b) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing (but not a Material Tenant Trigger Event), to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to the Shabsels Fee Portfolio II Borrowers.

A “Cash Management Trigger Event” will occur upon (i) an event of default under the related mortgage loan documents, (ii) any bankruptcy action involving the Shabsels Fee Portfolio II Borrowers, the guarantor, or the property manager, (iii) the trailing 12-month period debt service coverage ratio falling below 1.35x (calculated on a look-through basis based on the underlying income and expenses of the Improvements), (iv) any indictment for fraud or misappropriation of funds by the Shabsels Fee Portfolio II Borrowers, the guarantors, or the affiliated property manager, or any director or officer of the aforementioned or (v) a Material Tenant Trigger Event. A Cash Management Trigger Event will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, if the filing is involuntary, the filing is discharged, stayed or dismissed within 45 days for the Shabsels Fee Portfolio II Borrowers, guarantor or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the obligations of the Shabsels Fee Portfolio II Borrowers, the guarantors, the key principal or the property manager under the related mortgage loan documents or management agreement, as applicable, in regard to clause (iii) above, the trailing 12-month debt service coverage ratio is at least 1.40x (calculated on a look-through basis based on the underlying income and expenses of the Improvements) for two consecutive calendar quarters, in regard to clause (iv) above, the dismissal of the applicable indictment with prejudice or the acquittal of the applicable person with respect to the related charge or the replacement of the property manager with a qualified manager pursuant to the related mortgage loan documents, or in regard to clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Event” will occur upon (i) an event of default under the related mortgage loan documents, (ii) any bankruptcy action of the Shabsels Fee Portfolio II Borrowers, the guarantors or the property manager, or (iii) the trailing 12-month period debt service coverage ratio falling below 1.25x (calculated on a look-through basis based on the underlying income and expenses of the Improvements). A Cash Sweep Event will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, the filing is discharged, stayed or dismissed within 45 days of such filing among other conditions for the Shabsels Fee Portfolio II Borrowers or the guarantors, and within 120 days for the property manager (or, solely with respect to the bankruptcy of the property manager, when the Shabsels Fee Portfolio II

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Shabsels Fee Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,350,000 66.6% 1.57x 7.4%

Borrowers have replaced the property manager with a qualified property manager acceptable to the lender), or in regard to clause (iii) above, the trailing 12-month debt service coverage ratio is at least 1.30x (calculated on a look-through basis based on the underlying income and expenses of the Improvements) for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). None. However, the leasehold interest of each ground lessee of the Shabsels Fee Portfolio II Properties has been mortgaged by such ground lessee as described above.

Mezzanine Loans and Preferred Equity. None.

Release of Property. After the lockout period and before December 6, 2029, the Shabsels Fee Portfolio II Borrower may obtain the release of one or more of the Shabsels Fee Portfolio II Properties, provided that, among other conditions, (i) no event of default under the related loan documents is continuing, (ii) the Shabsels Fee Portfolio II Borrower defeases the Shabsels Fee Portfolio II Mortgage Loan in an amount equal to 125% of the allocated loan amount for the applicable property being released (the “Release Amount”), (iii) the debt service coverage ratio for the remaining properties following the release based on the trailing 12 months is no less than the greater of (a) the debt service coverage ratio immediately preceding such release and (b) 1.57x, (iv) the loan-to-value ratio for the remaining properties following the release does not exceed the lesser of (a) the loan-to-value ratio immediately preceding such release and (b) 66.6%, (v) the debt yield (based on net cash flow) for the remaining properties following the release is no less than the greater of (a) the debt yield (based on net cash flow, calculated on a look-through basis based on the underlying income and expenses of the Improvements) immediately preceding such release and (b) 7.4%, and (vi) if, as of the date of its calculation, the ratio of (a) the sum of the outstanding principal amount of the Shabsels Fee Portfolio II Mortgage Loan as of the date of such calculation to (b) the fair market value of the Shabsels Fee Portfolio II Properties (the “REMIC LTV”) exceeds 125% immediately after the property being released, no release will be permitted unless the balance of the Shabsels Fee Portfolio II Mortgage Loan is paid down by the greater of (I) the Release Amount or (II) the least of the following amounts: (x) if the released property is sold, the net proceeds of the sale of the released property, (y) the fair market value of the released property at the time of such release, or (z) an amount such that the REMIC LTV after such release is not greater than the REMIC LTV of the Shabsels Fee Portfolio II Properties immediately prior to such release. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Prospectus.

Terrorism Insurance. The Shabsels Fee Portfolio II Borrowers are required to obtain and maintain or cause to be obtained and maintained property insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2020-C19
TRANSACTION CONTACT INFORMATION

UBS Securities LLC

David Schell	Tel. (212) 713-3375

Nicholas Galeone	Tel. (212) 713-8832

Siho Ham	Tel. (212) 713-1278

Deutsche Bank Securities, Inc.

Natalie Grainger	Tel. (212) 250-1254

Dan Penn	Tel. (212) 250-5149

Ryan Horvath	Tel. (212) 250-5149